Exhibit 10.3
Revolving Loan Facility
Senior Term Notes
Senior Subordinated Notes
Junior Subordinated Notes
Preferred Stock
Common Stock
Warrants to Purchase Common Stock

AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
by and among
IST ACQUISITIONS, INC.
IMAGING AND SENSING TECHNOLOGY CORPORATION AND
CERTAIN OF THE SUBSIDIARIES OF
IMAGING AND SENSING TECHNOLOGY CORPORATION
AS LOAN PARTIES
AND
AMERICAN CAPITAL FINANCIAL SERVICES, INC.
AS AGENT
and
THE PURCHASERS IDENTIFIED ON
ANNEX A HERETO
October 29, 2004

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AMENDED AND RESTATED NOTE AND EQUITY PURCHASE AGREEMENT
$15,000,000 Aggregate Principal Amount of Senior Term A Notes Due May 24, 2009
$7,500,000 Aggregate Principal Amount of Senior Term B Notes Due May 24, 2010
$4,000,000 Aggregate Principal Amount of Senior Term C Notes Due October 29, 2011
$7,500,000 Aggregate Principal Amount of Senior Subordinated Notes Due May 24, 2011
$1,250,000 Aggregate Principal Amount of Junior Subordinated Notes Due May 24, 2012
$5,250,000 Revolving Loan Facility
22,000 Shares Preferred Stock of Parent
10,000 Shares of Class B Common Stock of Parent
Warrants to Purchase 83,458 Shares
of Class B Common Stock of Parent
          THIS AMENDED AND RESTATED NOTE AND EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of October 29, 2004, is by and among IST ACQUISITIONS, INC., a Delaware corporation (“Parent”), IMAGING AND SENSING TECHNOLOGY CORPORATION, a New York corporation (“Borrower”), IST CONAX NUCLEAR, INC., a New York corporation, I.S. TECHNOLOGY de PUERTO RICO, INC., a Delaware corporation, IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP., a New York corporation, IST INSTRUMENTS, INC., a New York corporation, QUADTEK, INC., a Washington corporation (each a “Subsidiary” and collectively the “Subsidiaries” and together with Borrower and Parent, the “Loan Parties”), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a “Purchaser” and collectively, “Purchasers”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“ACFS”), as administrative and collateral agent for Purchasers (in such capacity “Agent”). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.
RECITALS
1. The parties hereto were party to a Note and Equity Purchase Agreement, dated as of May 24, 2004, as amended by Amendment No. 1 thereto, dated August 18, 2004 (the “Existing Purchase Agreement”), pursuant to which Parent and Borrower obtained financing from Purchasers by selling to Purchasers Senior Term A Notes, due May 24, 2009, for an aggregate amount of $15,000,000, Senior Term B Notes, due May 24, 2010, for an aggregate amount of $7,500,000, Senior Subordinated Notes, due May 24, 2011, for an aggregate amount of $7,500,000, and

Junior Subordinated Notes, due May 24, 2012, for an aggregate amount of $1,250,000 (collectively the “Original Notes”).
2. Purchasers have sold or contributed certain of such Notes to ACS Funding Trust I, a Delaware statutory trust, Wachovia Bank, National Association, a national banking association (“Wachovia”), and CoLTS Trust 2004-1, a Delaware Statutory trust (“CoLTS”).
3. Wachovia, by its execution hereof, ratifies and consents to Amendment No. 1 to the Existing Purchase Agreement.
4. Pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated May 24, 2004, by and between Parent and certain stockholders of Borrower (collectively, “Sellers”), Parent acquired by purchase from Sellers all of the issued and outstanding capital stock of Borrower (the “Acquisition”).
5. The Loan Parties sold the Original Notes to Purchasers in the aggregate amount of $31,250,000 for the purpose of financing the Acquisition.
6. The Loan Parties have entered into a revolving credit facility with Purchasers in the amount of $5,250,000 for the purpose of financing the Acquisition and providing working capital.
7. Parent has sold 22,000 shares of its Series A Redeemable Preferred Stock, $.001 par value (“Preferred Stock”), and 10,000 shares of its Class B Common Stock, $.001 par value (“Class B Common Stock”) to Purchasers.
8. In order to induce Purchasers to purchase the Preferred Stock and the Junior Subordinated Notes (as defined herein), Parent has issued and sold to Purchasers, in connection with the purchase of the Preferred Stock and the Junior Subordinated Notes, warrants exercisable for an aggregate of 81,589 and 1,869 shares of Class B Common Stock, respectively, subject to the terms and conditions set forth in this Agreement.
9. Pursuant to the Sale and Purchase Agreement of the Nuclear Business, dated of even date herewith, by and between IST Auxitrol Nuclear SAS, a wholly-owned subsidiary of Parent (“IST France”), and Auxitrol SA (“Auxitrol”), IST France has, concurrent herewith, acquired by purchase certain assets of Auxitrol (the “Auxitrol Acquisition”).
10. The Loan Parties, Purchasers and the Agent have agreed to amend and restate the Existing Purchase Agreement in connection with the Auxitrol Acquisition to provide for the purchase and sale of Senior Term C Notes to Purchasers for the purpose of financing the Auxitrol Acquisition, and to amend certain other terms of the Existing Purchase Agreement.
11. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Purchase Agreement or evidence payment of any such obligations and liabilities, that this Agreement amends and restates in its entirety the Existing Purchase Agreement, and that from and after the date hereof the Existing Purchase Agreement shall be of no further force or effect.

          NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:
ARTICLE 1
DEFINITIONS
          1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
          “ACAS” shall mean American Capital Strategies, Ltd., a Delaware corporation.
          “ACFS” shall have the meaning assigned to such term in the preamble hereto.
          “Additional Closing” shall mean the closing of the purchase and sale of the Additional Securities pursuant to this Agreement.
          “Additional Closing Date” shall have the meaning assigned to such term in Section 2.8(b) hereof.
          “Additional Securities” shall mean the Senior Term C Notes.
          “Advance Rates” shall have the meaning assigned to such term in Section 2.3(a) hereof.
          “Affiliate” shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control. Notwithstanding anything to the contrary herein, neither Purchasers nor any of their respective Affiliates shall be deemed to be Affiliates of the Loan Parties by virtue of the transactions contemplated in this Agreement.
          “Acquisition” shall have the meaning assigned to such term in the Recitals hereto.
          “Agent” shall have the meaning assigned to such term in the preamble hereto and any successor agent provided for hereunder.
          “Agreement” shall mean this Amended and Restated Note and Equity Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          “Amendment No. 1 to the Existing Purchase Agreement” shall mean that certain Amendment, dated August 18, 2004, to the Existing Purchase Agreement.
          “Appraised Value” shall mean the fair market value of a security on a control premium basis without discount for limitations on voting rights, minority interests, illiquidity or restrictions on transfer, as determined by an appraisal performed at the expense of Parent by any of (x) Houlihan, Lokey, Howard & Zukin, (y) Duff & Phelps or (z) Willamette Management Associates, or any successor to such firms, as Parent shall elect; provided that such appraiser shall be directed to determine the value of such securities as soon as practicable, but in no event later than thirty (30) days from the date of its selection and for such purposes all rights, options and warrants to subscribe for or purchase, and other securities convertible into or exchangeable for Common Stock of Parent shall be deemed to be exercised, exchanged or converted, and the underlying shares of Common Stock of Parent shall be deemed outstanding.
          “Auxitrol” shall have the meaning assigned to such term in the Recitals hereto.
          “Auxitrol Acquisition” shall have the meaning assigned to such term in the Recitals hereto.
          “Borrowing Base Certificate” shall have the meaning assigned to such term in Section 2.3(b) hereof.
          “Business” shall mean the principal business of the Loan Parties as set forth in Section 5.1(b) herein and as such shall continue to be conducted following the purchase and sale of the Securities.
          “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York or Maryland are authorized or required by law to close.
          “By-laws” shall mean the by-laws, partnership agreement, operating agreement or analogous instrument governing the operations of each of the Loan Parties, as applicable, including all amendments and supplements thereto.
          “Capital Expenditures” shall mean for any period of determination the sum of capital expenditures and payments under Capitalized Leases of the Loan Parties for such period determined and consolidated in accordance with GAAP.
          “Capitalized Leases” shall mean, with respect to any Person, leases of (or other agreements conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP (as defined in Section 1.2 hereof), either would be required to be classified and accounted for as capital leases on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.
          “Cash Flow Prepayments” shall have the meaning assigning to such term in Section 3.7(b) hereof.

          “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.
          “Change of Control” shall mean the occurrence of any of the following:
          (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Parent by Parent representing in the aggregate more than fifty percent (50%) of its issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Parent by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding voting securities of Parent on a fully diluted basis and the receipt of any consideration in connection therewith;
          (b) a merger, consolidation, reorganization, recapitalization or share exchange (whether or not the Parent is the surviving and continuing corporation) in which the stockholders of Parent immediately prior to such transaction own, as a result of and receive in exchange for securities of Parent owned by them (whether alone or together with cash, property or other securities), or the issuance by Parent of securities to stockholders of another Person or Persons in such transactions, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of Parent and Underlying Common Stock hold less than 50% of the capital stock, calculated on a Fully Diluted Basis, of the resulting corporation entitled to vote in the election of directors;
          (c) a sale, transfer or other disposition of 30% or more of the assets of the Loan Parties, on a consolidated basis;
          (d) any sale or issuance or series of sales or issuances of the Common Stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of Parent within a 12-month period that results in a transfer of more than 50% of the issued and outstanding shares of voting stock of Parent or a transfer of more than 50% of the voting power of Parent; and
          (e) the initial public offer of securities by Parent other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form.
          “Charter Documents” shall mean the Articles of Incorporation, Certificate of Incorporation, certificate of limited partnership, certificate of limited liability company, charter or analogous organic instrument filed with the appropriate Governmental Authorities of each of the Loan Parties, as applicable, including all amendments and supplements thereto.
          “Closing” shall mean the closing of the purchase and sale of the Original Securities pursuant to this Agreement.
          “Closing Date” shall have the meaning assigned to such term in Section 2.8(a) hereof.

          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, acknowledges the Liens of the Agent and waives any Liens held by such Person on such property and, in the case of any such agreement with a mortgagee or lessor, permits the Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.
          “CoLTS” shall have the meaning assigned to such term in the Recitals hereto.
          “Common Stock” shall mean the Class B Common Stock and Class A Common Stock of Parent, par value $.001 per share.
          “Condition” shall mean any condition that results in or otherwise relates to any Environmental Liabilities.
          “Controlled Group” shall mean the “controlled group of corporations” as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Loan Parties are a part from time to time.
          “Copyright Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Copyright.
          “Copyrights” shall mean all copyrights in published and unpublished works, and all applications, registrations and renewals relating thereto.
          “Covered Taxes” shall have the meaning assigned to such term in Section 3.9 hereof.
          “Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.
          “Debt to EBITDA Ratio” shall mean the ratio of (i) Indebtedness of the Loan Parties, on a consolidated basis, as of a particular Measurement Date, to (ii) the EBITDA for the Measurement Period ending on such Measurement Date.
          “Default” shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.
          “Demand Registration” shall have meaning assigned to such term in Section 12.2(a) hereof.

          “EBITDA” shall mean for any Measurement Period, without duplication, the total of the following for the Loan Parties on a consolidated basis, each calculated for such period: Net Income plus interest expense, plus taxes, plus depreciation, amortization and Management Fees, as adjusted by the Board of Directors of Parent for non-recurring charges.
          “Eligible Inventory” means Inventory of any Loan Party which meets each of the following requirements:
          (a) it (i) is subject to a perfected Lien in favor of the Agent and (ii) is not subject to any other assignment, claim or Lien;
          (b) it is salable;
          (c) it is in the possession and control of any Loan Party and it is stored and held in facilities owned by a Loan Party or, if such facilities are not so owned, the Agent is in possession of a Collateral Access Agreement with respect thereto;
          (d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;
          (e) it is not subject to any agreement which would restrict the Agent’s ability to sell or otherwise dispose of such Inventory;
          (f) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;
          (g) it is not “in transit” to any Loan Party or held by any Loan Party on consignment; provided, that Inventory at or in transit from foreign suppliers for which a Letter of Credit has been issued in support of such purchase shall be deemed eligible hereunder; and
          (h) the Agent shall not have determined in its discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.
Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.
          “Eligible Receivables” shall mean, with respect to any Loan Party, each Receivable of such Loan Party arising in the ordinary course of such Loan Party’s business and that Agent, in its sole reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time reasonably deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:
          (a) it arises out of a sale made by such Loan Party to an Affiliate of the Loan Party or to a Person controlled by an Affiliate of the Loan Party;

          (b) it is due or unpaid more than ninety (90) days after the original invoice date;
          (c) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
          (d) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;
          (e) the sale to the Customer is on a bill-and-hold unless the invoice is acknowledged by the Customer (provided that the value of such Receivables shall not exceed $50,000), guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
          (f) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;
          (g) except as permitted under subsection (e) of this definition, the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by such Loan Party and accepted by the Customer or the Receivable otherwise does not represent a final sale;
          (h) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;
          (i) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of any Loan Party or the Receivable is contingent in any respect or for any reason;
          (j) any Loan Party has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
          (k) except as permitted under subsection (e) of this definition, shipment of the merchandise or the rendition of services has not been completed;
          (l) any return, rejection or repossession of the merchandise has occurred;

          (m) such Receivable is not payable to such Loan Party;
          (n) Receivables with respect to which the Customer is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless such Loan Party is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; or
          (o) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.
          Notwithstanding the foregoing, the term Eligible Receivables shall include: (i) fifty percent (50%) of POC Receivables (up to a maximum of twenty percent (20%) of the Revolving Loan Commitment Amount); and (ii) eighty-five percent (85%) of the accounts receivable of IS&T Canada, Inc. (to the extent otherwise “Eligible Receivables”).
          “Environmental Laws” shall mean any Laws that address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.
          “Environmental Liabilities” shall mean any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:
          (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and
          (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.
          The term “Environmental Liabilities” includes: (i) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys’ and consultants’ fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.
          “EPA” shall mean the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.
          “Event of Default” shall mean any of the events of default described in Section 8.1 hereof.
          “Excess Cash Flow” shall mean for any Measurement Period, on a consolidated basis, calculated in accordance with GAAP: (a) EBITDA for such Measurement Period, minus (b) the sum of (i) Capital Expenditures made by the Loan Parties during such period in cash; (ii) scheduled principal payments made by the Loan Parties with respect to Indebtedness; (iii) amounts paid in cash by the Loan Parties during such period for taxes and interest; (iv) net changes in working capital of the Loan Parties and (v) amounts paid in cash by the Loan Parties during such period with respect to any Capitalized Leases.
          “Executive Officer” shall mean the president or the chief financial officer of the Borrower and Parent.
          “Existing Purchase Agreement” shall have the meaning assigned to such term in the Recitals hereto.
          “Fair Market Value” of a security shall mean (i) if determined in connection with a sale of substantially all of the assets of or securities issued by Parent to an unrelated third party, the value to be realized by the holder of the security as a result thereof, (ii) otherwise, if available, the Market Price thereof, and (iii) otherwise, if Market Price is not available, the Appraised Value.
          “Financial Projections” shall have the meaning assigned to such term in Section 5.1(c)(ii) hereof.
          “Financial Statements” shall have the meaning assigned to such term in Section 5.1(c)(i) hereof.
          “Financing Statements” shall have the meaning assigned to such term in Section 4.1(c) hereof.
          “First Amendment to Intercreditor and Subordination Agreement” shall mean the Amendment, dated as of October 29, 2004, to the Intercreditor and Subordination Agreement, dated as of May 25, 2004, by and among Wachovia, CoLTS, ACAS, ACS Funding Trust I, Agent and the Loan Parties.
          “Fiscal Year” or “fiscal year” shall mean each twelve month period ending on April 30 of each year.
          “Fixed Charge Coverage Ratio” shall mean for a particular Measurement Period, the ratio of EBITDA of the Loan Parties less Capital Expenditures on a consolidated basis during such Measurement Period to the Fixed Charges during such Measurement Period.

          “Fixed Charges” shall mean, for any period, and each calculated for such period (without duplication) on a consolidated basis, the sum of (a) cash interest expense of the Loan Parties; plus (b) scheduled payments of principal with respect to all Indebtedness of the Loan Parties; plus (c) any cash payment or income or franchise taxes included in the determination of Net Income, excluding any provision for deferred taxes; plus (d) payment of deferred taxes accrued in any prior period.
          “French Pledge Agreement” shall have the meaning assigned to such term in Section 4.1(c) hereof.
          “Fully Diluted Basis” shall mean the total number of shares of Common Stock, which are issued and outstanding, plus the total number of shares of Common Stock which would be issued and outstanding assuming the exercise of all outstanding options, warrants or rights to purchase Common Stock and the conversion of all outstanding securities.
          “GAAP” shall have the meaning assigned to such term in Section 1.2 hereof.
          “Governmental Authorities” shall mean any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.
          “Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.
          “Holder” shall have the meaning assigned to such term in Section 10.1 hereof.
          “Indebtedness” shall mean, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money, (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business on terms customary in the trade), (iii) all obligations evidenced by notes, bonds, debentures, acceptances or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account, (iv) all obligations, whether or not assumed, secured by any

Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations for which such Person is obligated pursuant to a Guaranty, (vi) the capitalized portion of lease obligations under Capitalized Leases, (vii) all obligations for which such Person is obligated pursuant to any Interest Rate Protection Agreements or derivative agreements or arrangements, and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued.
          “Intellectual Property Collateral” shall mean collectively all Patents, Trademarks and Copyrights of the Loan Parties and all Trademark Licenses, Patent Licenses, and Copyright Licenses.
          “Interest Coverage Ratio” means, for any Measurement Date, the ratio of (a) EBITDA for such Measurement Period over (b) cash interest expense less cash interest income of Loan Parties during such Measurement Period.
          “Interest Rate Protection Agreement” shall mean any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.
          “Inventory” shall mean, with respect to any Loan Party, now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s Business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
          “Inventory Advance Rate” shall have the meaning assigned to such term in Section 2.3(a)(ii) hereof.
          “Investment” as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include, without limitation, (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.
          “Investment Banking Agreement” shall mean that certain investment banking agreement between Borrower and ACFS dated as of the Closing Date.
          “IP Collateral Assignments” shall have the meaning assigned to such term in Section 4.1(c) hereof.
          “IRS” shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.
          “IST France” shall have the meaning assigned to such term in the Recitals hereto.

          “Junior Cash Interest” shall have the meaning assigned to such term in Section 3.1(c) hereof.
          “Junior Origination Fee” shall mean a fee of $1,226,250 to be paid by the Loan Parties to Purchasers or their designee in consideration of the Subordinated Notes, the Preferred Stock and the Class B Common Stock.
          “Junior PIK Interest” shall have the meaning assigned to such term in Section 3.1(c) hereof.
          “Junior Subordinated Notes” shall have the meaning assigned to such term in Section 2.2(b) hereof.
          “Junior Subordinated Debt Warrants” shall have the meaning assigned to such term in Section 2.4 hereof.
          “Laws” shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.
          “LIBOR Business Day” means a business day on which banks in the city of London are generally open for interbank or foreign exchange transactions.
          “LIBOR Period” means each month commencing on the Closing Date, or the Additional Closing Date, in the case of the Senior Term C Notes, (or if the Closing Date (or Additional Closing Date) is not a LIBOR Business Day, the next succeeding LIBOR Business Day) and ending one month thereafter; provided, that the foregoing provision relating to LIBOR Periods is subject to the following:
          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;
          (b) any LIBOR Period that would otherwise extend beyond the maturity date of the Senior Term Notes shall end on such date; and
          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month.
          “LIBOR Rate” means, for each LIBOR Period, a rate of interest determined by Agent, equal to the rate of interest that under current practice is listed as the one month London Interbank Offered Rate as of the commencement of such LIBOR Period under the heading “Money Rates” in the Eastern Edition of The Wall Street Journal (and should such practice change, such other indication of the prevailing LIBOR Rate as may reasonably be chosen by the Required Purchasers).
          “Lien” shall mean any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.
          “Loan Parties” shall have the meaning assigned to such term in the Recitals hereto.
          “Manage” and “Management” shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).
          “Management Fee” shall have the meaning assigned to such term in Section 7.1(k) hereof.
          “Market Price” of any security shall mean the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which “Market Price” is being determined and the twenty-nine (29) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by Parent and the Holders of Warrants representing a majority of the shares of Common Stock of Parent obtainable upon exercise of the Warrants. If such parties are unable to reach agreement within ten (10) days, then the Market Price shall be deemed not to be available.
          “Material Adverse Change” shall mean any change that has a Material Adverse Effect.
          “Material Adverse Effect” shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken as a whole.
          “Measurement Date” shall have the meaning assigned to such term in Section 7.3 hereof.

          “Measurement Period” shall mean the twelve month period ending on a Measurement Date, or as otherwise provided in Section 7.3.
          “Multiemployer Plan” shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.
          “Net Income” shall mean, for any period, the net income (or loss) of the Loan Parties on a consolidated basis for such period, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP, for such period taken as a single accounting period.
          “Notes” shall mean, collectively, the Senior Term Notes, the Senior Subordinated Notes, the Junior Subordinated Notes and the Revolving Notes.
          “Option Plan” shall mean the IST Acquisitions, Inc. 2004 Option Plan.
          “Options” shall mean the options to purchase shares of Common Stock under the Option Plan and, where the context requires, any shares of restricted stock issued upon exercise thereof.
          “Original Notes” shall mean the Original Senior Term Notes, the Senior Subordinated Notes, the Junior Subordinated Notes and the Revolving Notes.
          “Original Securities” shall mean the Original Notes, the Preferred Stock, the Common Stock, and any Common Stock issuable upon exercise of the Warrants.
          “Original Senior Term Notes” shall have the meaning assigned to such term in Section 2.1(b) hereof.
          “Other Subordinated Junior Notes” shall have the meaning assigned to such term in Section 13.4 hereof.
          “Other Subordinated Securities” shall have the meaning assigned to such term in Section 13.4 hereof.
          “Other Taxes” shall have the meaning assigned to such term in Section 3.9 hereof.
          “Patent Licenses” shall mean all agreement, whether written or oral, providing for the grant by or to the Loan Parties of any right to use any Patent.
          “Patents” shall mean (a) all patents now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, Canada, or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

          “Parent” shall have the meaning assigned to such term in the preamble hereto.
          “Payment Default” shall mean the occurrence of an event of default under the terms of particular Indebtedness as a result of the failure to pay interest or principal on such Indebtedness beyond any applicable cure period.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.
          “Permitted Liens” shall have the meaning assigned to such term in Section 7.2(b) hereof.
          “Person” shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.
          “Piggyback Registration” shall have the meaning assigned to such term in Section 12.1(a).
          “PIK Interest” shall mean Junior PIK Interest or Senior PIK Interest, as applicable.
          “Plan” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by any of the Loan Parties or any member of the Controlled Group.
          “Pledge Agreement” shall have the meaning assigned to such term in Section 4.1(c) hereof.
          “POC Receivables” shall mean percentage-of-completion receivables.
          “Pollutant” shall include any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in CERCLA; any “hazardous waste” as that term is defined in RCRA; and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.
          “Preferred Stock” shall have the meaning assigned to such term in the Recitals hereof.
          “Preferred Stock Warrants” shall have the meaning assigned to such term in Section 2.4 hereof.

          “Prime Rate” shall mean the rate of interest that under current practice is listed as such under the heading “Money Rates” in the Eastern Edition of The Wall Street Journal, and if a range of rates is listed, the highest such rate, and should such practice change, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Required Purchasers.
          “Properties and Facilities” shall have the meaning assigned to such term in Section 5.1(q) hereof.
          “Proprietary Rights” shall mean all right, title, and interest in the following intellectual property, including both statutory and common law rights: (i) copyrights in published and unpublished works, and all applications, registrations and renewals relating thereto; (ii) registered or unregistered trademarks, service marks, domain names, logos, trade dress and other source or business identifiers, and the goodwill associated therewith; (iii) patents, patent applications, and other patent or industrial property rights in any country; and (iv) trade secrets, confidential or proprietary information, inventions, ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes, and know-how, whether or not patentable patents, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.
          “Purchase Documents” shall mean this Agreement, the Notes, the Warrants and the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time.
          “Purchaser” shall have the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.
          “Put Option” shall have the meaning assigned to such term in Section 10.1 hereof.
          “Put Option Closing” shall have the meaning assigned to such term in Section 10.5 hereof.
          “Put Price” shall have the meaning assigned to such term in Section 10.2 hereof.
          “Put Shares” shall have the meaning assigned to such term in Section 10.2 hereof.
          “RCRA” shall mean the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.
          “Receivables” shall mean all of such Loan Party’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
          “Receivables Advance Rate” shall have the meaning assigned to such term in Section 2.3(a).
          “Registrable Securities” shall mean any shares of Common Stock of Parent purchased upon the exercise of any Warrant and any shares of Common Stock of Parent purchased pursuant to Article 11 hereof, and any shares of Common Stock of Parent now owned or hereafter acquired by any Purchaser.
          “Removal,” “Remedial” and “Response” actions shall include the types of activities “covered” by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those that might be taken by a government entity or those that a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under “removal,” “remedial,” or other “response” actions.
          “Reportable Event” shall mean any of the events that are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. § 2615.3(a) is waived.
          “Request for Borrowing” shall have the meaning assigned to such term in Section 2.3(b) hereof.
          “Required Purchasers” shall mean, at any time, Purchasers holding a pro rata percentage of the outstanding principal amount of the Notes aggregating at least 66-2/3% at such time.
          “Revolving Loan” shall have the meaning assigned to such term in Section 2.3 hereof.
          “Revolving Loan Commitment” shall mean the amount of $5,250,000.
          “Revolving Loan Commitment Fee” shall mean a fee of $105,000 to be paid by the Loan Parties to Purchasers or their designee in consideration of the Revolving Loan Commitment.
          “Revolving Loan Termination Date” shall have the meaning assigned to such term in Section 2.3(a) hereof.
          “Revolving Notes” shall have the meaning assigned to such term in Section 2.3(a) hereof.
          “SEC” shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

          “Securities” shall mean the Notes, the Warrants, the Preferred Stock, the Common Stock and the Common Stock issuable upon exercise of the Warrants.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Security Agreement” shall have the meaning assigned to such term in Section 4.1(c) hereof.
          “Security Documents” shall mean the Security Agreement, the IP Collateral Assignments, the Pledge Agreement, the French Pledge Agreement, the Financing Statements, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Security Agreement.
          “Senior Cash Interest” shall have the meaning assigned to such term in Section 3.1(b).
          “Senior Loans” shall mean, collectively, the Revolving Loan and Senior Term Loans.
          “Senior Note Payment Default” shall have the meaning assigned to such term in Section 13.2 hereof.
          “Senior Note Covenant Default” shall have the meaning assigned to such term in Section 13.2 hereof.
          “Senior Origination Fee” shall mean a fee of $525,000 to be paid by the Loan Parties to Purchasers or their designee in consideration of the Senior Loans (other than the Senior Term C Loan).
          “Senior PIK Interest” shall have the meaning assigned to such term in Section 3.1(b) hereof.
          “Senior Subordinated Notes” shall have the meaning assigned to such term in Section 2.2(a) hereof.
          “Senior Subordinated Note Payment Default” shall mean a Payment Default on the Senior Subordinated Notes.
          “Senior Term Loan A” shall have the meaning assigned to such term in Section 2.1(a) hereof.
          “Senior Term Loan B” shall have the meaning assigned to such term in Section 2.1(b) hereof.

          “Senior Term Loan C” shall have meaning assigned to such term in Section 2.1(c) hereof.
          “Senior Term Loans” shall have the meaning assigned to such term in Section 2.1(b) hereof.
          “Senior Term A Notes” shall have the meaning assigned to such term in Section 2.1(a) hereof.
          “Senior Term B Notes” shall have the meaning assigned to such term in Section 2.1(b) hereof.
          “Senior Term C Notes” shall have the meaning assigned to such term in Section 2.1(c) hereof.
          “Senior Term C Closing Fee” shall mean a fee of $120,000 to be paid by the Loan Parties to ACFS in consideration of the Senior Term C Notes.
          “Senior Term Notes” shall have the meaning assigned to such term in Section 2.1(c) hereof.
          “Stockholders Agreement” shall have the meaning assigned to such term in Section 4.1(f) hereof.
          “Structuring Fee” shall mean a fee of $1,250,000 payable by the Loan Parties to ACFS in consideration of the structuring of the financing contemplated hereby.
          “Subject Securities” shall mean the Warrants, any shares of Common Stock of Parent purchased upon the exercise of any Warrant and any shares of Common Stock of Parent purchased pursuant to Article 11 hereof.
          “Subordinated Notes” shall have the meaning assigned to such term in Section 2.2(b) hereof.
          “Subsidiary” of any corporation shall mean any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.
          “Taxes” shall have the meaning assigned to such term in Section 3.9 hereof.
          “Termination and Release Agreement” shall mean that Termination and Release Agreement, dated May 25, 2004, between JPMorgan Chase Bank and Borrower, as amended and supplemented from time to time.
          “Trademark Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark.

          “Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or in any similar office or agency of the United States, Canada, any state, any province or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals and extensions thereof.
          “Transaction Documents” shall have the meaning assigned to such term in Section 5.1(f) hereof.
          “Transactions” shall mean the incurrence of debt and the issuance of securities in connection therewith, as contemplated by this Agreement, the Notes and all other agreements contemplated hereby and thereby.
          “Underlying Common Stock” shall mean (i) the Common Stock of Parent issued or issuable upon exercise of the Warrants and (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
          “Unlocking Offer” shall have the meaning assigned to such term in Section 10.6 hereof.
          “UST” shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.
          “Wachovia” shall have the meaning assigned to such term in the Recitals hereto.
          “Warrants” shall have the meaning assigned to such term in Section 2.4 hereof.
          “Warrant Shares” shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants.
          1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied (“GAAP”), unless such principles are inconsistent with the express requirements of this Agreement.
          1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not it any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been cured or waived by Agent and Purchasers. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the New York Uniform Commercial Code on the date hereof to the extent the same are used or defined therein. Whenever the context so requires, the term “Loan Parties” shall be deemed to include any direct or indirect Subsidiary of Parent. By way of example, references to the consolidated financial position of the Loan Parties shall be deemed to include the financial results of each of Parent’s direct and indirect Subsidiaries which are included in the Financial Statements.
ARTICLE 2
ESTABLISHMENT OF REVOLVING LOAN FACILITY
AND ISSUE AND SALE OF SECURITIES
          2.1 Senior Term Loans.
          (a) Subject to the terms and conditions set forth in this Agreement, Purchasers agree to make a loan (“Senior Term Loan A”) to the Loan Parties on the Closing Date in the principal amount of $15,000,000. From and after Closing, the Senior Term Loan A shall be evidenced by one or more promissory notes made by the Loan Parties in favor of Purchasers in the form attached hereto as Exhibit A-1.1 (together with any promissory notes issued in substitution therefor pursuant to Sections 6.3 and 6.4, the “Senior Term A Notes”) to be delivered by the Loan Parties at the Closing.
          (b) Subject to the terms and conditions set forth in this Agreement, Purchasers agree to make a loan (“Senior Term Loan B”) to the Loan Parties on the Closing Date in the principal amount of $7,500,000. From and after Closing, the Senior Term Loan B shall be evidenced by one or more promissory notes made by the Loan Parties in favor of Purchasers in the form attached hereto as Exhibit A-1.2 (together with any promissory notes issued in substitution therefor pursuant to Sections 6.3 and 6.4, the “Senior Term B Notes”, and together with the Senior Term A Notes, the “Original Senior Term Notes”) to be delivered by the Loan Parties at the Closing.
          (c) Subject to the terms and conditions set forth in this Agreement, Purchasers agree to make a loan (“Senior Term Loan C” and together with Senior Term Loan A and the Senior Term Loan B the “Senior Term Loans”) in the principal amount of $4,000,000. From and after the Additional Closing, the Senior Term Loan C shall be evidenced by one or more promissory notes made by the Loan Parties in favor of Purchasers in the form attached hereto as Exhibit A-1.3 (together with any promissory notes issued in substitution therefor pursuant to Sections 6.3 and 6.4, the “Senior Term C Notes”, and together with the Senior Term A Notes and the Senior Term B Notes, the “Senior Term Notes”) to be delivered by the Loan Parties at the Additional Closing.

          2.2 Subordinated Notes.
          (a) Senior Subordinated Notes. The Loan Parties have duly authorized the issuance and sale to Purchasers of $7,500,000 in aggregate principal amount of the Loan Parties’ Senior Subordinated Notes due May 24, 2011 (together with any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 and any Notes issued in exchange for Put Shares pursuant to Section 10.5, the “Senior Subordinated Notes”), to be substantially in the form of the Senior Subordinated Note attached hereto as Exhibit A-2.
          (b) Junior Subordinated Notes. The Loan Parties have duly authorized the issuance and sale to Purchasers of $1,250,000 in aggregate principal amount of the Loan Parties’ Junior Subordinated Notes due May 24, 2012 (together with any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 and any Notes issued in exchange for Put Shares pursuant to Section 10.4, the “Junior Subordinated Notes”, together with the Senior Subordinated Notes, the “Subordinated Notes”), to be substantially in the form of the Junior Subordinated Note attached hereto as Exhibit A-3.
          2.3 Revolving Loans.
          (a) Subject to the terms and conditions set forth in this Agreement, on or after the Closing Date and to, but excluding, May 24, 2005 (the “Revolving Loan Termination Date”), Purchasers shall, severally, on a pro rata basis based on the percentages specified to Agent, make loans and advances to the Loan Parties on a revolving credit basis (collectively, the “Revolving Loans”) in an aggregate amount outstanding at any time equal to the lesser of (x) the Revolving Loan Commitment Amount or (y) an amount equal to the sum of:
     (i) 85% of Eligible Receivables (“Receivables Advance Rate”), plus
     (ii) 50% of the value of the Eligible Inventory determined by Agent in its sole discretion (the “Inventory Advance Rate,” together with the Receivables Advance Rate, the “Advance Rates”), minus
     (iii) such reserves as Agent may reasonably deem proper and necessary in its sole discretion from time to time.
          From and after the Closing, the Revolving Loans shall be evidenced by a promissory note made by the Loan Parties in favor of Purchasers (the “Revolving Notes”) in the form attached hereto as Exhibit A-4 to be delivered by the Loan parties at the Closing. The date and amount of each Revolving Loan made by Purchasers and each payment on account of principal thereof shall be recorded by Agent on its books; provided that, the failure of Agent to make any such recordation shall not affect the obligations of the Loan Parties to make payments when due of any amounts owing in respect of the Revolving Loans.
          (b) Purchasers shall make Revolving Loans available to the Loan Parties up to a maximum of one draw per week, in integral multiples of $100,000, provided that the conditions set forth in Section 2.3(a) hereof, this Section 2.3(b) and Section 4.2 hereof have been satisfied. Before a Revolving Loan is made, the Loan Parties shall have (i) provided Agent an irrevocable written Request for Borrowing in the form of Exhibit H (a “Request for Borrowing”) by facsimile or other means set forth in Section 14.6 so that such notice is received by Agent not later than three (3) Business Days before the day on which the Revolving Loan is to be made, (ii) provided a borrowing base certificate in form and substance satisfactory to the Agent (a “Borrowing Base Certificate”) demonstrating that, after giving effect to the Revolving Loans requested in the accompanying Request for Borrowing, the outstanding Revolving Loans do not exceed the amounts specified in Section 2.3(a)(x) or (y) and (iii) contacted Agent and received from Agent either oral or written confirmation of Agent’s receipt of the Request for Borrowing not later than 1:00 pm New York time three (3) Business Days before the date on which the Revolving Loan is to be made. No Revolving Loan shall be made if it would cause the aggregate amount of Revolving Loans to exceed the Revolving Loan Commitment Amount or the amount determined pursuant to Section 2.3(a)(y). Agent and Purchasers shall be entitled to rely conclusively on any Executive Officer’s authority to deliver a Request for Borrowing or other writing on behalf of the Loan Parties and neither Agent nor any Purchaser shall have any duty to verify the identity of or signature of any Person identifying himself as an Executive Officer.
          2.4 Authorization and Issuance of the Warrants.
          Warrants. Parent has duly authorized the issuance and sale to Purchasers of stock purchase warrants substantially in the form of the warrant attached hereto as Exhibit B evidencing Purchasers’ right to acquire an aggregate of 1,869 shares of Class B Common Stock of Parent (the “Junior Subordinated Debt Warrants”). Parent has duly authorized the issuance and sale to Purchasers of stock purchase warrants substantially in the form of the warrant attached hereto as Exhibit B evidencing Purchasers’ right to acquire an aggregate of 81,589 shares of Class B Common Stock of Parent (the “Preferred Stock Warrants” and, together with the Junior Subordinated Debt Warrants, the “Warrants”).
          2.5 Authorization and Issuance of Common Stock. The Company has duly authorized the issuance and sale to Purchasers, pursuant to the terms and conditions of this Agreement, of 10,000 shares of Class B Common Stock.
          2.6 Authorization and Issuance of Preferred Stock. The Company has duly authorized the issuance and sale to Purchasers, pursuant to the terms and conditions of this Agreement, of 22,000 shares of Preferred Stock, having the rights, preferences, privileges and restrictions set forth in the Charter Documents of Parent.
          2.7 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, (a) the Loan Parties shall sell to Purchasers, and Purchasers shall purchase from the Loan Parties, in an amount equal to the relative portion of the Notes to be purchased by each Purchaser as set forth on Annex B, the Notes in the aggregate principal amount set forth in Section 2.1, 2.2 and 2.3 hereof for $35,250,000 in the aggregate plus the amount of the Revolving Loan, (b) Parent shall sell to Purchasers, and Purchasers shall purchase from Parent, in an amount equal to the relative portion of the Warrants as set forth on Annex B, the Warrants for $100 in the aggregate, (c) Parent shall sell to Purchasers, and Purchasers shall purchase from Parent, in amount equal to the relative portion of shares of Preferred Stock to be purchased by each Purchaser as set forth on Annex B, the Preferred Stock for $1,000 per share and (d) Parent shall sell to Purchasers, and Purchasers shall purchase from Parent, in amount equal to the relative portion of shares of Class B Common

Stock to be purchased by each Purchaser as set forth on Annex B, the Class B Common Stock for $100 per share.
          2.8 The Closing.
          (a) The closing of the sale of the Original Securities took place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, on May 24, 2004 (the “Closing Date”). The Original Securities were issued in such name or names and in such permitted denomination or denominations, numbers and amounts as set forth in Annex B or as Purchasers requested in writing not less than two (2) Business Days before the Closing Date. Delivery of the Original Securities were made to Purchasers against payment of the purchase price therefor, less any unpaid Senior Origination Fee, Junior Origination Fee, Revolving Loan Commitment Fee, Structuring Fee and any other amounts due and payable pursuant to Section 4.1(i).
          (b) Delivery of and payment for the Additional Securities (the “Additional Closing”) shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, commencing at 10:00 a.m., local time, on the date hereof or at such place or on such other date on or before the date hereof as may be mutually agreeable to the Loan Parties and Purchasers. The date and time of the Additional Closing as finally determined pursuant to this Section 2.8 are referred to herein as the “Additional Closing Date.” Delivery of the Additional Securities shall be made to Purchasers against payment of the purchase price therefor, less any unpaid Senior Term C Closing Fee and any other amounts due and payable pursuant to Section 4.1(i) hereof, by wire transfer of immediately available funds in the manner agreed to by the Loan Parties and Purchasers. The Senior Term C Notes shall be issued in such name or names and in such permitted denomination or denominations, numbers and amounts as set forth in Annex B or as Purchasers may request in writing not less than two (2) Business Days before the Additional Closing Date.
ARTICLE 3
REPAYMENT OF REVOLVING LOANS, THE SENIOR TERM LOANS
AND THE SUBORDINATED NOTES
          3.1 Interest Rates and Interest Payments.
          (a) Senior Term Loans.
     (i) The Loan Parties, jointly and severally, covenant and agree to make payments to the Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Term Loan A on the last day of each LIBOR Period, commencing on July 1, 2004 through the date of repayment in full of the Senior Term Loan A. The Senior Term Loan A shall bear interest on the outstanding principal thereof at a rate equal to the LIBOR Rate, as such rate may adjust from time to time, plus four and five tenths percent (4.5%) per annum.
     (ii) The Loan Parties, jointly and severally, covenant and agree to make payments to the Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Term Loan B on the last day of each LIBOR Period, commencing on July 1, 2004 through the date of repayment in full of the Senior Term Loan B. The Senior Term Loan B shall bear interest on the outstanding principal thereof at a rate equal to the LIBOR Rate, as such rate may adjust from time to time, plus eight percent (8.0%) per annum.
     (iii) The Loan Parties, jointly and severally, covenant and agree to make payments to the Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Term Loan C on the last day of each LIBOR Period, commencing on December 1, 2004 through the date of repayment in full of the Senior Term Loan C. The Senior Term Loan C shall bear interest on the outstanding principal thereof at a rate equal to the LIBOR Rate, as such rate may adjust from time to time, plus nine percent (9.0%) per annum.
          (b) Senior Subordinated Notes. The Loan Parties, jointly and severally, covenant and agree to make payments to Agent for the ratable benefit of Purchasers, of accrued interest on the Senior Subordinated Notes on the first Business Day of each month during the term of the Senior Subordinated Notes commencing on July 1, 2004. The Senior Subordinated Notes will bear interest in two components: (i) interest will be payable in cash on the outstanding principal amount thereof (as increased by Senior PIK Interest that is paid-in-kind as described below) at a rate equal to twelve percent (12%) per annum (“Senior Cash Interest”); and (ii) interest will be payable in kind on (and thereby increase) the outstanding principal amount of the Senior Subordinated Notes (as such principal amount is increased from time to time) at a rate of two percent (2%) per annum (“Senior PIK Interest”). A late fee of two hundred and fifty (250) basis points shall be added on any amounts due hereunder which are not paid in accordance with this Section 3.1(b). Senior PIK Interest shall be payable as an increase in the principal amount of the Senior Subordinated Notes on the first Business Day of each month without any further action on the part of Agent or the Loan Parties and such increased principal amount of the Senior Subordinated Notes shall be paid in full in connection with the repayment of the Senior Subordinated Notes. The Agent’s determination of the amount of Senior Subordinated Notes outstanding at any time shall be conclusive and binding, absent manifest error.
          (c) Junior Subordinated Notes. The Loan Parties, jointly and severally, covenant and agree to make payments to Agent for the ratable benefit of Purchasers, of accrued interest on the Junior Subordinated Notes on the first Business Day of each month during the term of the Junior Subordinated Notes commencing on July 1, 2004. The Junior Subordinated Notes will bear interest in two components: (i) interest will be payable in cash on the outstanding principal amount thereof (as increased by Junior PIK Interest that is paid-in-kind as described below) at a rate equal to twelve percent (12%) per annum (“Junior Cash Interest”), and (ii) interest will be payable in kind on (and thereby increase) the outstanding principal amount of the Junior Subordinated Notes (as such principal amount is increased from time to time) at a rate of two percent (2%) per annum (“Junior PIK Interest”). A late fee of two hundred and fifty (250) basis points shall be added on any amounts due hereunder which are not paid in accordance with this Section 3.1(c). Junior PIK Interest shall be payable as an increase in the principal amount of the Junior Subordinated Notes on the first Business Day of each month without any further action on the part of Agent or the Loan Parties and such increased principal amount of the Junior Subordinated Notes shall be paid in full in connection with the repayment of the Junior

Subordinated Notes. The Agent’s determination of the amount of Junior Subordinated Notes outstanding at any time shall be conclusive and binding, absent manifest error.
          (d) Cash Payments in Lieu of PIK Interest. Notwithstanding Sections 3.1(b) and 3.1(c) hereof, commencing with the first “accrual period” (as defined for purposes of the Code) ending after the fifth anniversary of the Closing Date and continuing with each subsequent accrual period thereafter, the Loan Parties shall, in respect of both series of Subordinated Notes, pay in cash, on or before the end of such accrual period, an amount equal to the sum of the annual PIK Interest, the accrued and unpaid PIK Interest and the accrued and unpaid original issue discount (other than PIK Interest) with respect to such series of Subordinated Notes if, but only to the extent that, the aggregate amount of the sum of (i) the PIK Interest and (ii) the original issue discount (other than PIK Interest), in each case that has accrued and not been paid in cash from the Closing Date through the end of such accrual period on such series of Subordinated Notes, exceeds the product of the “issue price” (as defined for purposes of the Code) for such series of Subordinated Notes and the “yield to maturity” (as defined for purposes of the Code) on such series of Subordinated Notes. Any such payment shall first be allocated to the accrued and unpaid PIK Interest.
          (e) Revolving Loans. The Loan Parties, jointly and severally, covenant and agree to make payments to the Agent for the ratable benefit of Purchasers of accrued interest on the Revolving Loans on the first Business Day of each month, through the date of their repayment in full. The Revolving Loans will bear interest on the outstanding principal thereof at a rate per annum equal to the LIBOR Rate, as such rate may adjust from time to time, plus four and one half quarters percent (4.50%). Until the Revolving Loan Termination Date, the Loan Parties agree to pay to Agent an unused line fee on the average daily unused amount of the Revolving Loan Commitment, at a rate equal to 0.70% per annum (computed for the actual number of days elapsed on the basis of a year of 360 days). For purposes of calculating usage under this Section 3.1(e), the Revolving Loan Commitment on any day shall be deemed used to the extent of the Revolving Notes outstanding at the close of business of Agent on such day. Such unused line fee shall be payable monthly in arrears on the last Business Day of each month and on the Revolving Loan Termination Date for any period then ending for which such unused line fee shall not have previously been paid.
          (f) Computation of Interest. Interest on the Notes and the Revolving Loans will be computed on the basis of a year within three hundred sixty (360) days and the actual number of days elapsed.
          3.2 Repayment of Senior Term Notes.
          (a) Original Senior Term Notes. The Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the Original Senior Term Notes in accordance with the amortization schedule set forth on Annex C attached hereto. Notwithstanding the foregoing schedule, the Loan Parties, jointly and severally covenant and agree to repay any and all unpaid principal on the Original Senior Term Notes, unpaid interest, fees and other amounts due hereunder upon maturity of the Original Senior Term Notes.

          (b) Senior Term C Notes. The Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the unpaid balance of the Senior Term C Notes in full, together with the all the accrued and unpaid interest, fees and other amounts due hereunder, on October 29, 2011.
          3.3 Repayment of Subordinated Notes.
          (a) Senior Subordinated Notes. The Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the unpaid balance of the Senior Subordinated Notes in full, together with the all the accrued and unpaid interest, fees and other amounts due hereunder, on May 24, 2011.
          (b) Junior Notes. The Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the unpaid balance of the Junior Notes in full, together with the all the accrued and unpaid interest, fees and other amounts due hereunder May 24, 2012.
          3.4 Repayment of Revolving Loans. The Loan Parties covenant and agree to pay to Agent, for the ratable benefit of Purchasers, the Revolving Loans in full together with all unpaid accrued interest, fees and other amounts due hereunder on the Revolving Loan Termination Date. In addition, the Loan Parties covenant and agree to pay to Agent, for the ratable benefit of Purchasers, such amount of the Revolving Loans as shall be necessary at any time so that the aggregate amount of Revolving Loans outstanding at any time do not exceed the lesser of the amounts set forth in Section 2.3(a)(x) and (y).
          3.5 Optional Prepayment of Notes. Subject to the terms of this Section 3.5, the Loan Parties may prepay to Agent, for the ratable benefit of Purchasers, the outstanding principal amount of the Senior Term Notes and the Subordinated Notes in whole or in part in multiples of $250,000, or such lesser amount as is then outstanding, at any time at a price equal to (i) the accrued interest, if any, to the date set for prepayment, plus (ii) in the case of the Subordinated Notes, a prepayment fee representing the amortization of certain of Purchasers’ costs incurred in connection with the purchase of the Subordinated Notes equal to the principal amount prepaid thereon multiplied by the following percentage:

If Prepaid During
the 12-Month Period
Ending on May 24
of the Following Years:	Percentage
2005	5%
2006	4%
2007	3%
2008	2%
2009 and Thereafter	1%
provided, however, that no prepayment shall be applied to (a) the Subordinated Notes so long as the Senior Term Notes remain outstanding and (b) to the Junior Subordinated Notes so long as the Senior Subordinated Notes remain outstanding. All such prepayments shall (A) be applied by Agent to the outstanding principal in the inverse order of maturity after application of such prepayment to any accrued interest and prepayment premium payable in connection therewith and (B) in connection with the Senior Term Loans, shall be applied first to the Senior Term Loan A and second, so long as no Senior Term A Notes remain outstanding, to the Senior Term Loan B, and third, so long as no Senior Term B Notes remain outstanding, to the Senior Term Loan C.
          3.6 Notice of Optional Prepayment. If the Loan Parties shall elect to prepay any Notes pursuant to Section 3.5 hereof, the Loan Parties shall give notice of such prepayment to Agent and each holder of the Notes to be prepaid not less than thirty (30) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made, (ii) the principal amount of such Notes to be prepaid on such date, and (iii) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the Chairman of the Board of Directors, the President or the Vice President and of the Treasurer of Parent that such prepayment is being made in compliance with Section 3.5. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, shall become due and payable on the prepayment date set forth in such notice.
          3.7 Mandatory Prepayment.
          (a) Change of Control; Event of Default. The Notes shall be prepaid in full, together with all interest, fees and expenses plus a prepayment premium computed in accordance with Section 3.5, as if such prepayment were a voluntary prepayment, in the event of a Change of Control or upon such Notes becoming due as a consequence of an Event of Default pursuant to Section 8.2.
          (b) Excess Cash Flow. In addition to the amounts payable by the Loan Parties in respect of the Notes pursuant to Sections 3.2, 3.3, 3.4 and 3.7(a) hereof, the Loan Parties jointly and severally, covenant and agree to make an annual principal prepayment on the Senior Term Loans (the “Cash Flow Prepayment”) on or before the end of the LIBOR Period that occurs the soonest after the one hundred twentieth (120th) day following the end of each Fiscal Year in an amount equal to fifty percent (50%) of the Excess Cash Flow, or such lesser amount as is then outstanding under the Notes for so long as any amounts remain outstanding under the Senior Term Notes. All Cash Flow Prepayments in respect of any Fiscal Year shall be applied by Agent to the outstanding principal of the Senior Term Notes. All such prepayments shall be applied by Agent to the outstanding principal of Senior Term Loan A, and then to the outstanding principal of Senior Term Loan B, and then to the outstanding principal of Senior Term Loan C, in each case in the inverse order of maturity after application of such prepayment to any accrued interest payable in connection therewith.
          3.8 Home Office Payment. The Loan Parties will pay all sums becoming due on any Note for principal, premium, if any, and interest to Agent by the method and at the address specified for such purpose in Annex A, or by such other method or at such other address as Purchasers shall have from time to time specified to the Loan Parties in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Loan Parties made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each holder of a Note shall surrender such Note for cancellation, reasonably promptly after such request, to the Loan Parties at their principal executive office.
          3.9 Taxes. Any and all payments by the Loan Parties hereunder or under the Notes or other Purchase Documents that are made to or for the benefit of Purchasers shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, “Taxes”), excluding taxes imposed on Agent’s or Purchasers’ net income or capital and franchise taxes imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as “Covered Taxes”). If any of the Loan Parties shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Purchase Documents to Agent for the benefit of Purchasers, or to Purchasers, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), each Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Loan Parties shall make such deductions and the Loan Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Loan Parties agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or Purchasers of their respective rights under any and all Purchase Documents (collectively, “Other Taxes”). The Loan Parties will indemnify Agent and Purchasers for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Agent or Purchasers provide the Loan Parties with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Agent or Purchasers in good faith to the Loan Parties shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Loan Parties under this Section 3.9 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Loan Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Loan Parties shall furnish to Agent the original or certified copy of a receipt evidencing payment thereof.
          3.10 Maximum Lawful Rate. This Agreement, the Notes and the other Purchase Documents are hereby limited by this Section 3.10. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or Purchasers in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Agent or Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excess interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Loan Parties.
          3.11 Break Funding Payments. In the event of the payment of any principal of any Note (other than the Subordinated Notes) other than on the date such payment was scheduled pursuant to Annex C attached hereto or the due date for mandatory prepayments pursuant to Section 3.7 hereof (including payments as a result of an Event of Default), the Loan Parties shall compensate each Purchaser, upon demand, for the loss, cost and expense attributable to such event with respect to the period from such payment date to the day immediately preceding the next payment date scheduled pursuant to Annex C hereof.
          3.12 Capital Adequacy. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by Purchasers with any guideline or request from any governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital or assets of Purchasers as a consequence of, as determined by Agent or Purchasers in their sole discretion, the existence of any Purchaser’s obligations under this Agreement or any other Purchase Documents, then, upon demand by Purchasers, the Loan Parties immediately shall pay to Purchasers, from the time as specified by Purchasers, additional amounts sufficient to compensate Purchasers in light of such circumstances. The obligations of the Loan Parties under this Section 3.11 shall survive the payments of the Notes and the termination of this Agreement.
          3.13 Certain Waivers. The Loan Parties unconditionally waive (i) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (ii) any rights of recission, setoff, counterclaim or defense to payment under the Notes or otherwise that the Loan Parties may have or claim against any Purchaser, the Agent or any prior Purchaser or Agent.
ARTICLE 4
CONDITIONS
          4.1 Conditions to the Senior Term Loans and Purchase of Securities. The obligation of Purchasers to advance the Senior Term Loans and to purchase and pay for the Securities is subject to the satisfaction, prior to or at the Closing, in the case of the issuance of the Original Securities, and the Additional Closing, in the case of the issuance of the Additional Securities, as the case maybe, of the following conditions:
          (a) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date and the Additional Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.
          (b) Material Adverse Change. There shall have been no Material Adverse Change in the business, financial condition, assets, Business or prospects of the Loan Parties or the capital markets since April 30, 2003.

          (c) Security Documents. The Loan Parties and Agent, for the benefit of Purchasers, shall have entered into (i) a security agreement or security agreements with Agent subordinated in lien priority only to the Liens in favor of any senior lender as contemplated therein, if any, in form and substance as set forth in Exhibit C attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Security Agreement”), (ii) a collateral patent, trademark and license assignment or assignments in form and substance as set forth in Exhibit D attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “IP Collateral Assignments”), and (iii) a stock pledge and security agreement in form and substance as set forth in Exhibit E attached hereto (as the same may be amended, modified or supplemental from time to time in accordance with the terms thereof, the “Pledge Agreement”). Parent and Agent, for the benefit of Purchasers, shall have entered into a French stock pledge and security agreement in form and substance as set forth in Exhibit E-1 attached hereto (as the same may be amended, modified or supplemental from time, the “French Pledge Agreement”). The Loan Parties shall have executed and delivered to Agent, for the benefit of Purchasers, such financing statements and other instruments (collectively, “Financing Statements”) as Agent shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. Agent shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens.
          (d) Environmental Reports. Agent shall have received reports covering the Loan Parties’ properties in form and substance satisfactory to Agent regarding the Loan Parties’ compliance with Environmental Laws.
          (e) Collateral Access Agreements. The Loan Parties shall have delivered to Agent a Collateral Access Agreement for each property specified by the Agent, in form and substance satisfactory to the Agent.
          (f) Stockholders Agreement. Parent and each of its stockholders shall have entered into a stockholders agreement in form and substance as set forth in Exhibit I hereto (as the same may be amended, modified or supplemented and in effect from time to time, the “Stockholders Agreement”).
          (g) Delivery of First Amendment to Intercreditor and Subordination Agreement. Agent shall have received a duly executed copy of the First Amendment to the Intercreditor and Subordination Agreement.
          (h) Closing Documents. The Loan Parties will have delivered or caused to be delivered to Agent all of the following documents in form and substance satisfactory to Agent:
     (i) Senior Term Notes evidencing the Senior Term Loans (as designated by Agent and Purchasers pursuant to Section 2.1 and Annex A hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Loan Parties;

     (ii) one or more Subordinated Notes (as designated by Agent and Purchasers pursuant to Section 2.2 and Annex A hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Loan Parties;
     (iii) one or more Revolving Notes evidencing the Revolving Loans (as designated by Agent and Purchasers pursuant to Section 2.3 and Annex A hereof) in the maximum amounts as set forth herein, duly completed and executed by the Loan Parties;
     (iv) one or more Warrants (as designated by Agent and Purchasers pursuant to Section 2.4 and Annex A hereof) evidencing the right to acquire the number of shares of Class B Common Stock set forth in Section 2.4 and Annex A hereof, subject to adjustment from time to time in accordance with the terms thereof;
     (v) one or more stock certificates representing the Preferred Stock purchased pursuant to this Agreement;
     (vi) one or more stock certificates representing the Class B Common Stock purchased pursuant to this Agreement;
     (vii) certificates of good standing dated not more than 10 days prior to the Closing Date and the Additional Closing Date for each of the Loan Parties issued by their respective jurisdictions of organization and each jurisdiction where it is qualified to operate as a foreign corporation, or its equivalent;
     (viii) a copy of the Charter Documents of each of the Loan Parties, certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than 10 days prior to the Closing Date and the Additional Closing Date;
     (ix) a copy of the By-laws of each of the Loan Parties, certified as of the Closing Date and the Additional Closing Date by the secretary, assistant secretary, manager or general partner, as applicable, of each respective Loan Party;
     (x) a certificate of the secretary or assistant secretary, manager or general partner of each of the Loan Parties, certifying as to the names and true signatures of the officers or other authorized person of the respective Loan Party authorized to sign this Agreement and the other documents to be delivered by the respective Loan Party hereunder;
     (xi) copies of the resolutions duly adopted by each Loan Party’s board of directors, general partners, board of managers or other governing body, authorizing the execution, delivery and performance by the respective Loan Party of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the respective Loan Party is a party to, and the consummation of all of the other Transactions, certified as of the Closing Date and the Additional Closing Date by the secretary, assistant secretary, manager or general partner of the respective Loan Party;
     (xii) a certificate dated as of the Closing Date and the Additional Closing Date from an officer, general partner or manager of each of the Loan Parties stating that the conditions specified in this Section 4.1 have been fully satisfied or waived by Agent;
     (xiii) certificates of insurance evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to Section 7.1(c), and Agent shall be satisfied with the type and extent of such coverage;
     (xiv) copies of all material leases to which any of the Loan Parties is a party to; and
     (xv) such other documents relating to the Transactions contemplated by this Agreement as Agent or its counsel may reasonably request.
          (i) Purchaser’s Fees and Expenses.
     (i) Revolving Loan Commitment Fee. On the Closing Date, the Loan Parties shall pay the Revolving Loan Commitment Fee to ACFS (and the Loan Parties hereby authorize Agent to deduct from the aggregate proceeds from the sales of the Notes by the Loan Parties, the unpaid amount of such Revolving Loan Commitment Fee);
     (ii) Senior Origination Fee. On the Closing Date, the Loan Parties shall pay the Senior Origination Fee to ACFS (and the Loan Parties hereby authorize Agent to deduct from the aggregate proceeds from the sales of the Notes by the Loan Parties, the unpaid amount of such Senior Origination Fee);
     (iii) Junior Origination Fee. On the Closing Date, the Loan Parties shall pay the Junior Origination Fee to ACFS (and the Loan Parties hereby authorize Agent to deduct from the aggregate proceeds from the sales of the Notes by the Loan Parties, the unpaid amount of such Junior Origination Fee);
     (iv) Structuring Fee. On the Closing Date, the Loan Parties shall pay the Structuring Fee to ACFS (and the Loan Parties hereby authorize the Agent to deduct from the sales of the Notes by the Loan Parties the unpaid amount of such Structuring Fee);
     (v) Senior Term C Closing Fee. On the Additional Closing Date, the Loan Parties shall pay the Senior Term C Closing Fee to ACFS (and the Loan Parties hereby authorize Agent to deduct from the aggregate proceeds from the sales of the Senior Term C Notes by the Loan Parties, the unpaid amount of such Senior Term C Closing Fee); and

     (vi) Other Fees and Expenses. On the Closing Date and the Additional Closing Date, the Loan Parties shall have paid the fees and expenses of Agent and Purchasers, payable by the Loan Parties pursuant to Section 14.4 hereof (and the Loan Parties hereby authorize Agent to deduct all such amounts from the aggregate proceeds of the sale of the Notes by the Loan Parties).
          (j) Legal Investment. On the Closing Date and the Additional Closing Date, Purchasers’ purchases of the Securities shall not be prohibited by any applicable law, rule or regulation of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any Governmental Authority, subsequent to the date of this Agreement.
          (k) Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and the Additional Closing and all documents incident thereto will be satisfactory in form and substance to Agent and its counsel and to Purchasers and their counsel.
          (l) Background Investigations. Agent shall be satisfied with the results of background investigations of Donald Hartman and Steven Burke.
          (m) Employment/Confidentiality and Noncompete Agreements. The Loan Parties shall have entered into employment/confidentiality and noncompete agreements with officers and employees of the Loan Parties designated by Agent on terms reasonably satisfactory to Agent, and such confidentiality and noncompete agreements shall be in full force and effect as of the Closing Date and shall not have been amended or modified. The Loan Parties shall have provided the Agent with copies of all employment/confidentiality and noncompete agreements and all other agreements providing compensation in any form whatsoever (including, without limitation, any benefit plans between Loan Parties and any and all of its directors, officers or employees).
          (n) Consummation of Acquisitions.
     (i) On the Closing Date, the Acquisition shall have been consummated in form and substance satisfactory to Purchasers, in Purchasers’ sole discretion, and Purchasers shall have been provided copies of all agreements, instruments and documents delivered in connection therewith.
     (ii) On the Additional Closing Date, the Auxitrol Acquisition shall have been consummated in form and substance satisfactory to Purchasers, in Purchasers’ sole discretion, and Purchasers shall have been provided copies of all agreements, instruments and documents delivered in connection therewith.
          (o) Investment Banking Agreement. The Loan Parties and ACFS shall have executed an Investment Banking Agreement in a form reasonably satisfactory to ACFS in the form attached hereto as Exhibit G.

          4.2 Conditions Precedent to each Revolving Loan. The obligation of Purchasers on any date (including the Closing Date) to make a Revolving Loan is subject to the satisfaction of each of the following conditions precedent:
          (a) Request for Borrowing and Borrowing Base Certificate. Agent shall have received a duly executed Request for Borrowing and Borrowing Base Certificate with respect to each Revolving Loan in accordance with Section 2.3(b) hereof.
          (b) Compliance. Both before and after giving effect to the proceeds of any Revolving Loan, (i) no Default or Event of Default shall have occurred and be continuing, (ii) repayment of the Notes shall not been accelerated in accordance with Section 8.2 hereof, (iii) the Loan Parties shall have complied and be in compliance with all the terms, covenants and conditions of each Purchase Document, and (iv) the representations and warranties of the Loan Parties contained in Section 5 hereof shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date; with the same effect as though made on and as of the date of each Revolving Loan (except to the extent that any of the Schedules to this Agreement have been amended prior to any funding date to appropriately update any immaterial matters disclosed therein); and the Agent, if it so requests, shall have received a certificate, dated as of the date of each Revolving Loan, signed by an Executive Officer of the Loan Parties to the foregoing effect.
          (c) No Material Adverse Change. No Material Adverse Change shall have occurred since the date of the last audited financial statements of the Loan Parties delivered to the Agent.
          (d) Additional Documents. The Agent shall have received prior to the date of each Revolving Loan all additional documents and certificates that the Agent shall have reasonably requested.
          4.3 Waiver. Any condition specified in this Article 4 may be waived by Agent on behalf of Purchasers; provided that no such waiver will be effective against Agent unless it is set forth in a writing executed by Agent.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES
          5.1 Representations and Warranties of Loan Parties. As a material inducement to Agent and Purchasers to enter into this Agreement, advance the Senior Term Loans and purchase the Securities, the Loan Parties, jointly and severally, hereby represent and warrant to Agent and Purchasers as follows:
          (a) Organization and Power. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of formation. Each of the Loan Parties has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in the jurisdictions listed on the “Organization Schedule” attached hereto as Schedule 5.1(a), which includes every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has its principal place of business as set forth on the Organization Schedule. The copies of the Charter Documents and By-Laws of the Loan Parties that have been furnished to Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.
          (b) Principal Business. The Loan Parties are primarily engaged in the development, assembly, manufacture and sale of imaging and sensing devices for nuclear power and industrial markets (the “Business”).
          (c) Financial Statements and Financial Projections.
     (i) Financial Statements; Historical Statements. The Loan Parties have delivered to Agent copies of Borrower’s audited consolidated year-end financial statements for and as of the fiscal years ended April 30, 2001, April 30, 2002 and April 30, 2003 and unaudited balance sheet, income statements and statement of cash flows for the eleven (11) month period ending March 31, 2004 (together, the “Financial Statements”). The Financial Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete and fairly represent the consolidated financial condition of the Borrower as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.
     (ii) Financial Projections. The Loan Parties have delivered to Agent financial projections (consisting of a projected income statement) of the Loan Parties for the period May 1, 2004 through May 1, 2008 derived from various assumptions of the Loan Parties’ management (the “Financial Projections”). The Financial Projections represent a reasonable range of possible results in light of the history of the Business and the Loan Parties, present and foreseeable conditions and the intentions of the Loan Parties’ management. The Financial Projections accurately reflect the liabilities of the Loan Parties upon consummation of the transactions contemplated hereby as of the Closing Date and the Additional Closing Date.
     (iii) Accuracy of Financial Statements. The Loan Parties do not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Financial Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Loan Parties that may cause a Material Adverse Effect.
          (d) Capitalization and Related Matters.
     (i) As of the Additional Closing Date and immediately thereafter, the authorized capital stock of Parent will consist of (A) 125,000 shares of Class A Common Stock, of which 500 shares of Class A Common Stock are issued and outstanding; (B) 125,000 shares of Class B Common Stock, of which 10,000 shares of Class B Common Stock are issued and outstanding and of which 83,458 shares of Class B Common Stock have been reserved for issuance upon exercise of the Warrants outstanding on the date hereof; and (C) 100,000 shares of Preferred Stock, of which 22,000 shares of Preferred Stock of Parent are issued and outstanding.
     (ii) As of the Additional Closing Date, the authorized capital stock of each of the other Loan Parties and the number and ownership of all outstanding capital stock of each of the other Loan Parties is set forth on the Organization Schedule. Except as set forth in Schedule 5.1(d)(ii), as of the Closing Date and the Additional Closing Date, none of the Loan Parties will have outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock other than the Warrants and Options and none will have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, other than the Warrants and Options. As of the Closing Date and the Additional Closing Date, none of the Loan Parties will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth in Schedule 5.1(d)(ii), herein and in the Stockholders Agreement. As of the Closing and the Additional Closing, all of the outstanding shares of each Loan Party’s capital stock will be validly issued, fully paid and nonassessable. There are no statutory or contractual stockholders’ preemptive rights with respect to the issuance of the Warrants hereunder. None of the Loan Parties have violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws. There are no agreements among Parent’s stockholders with respect to the voting or transfer of Parent’s capital stock other than as contemplated herein.
     (iii) The shares of the Underlying Common Stock issuable upon exercise of the Warrants have been duly reserved for issuance and, when issued upon exercise of the Warrants and payment of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable, will not have been issued in violation of any preemptive or similar rights created by applicable Law or Parent’s Charter Documents, By-laws or by any agreement to which Parent is a party or by which it is bound, and will have been issued in compliance with applicable federal and state securities or “blue sky” Laws.
          (e) Subsidiaries. The Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Loan Parties have no Subsidiaries, except in each case as set forth on the Organizational Schedule.
          (f) Authorization; No Breach. The execution, delivery and performance of this Agreement, the other Purchase Documents and all other agreements contemplated hereby and thereby to which each of the Loan Parties is a party (collectively, the “Transaction Documents”), and the consummation of the Transactions have been duly authorized by each of the Loan Parties. The execution and delivery by each of the Loan Parties of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon any of the Loan Parties’ capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents of any of the Loan Parties, or any law, statute, rule or regulation to which any of the Loan Parties is subject, or any agreement, instrument, order, judgment or decree to which any of the Loan Parties is a party or to which they or their assets are subject.
          (g) Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Loan Parties.
          (h) Enforceability. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by each of the Loan Parties who are parties thereto will constitute, legal, valid and binding obligations of each of the Loan Parties enforceable in accordance with their respective terms.
          (i) No Material Adverse Change. Since April 30, 2003, there has been no Material Adverse Change.
          (j) Litigation. Except as described in the “Litigation Schedule” attached hereto as Schedule 5.1(j), there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Loan Parties’ management after due inquiry, threatened against or filed by or affecting any of the Loan Parties or any of their directors or officers or the businesses, assets or rights of any of the Loan Parties. The Loan Parties and their directors or officers shall promptly provide Agent with a copy of all pleadings of all lawsuits filed against others and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings.
          (k) Compliance with Laws. The Loan Parties are not in violation in any material respect of any applicable Law. The Loan Parties are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. The Loan Parties are not in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or threatened against or affecting any of the Loan Parties by any Governmental Authority, except as set forth on the Litigation Schedule. Except as set forth in the Litigation Schedule, there is no remedial or other corrective action that any of the Loan Parties is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect. During the past ten (10) years, none of the officers, directors or management of any of the Loan Parties have been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt company.
          (l) Environmental Protection. Except as specified in “Environmental Schedule” attached hereto as Schedule 5.1(l) and after giving effect to the Transactions: (i) the business of the Loan Parties, the methods and means employed by the Loan Parties in the operation thereof (including all operations and conditions at or in the properties of the Loan Parties), and the assets owned, leased, managed, used, controlled, held or operated by the Loan Parties, comply in all material respects with all applicable Environmental Laws; (ii) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Loan Parties have obtained, possess, and are in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Laws; (iii) the Loan Parties have not received (x) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that the Loan Parties are or may be liable to any Person as a result of (A) the environmental condition of any of their Properties or any other property, or (B) the release or threatened release of any Pollutant, or (y) any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the best of the any of Loan Parties’ knowledge, none of the operations of the Loan Parties is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Loan Parties have transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (iv) except as disclosed in the Environmental Schedule, neither the Loan Parties nor any prior owner or operator has incurred in the past, or is now subject to, any Environmental Liabilities; (v) except as disclosed in the Environmental Schedule, there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (vi) there are no USTs located in, at, on, or under the Properties and Facilities other than the USTs identified in the Environmental Schedule as USTs; and each of those USTs is in full compliance with all Environmental Laws and other legal obligations; and (vii) except as disclosed in the Environmental Schedule, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations.
          (m) Legal Investments; Use of Proceeds. The Loan Parties will use the proceeds from the sale of the Notes to pay a portion of the purchase consideration for the Acquisition. The Loan Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

          (n) Taxes. Each of the Loan Parties has filed or caused to be filed all Federal, state and local tax returns that are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.
          (o) Labor and Employment. The Loan Parties are and each of their Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder that are applicable to the Loan Parties or any such Plan. As of the Closing Date and the Additional Closing Date, no Reportable Event has occurred with respect to any Plan as to which any of the Loan Parties are or were required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Loan Parties nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Loan Parties are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.
          (p) Investment Company Act; Public Utility Holding Company Act. None of the Loan Parties is (i) an “investment company” or “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          (q) Properties; Security Interests. The Loan Parties have good and marketable title to, or valid leasehold interests in, all of the material assets and properties used or useful by the Loan Parties in the Business (collectively, the “Properties and Facilities”), subject to no Liens except for Permitted Liens. All of the Properties and Facilities are in good repair, working order and condition and all such assets and properties are owned by the Loan Parties free and clear of all Liens except for Permitted Liens. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business. The Security Agreement creates and grants to Agent a valid and perfected security interest in all the collateral thereunder, subject only to Permitted Liens. The Loan Parties do not own any real estate. All real estate leased by any of the Loan Parties is listed on the “Properties Schedule,” attached hereto as Schedule 5.1(q).
          (r) Intellectual Property; Licenses. Each of the Loan Parties possesses all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted by it. All Proprietary Rights registered in the name of any of the Loan Parties and applications therefor filed by any of the Loan Parties are listed on the “Intellectual Property Schedule,” attached hereto as Schedule 5.1(r). No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. None of the Property Rights owned by or used under license by any Loan Party infringes, misappropriates or conflicts with any Proprietary Rights or other rights of any other Person; no products or services sold by any Loan Party in connection with the Business is intriguing on, misappropriating or making any unlawful or unauthorized use of any Proprietary Rights or other rights of another Person; and no other Person is infringing upon misappropriate making or making any unlawful or unauthorized use of any Proprietary Rights of any Loan party. None of the Loan Parties has notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Loan Parties’ ability to retain or obtain any authorization necessary for the operation of the Business.
          (s) Solvency. After giving effect to the Transactions, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
          (t) Complete Disclosure. All factual information furnished by or on behalf of the Loan Parties to Agent for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Loan Parties will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.
          (u) Side Agreements. Neither the Loan Parties nor any Affiliate of the Loan Parties nor any director, officer or employee of the Loan Parties or any of their Affiliates, respectively, has entered into, as of the Closing Date and the Additional Closing Date, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Loan Parties or Affiliate agreed to do anything beyond the requirements of the formal, written contracts executed by the Loan Parties and disclosed to Purchasers and Agent herein.
          (v) Broker’s or Finder’s Commissions. No broker’s or finder’s or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of its officers, directors or agents with respect to the issuance and sale of the Notes, the Warrants or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to ACFS, Purchasers and Agent. The Loan Parties agree to indemnify Agent and Purchasers and to hold them harmless from and against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by Agent or Purchasers without the knowledge of the Loan Parties.

          (w) Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.1(w), the Borrower has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except:
     (i) those liabilities or obligations set forth on the Financial Statements and not heretofore paid or discharged,
     (ii) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the schedules or not required to be disclosed because of the term or amount involved or otherwise, and
     (iii) those liabilities or obligations (including those relating to foreign exchange purchasing contracts) incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business.
          (x) Accuracy of Information. None of the Purchase Documents nor any other information furnished to any of Purchasers by any of the Loan Parties and any of their Affiliates in connection with the Transactions contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading.
          (y) OFAC; USA PATRIOT Act. No Loan Party nor any Affiliate of any Loan Party is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list, (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; or (iii) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.
          5.2 Absolute Reliance on the Representations and Warranties. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Agent or Purchasers or on Agent’s or Purchasers’ behalf.
ARTICLE 6
TRANSFER OF SECURITIES
          6.1 Restricted Securities. Purchasers acknowledge that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that, except as provided in Article 12, the Loan Parties are not required to register any of the Securities under the Securities Act.
          6.2 Legends; Purchaser’s Representations. Each Purchaser hereby represents and warrants to the Loan Parties that it is an “accredited investor” within the meaning of Rule

501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of Purchasers) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Loan Parties may place an appropriate legend on the Securities owned by Purchasers concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by Purchasers or any of its successors or assignees of all or any part of the Securities, the term “Purchaser” as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.
          6.3 Transfer of Notes. Subject to Section 6.2 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Note to the Loan Parties duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Loan Parties shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled and shall provide notice of such transfer to Agent. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Loan Parties and Agent of such assignment specifying the new holder’s name and address; in such case, the Loan Parties shall promptly acknowledge such assignment in writing to both the old and new holder.
          6.4 Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Loan Parties of the mutilation, destruction, loss or theft of any Securities and the ownership thereof, the Loan Parties shall, upon the written request of the holder of such Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Loan Parties; and if such replaced Securities have been destroyed, lost or stolen, such holder shall furnish the Loan Parties with an indemnity in writing to save it harmless in respect of such replaced Security.
          6.5 No Other Representations Affected. Nothing contained in this Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.
ARTICLE 7
COVENANTS
          7.1 Affirmative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, and, thereafter, so long as any Purchaser owns any Warrants or Underlying Common Stock, the Loan Parties shall:

          (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.
          (b) Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names, and any other trade names that may be material to the conduct of their businesses; (ii) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, (iii) take all action that may be required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, tradenames, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations that may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
          (c) Insurance. (i) Within forty-five days after the Closing Date, the Loan Parties shall deliver to Agent evidence of a directors and officers insurance policy issued by a carrier reasonably acceptable to Agent insuring the directors and officers of the Parent and its Subsidiaries; (ii) maintain insurance required by the Purchase Documents and any and all contracts entered into by the Loan Parties, including but not limited to: (a) coverage on their insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (b) public liability; (c) workers’ compensation; (d) business interruption; (e) product liability; and (f) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. Each of the Loan Parties shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Purchasers. All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to Agent, providing that the insurance shall not be cancelable except upon thirty (30) days’ prior written notice to Agent. Agent, on behalf of Purchasers, shall be shown as a loss payee and an additional named insured party under all such insurance policies.
          (d) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Loan Parties shall have set aside on their books adequate reserves with respect thereto.

          (e) Financial Statements; Reports. Furnish to Agent:
     (i) Annual Statements. Within ninety (90) days after the end of each fiscal year, a balance sheet and statements of operations, stockholders’ equity and cash flows of the Loan Parties showing the financial condition of the Loan Parties as of the close of such year and the results of operations during such year, all of the foregoing financial statements to be audited by a firm of independent certified public accountants of recognized national standing acceptable to Agent and accompanied by an opinion of such accountants without material exceptions or qualifications. Additionally, such financial statements shall be accompanied by a certificate of such accountants (which shall not contain any qualification exception or score limitation not acceptable to Agent) stating that in the course of its regular audit of the Business of the Loan Parties, which audit was conducted in accordance with GAAP, no Default or Event of Default relating to financial and accounting matters has come to their attention, or if any Default or Event of Default exists, a statement as to the nature thereof.
     (ii) Monthly Statements. Within thirty (30) calendar days after the end of each calendar month, financial statements (including a balance sheet and cash flow and income statements) showing the financial condition and results of operations of the Loan Parties as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
     (iii) Format; Management Report; Certificate of Compliance. Each balance sheet, operations statement and cash flow statement furnished to Agent or Purchasers pursuant to subsections (i) and (ii) of this 7.1(e) will be furnished by an electronic means in Excel spreadsheet format containing such line items and other formatting requirements as may be specified by Agent. Each financial statement furnished to Agent pursuant to subsections (i) and (ii) of this Section 7.1(e) shall be accompanied by (A) a written narrative report by the management of the Loan Parties explaining material developments and trends in the Business and such financial statements and (B) a written certificate signed by the Loan Parties’ chief financial officer to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Loan Parties to remedy the same, and a compliance certificate in the form of Exhibit F showing the Loan Parties’ compliance with the covenants set forth in Section 7.3.
     (iv) Accountant Reports. Promptly upon the receipt thereof, copies of all reports, if any, submitted to the Loan Parties by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Loan Parties made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.
     (v) Projections. As soon as available, but in no event later than April 15 of each year, a projection of the Loan Parties’ balance sheet, and income, retained earnings and cash flow statements, respectively, for the following four (4) fiscal years (provided that for the first fiscal year the foregoing information shall be provided on a monthly basis) and comparable actual and budgeted figures for the current year; and within ten (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by the Loan Parties’ chief financial officer to the effect that it has been prepared on the basis of the Loan Parties’ historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of the Loan Parties’ management as to the matters set forth therein.
     (vi) Within ten (10) days after the end of each calendar month, a Borrowing Base Certificate demonstrating that, as of the end of such month, the aggregate amount of outstanding Revolving Loans does not exceed the lesser of Section 2.3(a)(x) and (y).
     (vii) Additional Information. Promptly, from time to time, such other information regarding the compliance by the Loan Parties with the terms of this Agreement and the other Purchase Documents or the affairs, operations or condition (financial or otherwise) of the Loan Parties as Agent or Required Purchasers may reasonably request and that is capable of being obtained, produced or generated by the Loan Parties or of which the Loan Parties have knowledge.
          (f) Litigation and Other Notices. Give Agent prompt written notice of the following:
     (i) Orders; Injunctions. The issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.
     (ii) Litigation. The notice, filing or commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority and that, if adversely determined against any of the Loan Parties, could resulted in uninsured liability in excess of $100,000 in the aggregate.

     (iii) Environmental Matters. (A) Any release or threatened release of any Pollutant required to be reported to any Federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any Removal, Remedial or Response action taken by any of the Loan Parties or any other person in response to any Pollutant in, at, on or under, a part of or about any of the Loan Parties’ properties or any other property, (C) any violation by any of the Loan Parties of any Environmental Law, in each case, that could result in a Material Adverse Effect, or (D) any notice, claim or other information that any of the Loan Parties might be subject to an Environmental Liability.
     (iv) Default. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.
     (v) Material Adverse Effect. Any development in the business or affairs of any of the Loan Parties that could have a Material Adverse Effect.
     (vi) Board Meetings. Written notice of each regular meeting of each Loan Party’s Board of Directors at least thirty (30) days in advance of such meeting and prior written notice of each special meeting of the Loan Party’s Board of Directors at least seven (7) days in advance of such meeting, but in any case such notice shall be delivered no later than the date on which the members of the Board of Directors are notified of such meeting. In addition, the Loan Parties will send Agent copies of all reports and materials provided to members of the Board of Directors at meetings or otherwise.
          (g) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Agent, and if requested by them in writing, furnish to Purchasers, (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties know or have reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan, (B) the commencement by the Loan Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action that the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.
          (h) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as Agent or any Purchasers may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Agent to visit and inspect the properties and financial records of the Loan Parties and to make extracts from such financial records, all at the Loan Parties’ reasonable expense, and permit any authorized representative designated by Agent or any Purchasers to discuss the affairs, finances and condition of the Loan Parties with the Loan Parties’ chief financial officers and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties’ independent public accountants.
          (i) Board of Directors.
     (i) Parent’s Board of Directors shall consist of three (3) directors and shall meet at least once per calendar quarter. Purchasers shall have the right to designate one (1) director to Parent’s Board of Directors. Upon (A) the occurrence, and during the continuance, of an Event of Default pursuant to Section 8.1 or (B) upon the occurrence of any default or event of default under any other instrument of Indebtedness of any Loan Party, Purchasers shall have the right to elect a majority of the directors of Parent’s Board of Directors. Parent covenants to maintain such number of vacancies on the Board of Directors so that Purchasers may all time avail themselves of the rights under this Section 7.1(i)(i). The members of Parent’s Board of Directors shall receive reimbursement for reasonable out-of-pocket expenses from Parent incurred in connection with attendance at Boards of Directors, committee and stockholder meetings.
     (ii) In the event Purchasers shall waive their right to designate directors pursuant to this Section 7.1(i), Agent may designate an observer, without voting rights, who will be entitled to attend all meetings of Parent’s Board of Directors (including committees) and stockholders. Any observer designated by Purchasers shall be entitled to notice of all meetings of Parent’s Board of Directors (including committee meetings) and stockholders and to all information provided to Directors and stockholders. Such observer shall receive the same compensation as other non-employee members of Parent’s Board of Directors and, in any case, receive reimbursement for reasonable out-of-pocket expenses from Parent incurred in connection with attendance at Board of Directors, committee and stockholder meetings.
     (iii) The Board of Directors shall maintain an audit committee, which shall be comprised of directors who are not otherwise employed by Parent. Purchasers shall have the right to designate one (1) member of the audit committee so long as any Note shall remain outstanding.
     (iv) The Board of Directors shall maintain a compensation committee, which shall be comprised of directors who are not otherwise employed by Parent. Purchasers shall have the right to designate one (1) member of the compensation committee so long as any Note shall remain outstanding, or so long as any Purchaser shall hold any Warrant or Common Stock or Preferred Stock of Parent.
     (v) All rights of Purchasers under this Section 7.1(i) shall be exercised by Required Purchasers.

     (vi) Parent hereby agrees that, notwithstanding the fiduciary duties a director may have as a director of Parent, a director or any observer described in this Section 7.1(i) may share with Agent or any Purchaser and such Purchaser’s legal and financial advisors any confidential information related to the business and operations of the Loan Parties disclosed to him during the exercise of his duties as a director of Parent or his participation as an observer to the Board of Directors of Parent, as the case may be, unless the Board of Directors specifically directs that such confidential information not be so disclosed.
          (j) Future Financings. The Loan Parties shall give to Agent and Purchasers an opportunity to participate in any future financings of the Loan Parties.
          (k) Management Fee. Parent shall pay ACAS the management fee in such amount and at such times as set forth in the Investment Banking Agreement (the “Management Fee”).
          7.2 Negative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding and, thereafter, so long as any Purchaser owns any Warrants or Underlying Common Stock:
          (a) Indebtedness. None of the Loan Parties shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:
     (i) Indebtedness under this Agreement;
     (ii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness;
     (iii) Indebtedness under the Termination and Release Agreement; and
     (iv) Indebtedness listed on the Permitted Indebtedness Schedule attached hereto as Schedule 7.2(a).
          (b) Negative Pledge; Liens. The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except the following (collectively, “Permitted Liens”):
     (i) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic’s, warehousemen’s, attorneys’ and statutory landlords’ Liens) and deposits, pledges incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Loan Parties as the case may be; and provided, further, that the lien and security interest provided in the Security Documents or any portion thereof created or intended to be created thereby is not, in the opinion of Purchaser, unreasonably jeopardized thereby;
     (ii) Liens securing the payments of taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (a) are not delinquent, or (b) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Loan Parties shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;
     (iii) Liens listed on the “Permitted Encumbrances Schedule” attached hereto as Schedule 7.2(b);
     (iv) Liens granted pursuant to the Termination and Release Agreement; and
     (v) Extensions, renewals and replacements of Liens referred to in clauses (i) through (iv) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.
          (c) Contingent Liabilities. The Loan Parties shall not become liable for any Guaranties, except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
          (d) Leases. At no point shall the sum of the aggregate amount of annualized payments on operating leases during any Fiscal Year exceed $250,000.
          (e) Mergers, etc. The Loan Parties shall not merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. Except as expressly permitted by the Security Documents, the Loan Parties shall not sell, transfer or otherwise dispose of any of its assets, including the collateral under the respective Security Documents.
          (f) Affiliate Transactions. The Loan Parties shall not make any loan or advance to any director, officer or employee of the Loan Parties or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except (i) pursuant to the reasonable requirements of the Loan Parties’ business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) payment of the Management Fee or other fees payable pursuant to Section 4.1(i), (iii) payment of directors’ fees to non-officer directors not to exceed $20,000 a year in the aggregate, and (iv) payment of reasonable expenses (including legal, accounting, and professional fees) of ACAS and its affiliates incurred in connection with the Acquisition and the transactions contemplated herein and in connection with ACAS’s management of its investment in the Loan Parties.
          (g) Dividends and Stock Purchases. The Loan Parties shall not directly or indirectly: declare or pay any dividends or make any distribution of any kind on their outstanding capital stock or any other payment of any kind to any of their stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of their other securities), or set aside any sum for any such purpose other than for such dividends, distributions or payments paid solely to other Loan Parties; provided, however, that this Section 7.2(g) shall not apply to (i) stock purchases pursuant to Article 10 hereof, (ii) stock purchases pursuant to the Stockholders Agreement or the Option Plan and (iii) payment of the Management Fee, the other fees pursuant to Section 4.1(i).
          (h) Advances, Investments and Loans. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:
     (i) Securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition;
     (ii) United States dollar-denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), is at least A-1 or the equivalent or whose short-term debt rating from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition;
     (iii) Commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s maturing within six months after the date of acquisition;
     (iv) Marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

     (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;
     (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
     (vii) Receivables owing to the Loan Parties created or acquired in the ordinary course of business and payable on customary trade terms of the Loan Parties;
     (viii) Deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;
     (ix) Advances to employees in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $20,000;
     (x) Securities issued by other Loan Parties;
     (xi) Investments in forward exchange contracts related to foreign currencies in the ordinary course of business consistent with past practice; and
     (xii) Investments in the cash collateral account described in the Termination and Release Agreement.
          (i) Use of Proceeds. The Loan Parties shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”
          (j) Stock Issuances. Except as provided herein or upon the exercise of the Warrants, or pursuant to the Option Plan as in effect on the Closing Date, the Loan Parties shall not issue any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into capital or equity interests or establish any stock appreciation rights or similar programs based on the value of the Loan Parties’ equity interests.
          (k) Amendment of Charter Documents. The Loan Parties shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of their respective Charter Documents, or Bylaws.
          (l) Subsidiaries. None of the Loan Parties shall establish or acquire any Subsidiary.

          (m) Business. None of the Loan Parties shall engage, directly or indirectly, in any business other than the Business.
          (n) Fiscal Year; Accounting. None of the Loan Parties shall change its Fiscal Year from ending on April 30 or method of accounting (other than immaterial changes in methods), except as required by GAAP.
          (o) Establishment of New or Changed Business Locations. None of the Loan Parties shall relocate its principal executive offices or other facilities or establish new business locations or store any inventory or other assets at a location not identified to Agent on or before the date hereof, without providing not less than thirty (30) days advance written notice to Agent.
          (p) Changed or Additional Business Names. None of the Loan Parties shall change its corporate name establish new or additional trade names or change its state of organization without providing not less than thirty (30) days advance written notice to Agent.
          7.3 Financial Covenants.
          (a) The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, they shall maintain, on a consolidated basis at the end of each three month period (each such date being a “Measurement Date”) beginning July 31, 2004:
     (i) Minimum Fixed Charge Coverage Ratio. A minimum Fixed Charge Coverage Ratio of 1 to 1 (1:1); provided that for the 2005 Fiscal Year, the Measurement Period shall mean the period beginning on May 24, 2004 and ending on the Measurement Date;
     (ii) Maximum Debt to EBITDA Ratio. A maximum Debt to EBITDA Ratio as set forth on Annex D hereto;
     (iii) Minimum Interest Coverage Ratio. A minimum Interest Coverage Ratio as set forth on Annex E hereto; provided that for the 2005 Fiscal Year, the Measurement Period shall mean the period beginning on May 24, 2004 and ending on the Measurement Date;
     (iv) Minimum EBITDA. A minimum EBITDA as set forth on Annex F hereto; provided that for the 2005 Fiscal Year, the Measurement Period shall mean the period beginning on May 24, 2004 and ending on the Measurement Date.
          (b) So long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, the Loan Parties shall not make or commit to make any payments in any Fiscal Year on account of Capital Expenditures that in the aggregate would cost more than:

Fiscal Year	Amount
2004 and Thereafter (provided covenant will be tested on each Measurement Date)	$800,000
ARTICLE 8
EVENTS OF DEFAULT
          8.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:
          (a) any Loan Party shall default in the payment of (i) interest on any Note within five (5) days after its due date or (ii) principal of any Notes when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.5 or 3.6, upon any scheduled payment date, a mandatory prepayment date in accordance with Section 3.7 or by acceleration or otherwise;
          (b) any Loan Party shall default under any agreement under which any Indebtedness in an aggregate principal amount of $200,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness;
          (c) any representation or warranty herein made by any Loan Party, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;
          (d) any Loan Party shall default in the performance of any covenant, condition or provision of Section 7.1(h), 7.2 or 7.3;
          (e) a default or event of default shall occur under any other Purchase Document, beyond any applicable notice or cure periods;
          (f) any Loan Party shall default in the performance of any other covenant, condition or provision of this Agreement, any Note or any other Purchase Document, and such default shall not be remedied to Agent’s or Required Purchasers’ satisfaction for a period of thirty (30) days of the earlier of (i) written notice from an Agent of such default or (ii) actual knowledge by any Loan Party of such default;
          (g) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Loan Party or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;
          (h) any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;
          (i) both the following events shall occur: (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect that could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then “current liability” (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $100,000 at such time;
          (j) a final judgment that with other undischarged final judgments against any Loan Party, exceeds an aggregate of $100,000 (excluding judgments to the extent the applicable Loan Party is fully insured or the deductible or retention limit does not exceed $100,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against any Loan Party if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;
          (k) any Transaction Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Agent in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the holders of a majority in principal amount of the outstanding Notes; or
          (l) a Change of Control shall have occurred.
          8.2 Consequences of Event of Default.
          (a) Bankruptcy. If an Event of Default specified in paragraphs (g) or (h) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Loan Parties to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.
          (b) Other Defaults. If any other Event of Default shall occur, Required Purchasers may at their option, by written notice to the Loan Parties, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in clause (ii) of paragraph (a) of Section 8.1 hereof shall occur, any holder of a Note as to which such Event of Default has occurred may declare the entire unpaid balance of such Note (but only such Note) and other amounts due hereunder and thereunder with regard to such Note to become immediately due and payable.
          (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default and during the five (5) day grace period set forth in Section 8.1 (a), the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus two hundred and fifty (250) basis points.
          (d) Premium. In the event of any acceleration of Notes pursuant to Section 8.2(b) hereof, the Loan Parties shall also pay to Agent, for the ratable benefit of Purchasers, the prepayment premium that would otherwise be payable upon any voluntary prepayment of such Notes.
          (e) Security. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Loan Parties under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.
ARTICLE 9
THE AGENT
          9.1 Authorization and Action. Each Purchaser and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints ACFS as Agent hereunder and authorizes ACFS to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Purchase Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent. In performing its functions and duties hereunder, Agent shall act solely as agent for Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Loan Parties or any of their respective successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Agent hereunder shall terminate at the indefeasible payment in full of the Notes and related obligations.
          9.2 Delegation of Duties. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          9.3 Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of Agent, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by Agent at the direction of the Required Purchasers), or (ii) responsible in any manner to any Purchaser for any recitals, statements, representations or warranties made by the Loan Parties contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any of the Loan Parties to perform their respective obligations hereunder, or for the satisfaction of any condition specified in Article 4. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any of the Loan Parties.
          9.4 Reliance. Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Purchasers or all of Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by Purchasers; provided, that, unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.
          9.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent or hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement.
          9.6 Agent in its Individual Capacity. Agent, and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with the Loan Parties or any Affiliate of the Loan Parties as though Agent were not Agent hereunder.
          9.7 Successor Agent. Agent may, upon forty-five (45) days’ notice to the Loan Parties and Purchaser, and Agent will, upon the direction of the Required Purchasers (other than Agent, in its individual capacity), resign as Agent. If Agent shall resign, then the Required

Purchasers during such fifteen-day period shall appoint a successor Agent and if the Required Purchasers direct Agent to resign, such direction shall include an appointment of a successor Agent. If for any reason no successor Agent is appointed by the Required Purchasers during such fifteen-day period, then effective upon the expiration of such fifteen-day period, Purchasers shall perform all of the duties of Agent hereunder and the Loan Parties shall make all payments in respect of the Notes directly to the applicable Purchaser and for all purposes shall deal directly with Purchasers. After any retiring Agent’s resignation hereunder as Agent, the provisions of Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
          9.8 Collections and Disbursements.
          (a) Agent will have the right to collect and receive all payments of the Notes, and to collect and receive all reimbursements due hereunder, together with all fees, charges or other amounts due under this Agreement and the other Purchase Documents with regard to the Notes, and Agent will remit to each Purchaser, according to its pro rata percentage, all such payments actually received by Agent in accordance with the settlement procedures established from time to time. Settlements shall occur on such dates as Agent may elect in its sole discretion, but which shall be no later than two (2) Business Days after request by the Required Purchasers.
          (b) If any such payment received by Agent is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement or the other Purchase Documents, each Purchaser will, upon written notice from Agent, promptly pay over to Agent its pro rata percentage of the amounts so rescinded or returned, together with interest and other fees thereon so rescinded or returned.
          (c) All payments by Agent and Purchasers to each other hereunder shall be in immediately available funds. Agent will at all times maintain proper books of accounts and records reflecting the interest of each Purchaser in the Notes, in a manner customary to Agent’s keeping of such records, which books and records shall be available for inspection by each Purchaser at reasonable times during normal business hours, at such Purchaser’s sole expense. Agent may treat the payees of any Note as the holder thereof until written notice of the transfer thereof shall have been received by Agent in accordance with Section 6.3. In the event that any Purchaser shall receive any payment in reduction of the Notes in an amount greater than its applicable pro rata percentage in respect of obligations to Purchasers evidenced hereby (including, without limitation amounts obtained by reason of setoffs) such Purchaser shall hold such excess in trust for Agent (on behalf of all other Purchasers) and shall promptly remit to Agent such excess amount so that the amounts received by each Purchaser hereunder shall at all times be in accordance with its applicable pro rata percentage. If, however, any Purchaser that has received any such excess amount fails to remit such amount to the Agent, the Agent shall reallocate the amounts paid on the next payment date to each Purchaser so that, after giving effect to such payments, the pro rata obligations owed by the Loan Parties to each Purchaser shall be in an amount equal to the pro rata amount owed by the Loan Parties before the date of the payment of such excess amount. In no event shall any Purchaser be deemed to have a participation or other right in, to or against any other Purchaser’s Note as a result of the payment of any excess amount.

          9.9 Reporting. During the term of this Agreement, Agent will promptly furnish each Purchaser with copies of all notices and financial statements of the Loan Parties required to be delivered or obtained hereunder and such other financial statements and reports and other information in Agent’s possession as any Purchaser may reasonably request. Agent will immediately notify Purchasers when it receives actual knowledge of any Event of Default under the Purchase Documents.
          9.10 Consent of Purchasers.
          (a) Except as expressly provided herein, Agent shall have the sole and exclusive right to service, administer and monitor the Notes and the Purchase Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Purchase Documents. Notwithstanding the foregoing, each Purchaser shall make its own investment decision with regard to the Notes, including, without limitation, the credit judgment with respect to the purchasing of the Notes and the determination as to the basis on which and extent to which purchases of Notes may be made.
          (b) Notwithstanding anything to the contrary contained in Section 9.10(a) above, Agent shall not without the prior written consent of all Purchasers then holding Notes: (i) extend any payment date under the Notes, (ii) reduce any interest rate applicable to any of the Notes or any fee payable to Purchasers hereunder, (iii) waive any Event of Default under Section 8.1(a), (iv) compromise or settle all or a portion of the Indebtedness under the Notes, (v) release any obligor from the Indebtedness under the Notes except in connection with full payment and satisfaction of all Indebtedness under the Notes, (vi) amend the definition of Required Purchasers, or (vii) amend this Section 9.10(b).
          (c) Notwithstanding anything to the contrary contained in Section 9.10(a) above, and subject to any applicable limitation set forth in Section 9.10(b) above, Agent shall not, without the prior written consent of Required Purchasers: (i) waive any Event of Default; (ii) consent to any Loan Parties’ taking any action that, if taken, would constitute an Event of Default under this Agreement or under any of the other Purchase Documents; or (iii) amend or modify or agree to an amendment or modification of this Agreement or other Purchase Documents.
          (d) After an acceleration of the Indebtedness, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, upon written instruction from the Required Purchasers, to exercise or refrain from exercising any and all rights, remedies, privileges and options under this Agreement or the other Purchase Documents and available at law or in equity to protect the rights of Agent and Purchasers and collect the Indebtedness under the Notes, including, without limitation, instituting and pursuing all legal actions brought against any Loan Party or to collect the Indebtedness under the Notes, or defending any and all actions brought by any Loan Party or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Notes or Agent’s or any Purchaser’s rights or remedies.
          9.11 This Article Not Applicable to Loan Parties. Except for this Section 9.11, this Article 9 is included in this Agreement solely for the purpose of determining certain rights as between Agent and Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of the Loan Parties and all rights and obligations of the Loan Parties (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article 9.
ARTICLE 10
PUT OPTION AND UNLOCKING RIGHTS
          10.1 Grant of Option. Parent hereby grants to each holder of Subject Securities (a “Holder”) an option to sell to Parent, and Parent is obligated to purchase from each Holder under such option (the “Put Option”), all (or such portion as is designated by any such Holder pursuant to Section 10.3 below) of the Subject Securities then owned by such Holder. The Put Option will be effective at any time and from time to time after the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date of the payment in full of the outstanding principal, interest and fees in respect of the Notes, (iii) a Change of Control.
          10.2 Put Price. In the event that any Holder exercises the Put Option, the price (the “Put Price”) to be paid to each such Holder pursuant to this Agreement will be the sum of the amount determined by multiplying the number of shares of Subject Securities (or, in the case of any Warrant, the number of shares of Underlying Common Stock into which such Warrant is convertible) for which the Put Option is being exercised (collectively, the “Put Shares”) by the Fair Market Value therefor.
          10.3 Exercise of Put Option. If any Holder elects to exercise its Put Option, such Holder shall give notice to Parent and each other Holder of such Holder’s election to exercise the Put Option, specifying, among other things, the date on which the Put Option Closing (as hereinafter defined) shall occur, which date shall not be less than twenty-one (21) days after the date of such notice. If a Holder receives such notice of another Holder’s exercise of such other Holder’s Put Option, the Holder receiving such notice may elect to exercise its Put Option and designate a Put Option Closing simultaneous with that of such other Holder by sending a notice in accordance with Section 10.1. Parent will provide each Holder desiring to exercise its Put Option with the name and address of each other Holder. Notwithstanding the foregoing, the right of each Holder to exercise its Put Option shall be an individual and separate right, and the exercise of any Put Option by any Holder shall not be conditioned upon the exercise by any other Holder of its Put Option.
          10.4 Certain Remedies. In the event that Parent defaults on its obligation to purchase all or any portion of the Put Shares upon exercise of the Put Option by any Holder, the Holder may elect, in addition to any other rights or remedies of such Holder, either to (i) rescind its exercise of the Put Option, in which case the Put Option will continue in full force and effect, or (ii) receive a promissory note in the form attached hereto as Exhibit A-3, duly executed by the Loan Parties, payable to the Holder in the principal amount of the Put Price, which promissory note shall constitute a “Junior Subordinated Note” for all purposes hereunder and under the Transaction Documents; provided, however, that such Note shall bear interest payable in cash on the outstanding principal thereof at a rate per annum equal to the Prime Rate, as such may adjust from time to time, plus three hundred (300) basis points per annum; provided, further, that the Loan Parties shall repay the unpaid principal balance of such Note in full, together with all accrued and unpaid interest, fees and other amounts due thereunder, in sixty (60) consecutive equal monthly payments commencing on the first Business Day of the first full month following the execution of such Note and there shall be no premium charged for prepaying such Note.
          10.5 Put Option Closing. Each closing for the purchase and sale of the Put Shares as to which any Holder has notified Parent of such Holder’s intention to exercise the Put Option (a “Put Option Closing”) shall occur on the date specified in such notice of exercise. At any Put Option Closing, to the extent applicable, the Holder of the Put Share will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, Parent will deliver to the Holder the Put Price, which will be payable by wire transfer of immediately payable funds to an account designated by such Holder or, at the option of Holder in its sole discretion, a promissory note in the form of Exhibit A.2, duly executed by the Loan Parties, payable to the Holder in the principal amount of the Put Price which promissory note shall constitute a “Senior Subordinated Note” for all purposes hereunder and under the Transaction Documents. In the event multiple Holders have exercised the Put Option and there is insufficient cash available to pay each such Holder the full amount of funds they have requested pursuant to the preceding sentence, any payment of cash will be made on a pro rata basis among such Holders in proportion to their respective number of Put Shares and the remaining amounts due shall be paid delivery of a Junior Subordinated Note in accordance with Section 10.4.
          10.6 Unlocking Rights. In the event that at any time after the date two (2) years from the Closing Date, Parent shall receive a bona fide third-party offer not solicited by any Purchaser or Agent (unless such solicitation occurred at the request of Parent) to purchase all or substantially all of the Common Stock or assets of Parent or to merge with the Parent or for Parent or any other Loan Party or Parties to engage in any similar transaction in a manner with no conditions that are unlikely to be satisfied prior to the proposed closing thereof that would cause the Parent’s stockholders to receive cash or publicly-traded securities in exchange for their Common Stock (an “Unlocking Offer”) and Agent and Required Purchasers shall have notified Parent that they support the Unlocking Offer, either (i) Parent shall accept such Unlocking Offer within ten (10) Business Days of receipt of notice of such Unlocking Offer or (ii) if Parent does not accept such Unlocking Offer, each Purchaser shall have the right to put all, but not less than all, of its Subject Securities to Parent in accordance with Section 10.1 at any time prior to the date that is thirty (30) days after the date Parent receives such Unlocking Offer, except that the Fair Market Value per share shall be deemed to be equal to the amount of such Unlocking Offer. Parent shall provide the Agent with prompt notice of its receipt of any Unlocking Offer and the material terms thereof.
ARTICLE 11
PURCHASE RIGHTS
          11.1 Limited Preemptive Rights. If after the date of this Agreement, Parent authorizes the issuance and sale of any shares of capital stock or any securities containing options or rights to acquire any shares of capital stock (other than in connection with the exercise of the Warrants, the issuance or exercise of Options issued pursuant to the Option Plan, an underwritten public offering or the issuance of such securities in exchange for the securities or assets of another Person as a part of Change of Control) at any time that any Purchaser holds any

Common Stock of Parent or Warrants, Parent will offer to sell to each Purchaser a portion of such securities equal to the percentage determined by dividing (i) the number of shares of Common Stock of Parent and Underlying Common Stock (without duplication) then held by such Purchaser by (ii) the number of shares of Common Stock of Parent outstanding (on a Fully Diluted Basis). For purposes of clause (ii) above, a share of Common Stock of Parent acquirable upon exercise or conversion of options or rights to acquire any shares of Common Stock of Parent shall be deemed outstanding only if the applicable conversion price, exercise price or other acquisition price is equal to or less than the then current Market Price of a share of Common Stock of Parent. Each Purchaser will be entitled to purchase such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Person. Each Purchaser must exercise its purchase rights within thirty (30) days after receipt of written notice from Parent describing in reasonable detail the stock or securities being so offered, the purchase price thereof, the payment terms and each Purchaser’s percentage allotment. Upon the expiration of such period of thirty (30) days, Parent will be free to sell such stock or securities that Purchasers have not elected to purchase during the one hundred twenty (120) days following such expiration on terms and conditions no more favorable to purchasers thereof than those offered to Purchasers. Any stock or securities offered or sold by Parent after such one hundred twenty (120) day period must be reoffered to each Purchaser pursuant to the terms of this Section 11.1. Any stock or securities purchased by a Purchaser from Parent pursuant to this Section 11.1 shall, upon such purchase and thereafter be deemed to be Securities and Registrable Securities for all purposes of this Agreement.
          11.2 Termination. The provisions of Section 11.1 shall terminate upon the consummation of an underwritten public offering of Parent’s Common Stock registered under the Securities Act with an investment banking firm of national reputation as managing underwriter.
ARTICLE 12
REGISTRATION RIGHTS
          12.1 Piggyback Registrations.
          (a) Whenever Parent proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Parent will give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect of the proposed offering at least thirty (30) days before the initial filing with the SEC of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 12.1 shall advise Parent in writing within fifteen (15) days after the date of receipt of such notice from Parent, setting forth the amount of such Registrable Securities for which registration is requested. Parent shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.

          (b) The registration expenses of the holders of Registrable Securities will be paid by Parent in all Piggyback Registrations to the extent provided in Section 12.6.
          (c) If a Piggyback Registration is an underwritten primary registration on behalf of holders of Parent’s securities, and the managing underwriters advise Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to Parent, Parent will include in such registration: (i) first, the securities Parent proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of the securities requested to be included in such registration, provided that no holders of such securities will have priority for inclusion in such registration over the holders of the Registrable Securities.
          (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Parent’s securities, and the managing underwriters advise Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, Parent will include in such registration the Registrable Securities requested to be included in such registration, pro rata among the holders of other securities requested to be included in such registration, provided that no holders of such securities will have priority for inclusion in such registration over the holders of the Registrable Securities.
          (e) If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities who request to be included in such Piggyback Registration. Such approval will not be unreasonably withheld.
          (f) If Parent has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 12.1, and if such previous registration has not been withdrawn or abandoned, Parent will not file a registration statement or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.
          12.2 Demand Registration Rights.
          (a) If, at any time after Parent has filed any registration statement under the Securities Act or the Securities Exchange Act, except with respect to registration statements filed on Form S-8 or any successor form, Parent receives a written request by the holders of a majority of the Registrable Securities to effect the registration under the Securities Act of such shares of Common Stock of Parent, Parent shall follow the procedures described in this Section 12.2. Within five (5) days of its receipt of such request, Parent shall give written notice of such proposed registration (a “Demand Registration”) to all holders of Registrable Securities, and thereupon, Parent shall, as expeditiously as possible, use its best reasonable efforts to effect the registration on a form of general use under the Securities Act of the shares it has been requested to register in such initial request and in any response to such notice given to Parent within twenty (20) days after Parent’s giving of such notice; provided, however, that Parent shall not be required to effect a Demand Registration if more than two Demand Registrations have been undertaken.
          (b) Parent may not be required to effect a registration pursuant to this Section 12.2 during the first 180 days after the effective date of any registration statement filed by Parent under Section 12.1 if the holders of Registrable Securities requesting registration have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities.
          (c) Parent may include in any registration under this Section 12.2 any other shares of Common Stock of Parent (including issued and outstanding shares of stock as to which the holders thereof have contracted with Parent for “piggyback” registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter of the shares of the stockholder or stockholders first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the stock sought to be registered by such demanding stockholder or stockholders pursuant to this Section 12.2.
          12.3 S-3 Demand Registration Rights. In addition to the registration rights provided in Sections 12.1 and 12.2 above, if at any time Parent is eligible to use SEC Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any holder of Registrable Securities may request in writing that Parent register shares of Registrable Securities on such form. Upon receipt of such request, Parent will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to Parent within thirty (30) days of receipt of Parent’s notice) to have its Registrable Securities included in such registration pursuant to this Section 12.3. Thereupon, Parent will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that Parent has so been requested to register by such holder for sale. Parent will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes. Parent shall not be required to effect more than three registrations pursuant to this Section 12.3.
          12.4 Holdback Agreements.
          (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Parent, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety (90)-day period (or such longer period, not to exceed ninety (90) additional days, as the managing underwriter shall require) beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included or Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) Parent agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of or any underwritten Piggyback Registration or Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 10% (on a fully-diluted basis) of its Common Stock of Parent, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from Parent at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.
          12.5 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, Parent will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Warrants held by a holder of Registrable Securities requesting registration as to which Parent has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto Parent will as expeditiously as possible:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Parent will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);
          (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (c) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Parent will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);
          (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Parent will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
          (e) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;
          (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
          (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
          (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Parent, and cause Parent’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Parent’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (j) permit any holder of Registrable Securities, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of Parent, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Parent in writing, which in the reasonable judgment of such holder and its counsel should be included; and

          (k) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock of Parent included in such registration statement for sale in any jurisdiction, Parent will use its reasonable best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of Parent and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of Parent, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to Parent in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of Parent’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of Parent, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to Parent an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to Parent.
          12.6 Registration Expenses. All expenses incident to Parent’s performance of or compliance with this Article 12, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Parent and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Parent (all such expenses, excluding underwriting discounts and commissions, being herein called “Registration Expenses”), will be borne by Parent. Parent will bear the cost of one set of counsel for the Holders of Registrable Securities participating in any Piggyback Registration or Demand Registration. All underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration.
          12.7 Indemnification.
          (a) Parent agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parent by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Parent has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Parent will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, however, that the obligations of each holder of Registrable Securities shall be limited to an amount equal to the net proceeds to such holder of Registrable Securities sold as contemplated herein.
          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Parent also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event Parent’s indemnification is unavailable for any reason.
          12.8 Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Parent or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.

ARTICLE 13
SUBORDINATION OF NOTES
          13.1 General. The Subordinated Notes are subordinate and junior in right of payment to the Senior Term Loans and the Revolving Loans and the Junior Subordinated Notes are subordinate and junior in right of payment to the Senior Subordinated Notes to the extent provided in this Article 13.
          13.2 Default in Respect of Senior Term Loan or Revolving Loan.
          (a) Senior Note Payment Default. In the event of an Event of Default pursuant to Section 8.1(a) with respect to any Senior Term Note or Revolving Loan (a “Senior Note Payment Default”) then, unless and until such Senior Note Payment Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Notes, or as a sinking fund for any Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Notes, during any period:
     (i) commencing on the date notice of such Senior Note Payment Default shall have been given to Purchaser holding Subordinated Notes by the Agent and ending on the date on which such Senior Note Payment Default shall have been cured or waived or shall have ceased to exist; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Note Payment Default, or in which the maturity of such Senior Term Notes or Revolving Loans shall have been accelerated in respect of such Senior Note Payment Default and such acceleration shall not have been annulled.
          (b) Senior Note Covenant Default. In the event of an Event of Default with respect to any Senior Term Note or Revolving Loan other than pursuant to Section 8.1(a) (a “Senior Note Covenant Default”), then, unless and until such Senior Note Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Notes, or as a sinking fund for any Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Notes, during any period:
     (i) of one hundred eighty (180) days after written notice (a “Senior Note Blocking Notice”) of such Senior Note Covenant Default shall have been given to the Loan Parties and to Purchaser holding Subordinated Notes by the Agent, provided that only one (1) such Senior Note Blocking Notice shall be given pursuant to the terms of this Section 13.2(b)(i) in any three hundred sixty (360) day period; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Note Covenant Default, or in which an effective notice of acceleration of the maturity of such Senior Term Notes or Revolving Loans shall have been transmitted to the Loan Parties and each of the holders of the Subordinated Notes in respect of such Senior Note Covenant Default and such acceleration shall not have been annulled, or in which notice of the failure to pay such Senior Term Notes or Revolving Loans upon their final maturity shall have been transmitted to the Loan Parties and each of the holders of the Subordinated Notes and such failure shall be continuing;
provided that (A) no Senior Note Covenant Default that served as the basis for, or existed at the time of, a previous Senior Note Blocking Notice, shall provide the basis for a subsequent Senior Note Blocking Notice unless such Senior Note Covenant Default has been cured or waived for a period of at least one hundred eighty (180) consecutive days, and (B) notwithstanding the foregoing, no more than four (4) payment blockages may be imposed under any of the provisions of this Section 13.2(b) while the Junior Subordinated Notes shall remain outstanding.
          (c) Notice by Agent. Agent shall give written notice to each holder of Subordinated Notes of any Senior Note Covenant Default or Senior Note Payment Default (and any acceleration of the maturity of any Indebtedness as a result thereof) and the receipt of any notice under Section 13.2(a) or (b) immediately upon the occurrence or receipt thereof, as the case may be.
          13.3 Default in Respect of Senior Subordinated Notes.
          (a) Senior Subordinated Notes Payment Default. In the event of an Event of Default pursuant to Section 8.1(a) with respect to any Senior Subordinated Note (a “Senior Subordinated Notes Payment Default”) then, unless and until such Senior Subordinated Notes Payment Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Junior Subordinated Notes) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Junior Subordinated Notes, or as a sinking fund for any Junior Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Junior Subordinated Notes, during any period:
     (i) commencing on the date notice of such Senior Subordinated Notes Payment Default shall have been given to Purchaser holding Junior Subordinated Notes by the Agent and ending on the date on which such Senior Subordinated Notes Payment Default shall have been cured or waived or shall have ceased to exist; or

     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Subordinated Notes Payment Default, or in which the maturity of such Senior Subordinated Notes shall have been accelerated in respect of such Senior Subordinated Notes Payment Default and such acceleration shall not have been annulled.
          (b) Senior Subordinated Notes Covenant Default. In the event of an Event of Default with respect to any Senior Subordinated Note other than pursuant to Section 8.1(a) (a “Senior Subordinated Notes Covenant Default”), then, unless and until such Senior Subordinated Notes Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made be delivery of Junior Subordinated Notes) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Junior Subordinated Notes, or as a sinking fund for any Junior Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Junior Subordinated Notes, during any period:
     (i) of one hundred eighty (180) days after written notice (a “Senior Subordinated Notes Blocking Notice”) of such Senior Subordinated Notes Covenant Default shall have been given to the Loan Parties and to Purchaser holding Junior Subordinated Notes by the Agent, provided that only one (1) such Senior Subordinated Notes Blocking Notice shall be given pursuant to the terms of this Section 13.3(b)(i) in any three hundred sixty (360) day period; or
     (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Subordinated Notes Covenant Default, or in which an effective notice of acceleration of the maturity of such Senior Subordinated Notes shall have been transmitted to the Loan Parties and each of the holders of the Junior Subordinated Notes in respect of such Senior Subordinated Notes Covenant Default and such acceleration shall not have been annulled, or in which notice of the failure to pay such Senior Subordinated Notes upon its final maturity shall have been transmitted to the Loan Parties and each of the holders of the Junior Subordinated Notes and such failure shall be continuing;
provided that (A) no Senior Subordinated Notes Covenant Default that served as the basis for, or existed at the time of, a previous Senior Subordinated Notes Blocking Notice, shall provide the basis for a subsequent Senior Subordinated Notes Blocking Notice unless such Senior Subordinated Notes Covenant Default has been cured or waived for a period of at least one hundred eighty (180) consecutive days, and (B) notwithstanding the foregoing, no more than four (4) payment blockages may be imposed under any of the provisions of this Section 13.3(b) while the Junior Subordinated Notes shall remain outstanding.
          (c) Notice by Agent. Agent shall give written notice to each holder of Junior Subordinated Notes of any Senior Subordinated Notes Covenant Default or Senior Subordinated Notes Payment Default (and any acceleration of the maturity of any Indebtedness as a result thereof) and the receipt of any notice under Section 13.3(a) or (b) immediately upon the occurrence or receipt thereof, as the case may be.
          13.4 Insolvency, etc. In the event of:
          (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Loan Party, its creditors or its Properties and Facilities;
          (b) any proceeding for the liquidation, dissolution or other winding-up of any Loan Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;
          (c) any assignment by any Loan Party for the benefit of creditors; or
          (d) any other marshalling of the assets of any Loan Party;
     (i) then, solely from the proceeds of all Accounts (as defined in the Security Agreement) and all Inventory (as defined in the Security Agreement), first, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of the Agent in connection with enforcing the rights of the Purchasers under the Purchase Documents, shall be paid;
               second, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of the Purchasers in connection with enforcing the rights of the Purchasers under the Purchase Documents, shall be paid;
               third, all Revolving Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than securities of any Loan Party or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 13 with respect to Subordinated Notes, to the payment of all of the Revolving Notes and the Senior Term Notes at the time outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment (such securities being referred to as “Other Subordinated Securities”)) or other property shall be made to any holder of any Senior Term Notes or Subordinated Notes;
               fourth, all Senior Term A Notes shall be paid in full in cash in order of scheduled maturity pursuant to Annex C before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property, shall be made to any holder of any Senior Term B Notes, Senior Term C Notes or Subordinated Notes;
               fifth, all Senior Term B Notes shall be paid in full in cash in order of scheduled maturity pursuant to Annex C before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property, shall be made to any holder of any Senior Term C Notes or Senior Subordinated Notes;

               sixth, all Senior Term C Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property, shall be made to any holder of Subordinated Notes;
               seventh, all Senior Subordinated Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than securities of any Loan Party or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 13 with respect to Junior Subordinated Notes, to the payment of all Senior Subordinated Notes at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment (such securities being referred to as “Other Subordinated Junior Notes”)) or other property shall be made to any holder of any Junior Subordinated Notes;
               and eighth, all Junior Subordinated Notes shall be paid in full in cash; and
          (ii) then, from the proceeds of all Collateral (as defined in the Security Agreement) other than the Collateral described in clause (i) above, first, to the extent not paid pursuant to clause “first” of Section 13.4(d)(i) above, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of the Agent in connection with enforcing the rights of Purchasers under the Purchase Documents, shall be paid;
               second, to the extent not paid pursuant to clause “second” of Section 13.4(d)(i) above, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of Purchasers in connection with enforcing the rights of Purchasers under the Purchase Documents, shall be paid;
               third, all Senior Term A Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property shall be made to any holder of any Senior Term B Notes, Senior Term C Notes, Revolving Notes or Subordinated Notes;
               fourth, all Senior Term B Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property shall be made to any holder of any Senior Term C Notes, Revolving Notes or Subordinated Notes;
               fifth, all Senior Term C Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property shall be made to any holder of any Revolving Notes or Subordinated Notes;
               sixth, to the extent not paid in full in cash pursuant to clause “first” of Section 13.4(i) above, all Revolving Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property shall be made to any holder of any Subordinated Notes;

               seventh, all Senior Subordinated Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Junior Notes) or other property shall be made to any holder of any Junior Subordinated Notes;
               and eighth, all Junior Subordinated Notes shall be paid in full in cash.
Solely with respect to the proceeds of all Accounts and all Inventory (each as defined in the Security Agreement), any payment or distribution, whether made in cash, securities (other than Other Subordinated Securities or Other Subordinated Junior Notes) or other property, and whether made directly or indirectly that would otherwise (but for Section 13.4(d)(i)) be payable or deliverable in respect of the Senior Term Notes or the Subordinated Notes, shall be paid or delivered directly first to the holders of the Revolving Notes in accordance with the priorities then existing among such holders until all Revolving Notes shall have been paid in full in cash, second to the holders of the Senior Term A Notes in order of maturity pursuant to Annex C until all Senior Term A Notes shall have been paid in full in cash, third to the holders of the Senior Term B Notes in order of maturity pursuant to Annex C until all Senior Term B Notes shall have been paid in full in cash, fourth to the holders of the Senior Term C Notes in order of maturity until all Senior Term C Notes shall have been paid in full in cash, fifth to the holders of Senior Subordinated Notes in accordance with the priorities then existing among such holders until all Senior Subordinated Notes shall have been paid in full in cash, and sixth to the holders of Junior Subordinated Notes in accordance with the priorities then existing among such holders until all Junior Subordinated Notes shall have been paid in full in cash.
With respect to the proceeds of all Collateral other than Accounts and Inventory (each as defined in the Security Agreement), any payment or distribution, whether made in cash, securities (other than Other Subordinated Securities or Other Subordinated Junior Notes) or other property, and whether made directly or indirectly that would otherwise (but for Section 13.4(d)(ii)) be payable or deliverable in respect of Subordinated Notes shall be paid or delivered directly first to the holders of the Senior Term A Notes in order of maturity pursuant to Annex C until all Senior Term A Notes shall have been paid in full in cash, second to the holders of the Senior Term B Notes in order of maturity pursuant to Annex C until all Senior Term B Notes shall have been paid in full in cash, third to the holders of the Senior Term C Notes in order of maturity until all Senior Term C Notes shall have been paid in full in cash, fourth to the extent not paid in full in cash pursuant to Section 13.4(d)(i) above and the immediately preceding paragraph, to the holders of the Revolving Notes, fifth to the holders of Senior Subordinated Notes in accordance with the priorities then existing among such holders until all Senior Subordinated Notes shall have been paid in full in cash, and sixth to the holders of Junior Subordinated Notes in accordance with the priorities then existing among such holders until all Junior Subordinated Notes shall have been paid in full in cash.
          13.5 Limited Suspension of Remedies of Holders of Subordinated Notes. At any time during which payment on the Subordinated Notes shall be prohibited pursuant to the terms of Sections 13.2 or 13.3, no holder of Subordinated Notes (or the Agent in respect thereof) may:

          (a) declare or join in the declaration of any Subordinated Notes to be due and payable or otherwise accelerate the maturity of the principal of the Subordinated Notes, accrued interest thereon or prepayment premium or other amounts due thereunder, or
          (b) commence any administrative, legal or equitable action against the Loan Parties;
provided, however, that the limitations contained in clauses (a) and (b) above shall terminate with respect to such period on the earlier of (i) the date on which the Agent or any holders of the Senior Loans accelerates the maturity of the Senior Loans pursuant to Section 13.2 or, with respect to the Junior Subordinated Notes, the date on which the holders of the Senior Subordinated Notes accelerate the maturity of the Senior Subordinated Notes pursuant to Section 13.3 and (ii) the date that is the one hundred eightieth (180th) day after the date of delivery of written notice by Agent to the holders of the Subordinated Notes or by Agent to the holders of the Junior Subordinated Notes, as the case may be, of the occurrence and continuance of a Default or Event of Default under this Agreement.
          13.6 Proof of Claim. Each holder of Subordinated Notes irrevocably authorizes and empowers the holders of Senior Loans and each holder of Junior Subordinated Notes irrevocably authorizes and empowers the holders of Senior Subordinated Notes in any proceeding under any federal or state bankruptcy or insolvency law, or any other reorganization, dissolution or liquidation proceedings of the Loan Parties to file a proof of claim on behalf of such holder of Subordinated Notes or Junior Subordinated Notes, as the case may be, with respect to the Subordinated Notes or the Junior Subordinated Notes, as the case may be, and the other amounts owing hereunder and the Notes if (and only if) such holder of Subordinated Notes or Junior Subordinated Notes, as the case may be, fails to file proof of its claims prior to ten (10) days before the expiration of the time period during which such proof of claim must be filed. Neither this Section 13.6, nor any other provisions hereof, shall be construed to give the holders of Senior Loans any right to vote any Subordinated Notes or the holders of Senior Subordinated Notes any right to vote any Junior Subordinated Notes, or any related claim, whether in connection with any resolution, arrangement, plan of reorganization, compromise, settlement, election, or otherwise.
          13.7 Acceleration of Subordinated Notes. In the event that any Subordinated Notes shall be declared due and payable as the result of the occurrence of any one or more Events of Default in respect thereof, under circumstances when the terms of Section 13.2 do not prohibit payment on Subordinated Notes, no payment shall be made in respect of any Subordinated Notes unless and until all Senior Loans shall have been paid in full in cash or such declaration and its consequences shall have been rescinded and all such Defaults and Events of Default shall have been remedied or waived or shall have ceased to exist. In the event that any Junior Subordinated Notes shall be declared due and payable as the result of the occurrence of any one or more Events of Default in respect thereof, under circumstances when the terms of Section 13.3 do not prohibit payment on Junior Subordinated Notes, no payment shall be made in respect of any Junior Subordinated Notes unless and until all Senior Subordinated Notes shall have been paid in full in cash or such declaration and its consequences shall have been rescinded and all such Defaults and Events of Default shall have been remedied or waived or shall have ceased to exist.

          13.8 Turnover of Payments.
          (a) If:
     (i) any payment or distribution shall be collected or received by any holders of Subordinated Notes in contravention of any of the terms of this Article 13 and prior to the payment in full in cash of the Senior Loans at the time outstanding; and
     (ii) the Agent shall have notified such holders of Subordinated Notes, within one hundred eighty (180) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Article 13;
then such holders of Subordinated Notes will deliver such payment or distribution, to the extent necessary to pay all such Senior Loans in full in cash, to the holders of such Senior Loans and, until so delivered, the same shall be held in trust by such holders of Subordinated Notes as the property of the holders of such Senior Loans. If after any amount is delivered pursuant to this Section 13.8(a), whether or not such amounts have been applied to the payment of the Senior Loans, and the outstanding Senior Loans shall thereafter be paid in full in cash by the Loan Parties or otherwise other than pursuant to this Section 13.8(a), the holders of Senior Loans shall return to such holders of Subordinated Notes an amount equal to the amount delivered to such holders of Senior Loans pursuant to this Section 13.8(a). Any optional prepayment made in respect of the Subordinated Notes that violates this Agreement shall also be subject to this Section 13.8(a).
          (b) If:
     (i) any payment or distribution shall be collected or received by any holders of Junior Subordinated Notes in contravention of any of the terms of this Article 13 and prior to the payment in full in cash of the Senior Subordinated Notes at the time outstanding; and
     (ii) the Agent shall have notified such holders of Junior Subordinated Notes, within one hundred eighty (180) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Article 13;
then such holders of Junior Subordinated Notes will deliver such payment or distribution, to the extent necessary to pay all such Senior Subordinated Notes in full in cash, to the holders of such Senior Subordinated Notes and, until so delivered, the same shall be held in trust by such holders of Junior Subordinated Notes as the property of the holders of such Senior Subordinated Notes. If after any amount is delivered to the holders of Senior Subordinated Notes pursuant to this Section 13.8(b), whether or not such amounts have been applied to the payment of Senior Subordinated Notes, and the outstanding Senior Subordinated Notes shall thereafter be paid in full in cash by the Loan Parties or otherwise other than pursuant to this Section 13.8(b), the holders of Senior Subordinated Notes shall return to such holders of Junior Subordinated Notes an amount equal to the amount delivered to such holders of Senior Subordinated Notes pursuant to this Section 13.8(b). Any optional prepayment made in respect of the Junior Subordinated Notes that violates this Agreement shall also be subject to this Section 13.8(b).
          13.9 Obligations Not Impaired.
          (a) No Impairment of Senior Loans or Senior Subordinated Note. No right of any present or future holder of any Senior Loans and no right of any present or future holder of any Senior Subordinated Notes to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Loan Parties or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Loan Parties with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
          (b) No Impairment of Subordinated Notes. Nothing contained in this Article 13 shall impair, as between the Loan Parties and any holder of Subordinated Notes, the obligation of the Loan Parties to pay to such holder the principal thereof and prepayment premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms of this Agreement, or prevent any holder of any Subordinated Notes from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement all subject to the rights of the holders of the Senior Loans to receive cash, securities or other property otherwise payable or deliverable to the holders of Subordinated Notes.
          13.10 Payment of Debt; Subrogation. Upon the payment in full of all Senior Loans in cash and termination of the Revolving Loan Commitment, the holders of Subordinated Notes shall be subrogated to all rights of any holder of Senior Loans to receive any further payments or distributions applicable thereto until the Subordinated Notes shall have been paid in full, and such payments or distributions received by the holders of Subordinated Notes by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Loans, shall, as between the Loan Parties and its creditors other than the holders of Senior Loans, on the one hand, and the holders of Subordinated Notes, on the other hand, be deemed to be a payment by the Loan Parties on account of Senior Loans and not on account of Subordinated Notes. Upon the payment in full of all Senior Subordinated Notes in cash, the holders of Junior Subordinated Notes shall be subrogated to all rights of any holder of Senior Subordinated Notes to receive any further payments or distributions applicable to the Senior Subordinated Notes until the Junior Subordinated Notes shall have been paid in full, and such payments or distributions received by the holders of Junior Subordinated Notes by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Subordinated Notes, shall, as between the Loan Parties and its creditors other than the holders of Senior Subordinated Notes, on the one hand, and the holders of Junior Subordinated Notes, on the other hand, be deemed to be a payment by the Loan Parties on account of Senior Subordinated Notes and not on account of Junior Subordinated Notes.
          13.11 Reliance of Holders of Senior Loans; Reliance of Holders of Senior Subordinated Notes; Amendments.

          (a) Reliance of Holders of Senior Loans. Each holder of Subordinated Notes by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Loans, whether such financing was created or acquired before or after the creation of Subordinated Notes, to acquire and hold, or to continue to hold, such Senior Loans, and such holder of Senior Loans shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Loans.
          (b) Reliance of Holders of Senior Subordinated Notes. Each holder of Junior Subordinated Notes by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Subordinated Notes, whether such Senior Subordinated Note was created or acquired before or after the creation of Junior Subordinated Notes, to acquire and hold, or to continue to hold, such Senior Subordinated Notes, and such holder of Senior Subordinated Notes shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Subordinated Notes.
          (c) Amendments. Notwithstanding anything to the contrary herein, no amendment, waiver or other modification of this Article 13 shall be effective unless such amendment, waiver or other modification shall have been approved in writing by Agent and all of the holders of Senior Loans and Subordinated Notes outstanding at the time of such amendment, waiver or other modification.
ARTICLE 14
MISCELLANEOUS
          14.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Loan Parties may not assign or transfer their rights hereunder or any interest herein or delegate their duties hereunder and (ii) Purchasers shall have the right to assign their rights hereunder and under the Securities in accordance with Article 6.
          14.2 Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by each of the Loan Parties to be bound thereby, and to the extent such modification, amendment or waiver relates (i) to the Notes, such instrument must be executed by Agent on behalf of Purchasers upon satisfaction of the conditions set forth in Section 9.10, (ii) to the Warrants or the Underlying Common Stock, such instrument must be executed by the holders of a seventy-five percent (75%) of the Warrant Shares and (iii) to the Preferred Stock, such instrument must be executed by the holders of a seventy-five percent (75%) of the Preferred Stock.
          14.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that Agent or Purchasers or any holder of Notes, Warrants or Warrant Shares would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, satisfy the conditions set forth in Section 9.10 and shall be effective only to the extent in such writing specifically set forth.
          14.4 Reimbursement of Expenses. The Loan Parties jointly and severally agree to pay or reimburse Agent and Purchasers upon demand for all fees and expenses incurred or payable by Agent or Purchasers (including, without limitation, reasonable fees and expenses of special counsel for Agent or any Purchaser and changes for services performed for Purchaser’s by Agents’ internal auditing staff), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Purchase Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or collection of any Note.
          14.5 Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
          14.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:
to the Loan Parties:
IST Acquisitions, Inc.
c/o American Capital Strategies, Ltd.,
461 Fifth Avenue, 26th Floor,
New York, New York 10017
Attn:  Robert Klein
           Chairman
Facsimile: (212) 213-2060
with a copy to:
Imaging and Sensing Technology Corporation
100 IST Center
Horseheads, New York 14845
Attn: Donald Hartman
Facsimile: (607) 562-4300

to Agent:
American Capital Strategies, Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attn: Compliance Officer
Facsimile: (301) 654-6714
with a copy to:
American Capital Strategies, Ltd.,
461 Fifth Avenue, 26th Floor,
New York, New York 10017
Attn:  Robert Klein
           Managing Director and Principal
Facsimile: (212) 213-2060
with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Christopher Aidun, Esq.
Facsimile: (212) 310-8127
to Purchasers:
As set forth on Annex A
or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.
          14.7 Survival. All representations, warranties, covenants and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Securities and shall continue in full force and effect so long as any Securities are outstanding and until payment in full of all of the Loan Parties’ obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.
          14.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
          14.9 Jurisdiction, Consent to Service of Process.

          (a) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT AND PURCHASERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (b) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY NEW YORK OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
          14.10 Jury Trial Waiver. THE LOAN PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
          14.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.
          14.12 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          14.13 Indemnity. The Loan Parties hereby agree to indemnify, defend and hold harmless Agent and Purchasers and their officers, directors, employees, agents and representatives, and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees, to which Agent or any Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, the Loan Parties or their Affiliates or any officer, director, employee, agent or representative of the Loan Parties or their Affiliates with respect to the Transactions, the Securities, Charter Documents, the Bylaws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse Agent and Purchasers and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, the Loan Parties agree to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 14.13 that is permissible under applicable law.
          14.14 Environmental Indemnity. The Loan Parties, and their successors and assigns, hereby release and discharge, and agree to defend, indemnify and hold harmless, Agent, Purchasers and their Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (i) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (ii) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Loan Parties; (iii) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv) (including Management either from the Properties and Facilities or from any property covered by clause (iv), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv)); (iv) Conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Closing Date, (I) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with, (A) the Loan Parties, (B) any of the Loan Parties’ Affiliates, or (C) any predecessor or successor organization of those identified in (A) or (B); or (II) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of the Loan Parties; (v) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, (vi) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present properties and facilities, including, without limitation, human exposure thereto; (vii) any spill, release, discharge or emission affecting the past and present properties and facilities, whether or not the same originates or emanates from such properties and facilities or any contiguous real estate, including, without limitation, any loss of value of such properties and facilities as a result thereof; or (viii) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by the Loan Parties in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present properties and facilities or any other circumstances that might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Loan Parties under the Notes.
          14.15 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.
          14.16 Integration. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof. This Agreement shall amend and restate the Existing Purchase Agreement in its entirety, and the initial agreement shall have no further effect as of the date hereof.
* * *

SIGNATURE PAGE TO
AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LOAN PARTIES: IST ACQUISITIONS, INC.
By:	/s/ Donald Hartman
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:	/s/ Donald Hartman
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST CONAX NUCLEAR, INC.
By:	/s/ Donald Hartman
	Name:	Donald Hartman
	Title:	Chief Executive Officer

I.S. TECHNOLOGY de PUERTO RICO, INC.
By:	/s/ Donald Hartman
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST INSTRUMENTS, INC.
By:	/s/ Donald Hartman
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP.
By:	/s/ Donald Hartman
	Name:	Donald Hartman
	Title:	Chief Executive Officer

QUADTEK, INC.
By:	/s/ Donald Hartman
	Name:	Donald Hartman
	Title:	Chief Executive Officer

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

PURCHASERS: AMERICAN CAPITAL STRATEGIES, LTD.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

ACS FUNDING TRUST I
By:	AMERICAN CAPITAL STRATEGIES, LTD., its Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

COLTS TRUST 2004-1[1]
By:	WACHOVIA BANK, NATIONAL ASSOCIATION, its Servicer

By:
	Name:	Kenneth Gacevich
	Title:	Vice President

[1]	CoLTS Trust 2004-1 did not consent to the amendments effected by the Amended and Restated Note and Equity Purchase Agreement and thus is not a signatory hereto.

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Kenneth Gacevich
	Name:	Kenneth Gacevich
	Title:	Vice President

ANNEX

Annex A	Purchasers and Payment Information
Annex B	Purchaser Allocations
Annex C	Amortization Schedule
Annex D	Maximum Debt to EBITDA Ratio
Annex E	Minimum Interest Coverage Ratio
Annex F	Minimum EBITDA
SCHEDULES

“Organizational Schedule”	(Schedule 5.1(a))
“Capitalization Schedule”	(Schedule 5.1(d)(ii))
“Litigation Schedule”	(Schedule 5.1(j))
“Environmental Schedule”	(Schedule 5.1(l))
“Properties Schedule”	(Schedule 5.1(q))
“Intellectual Property Schedule”	(Schedule 5.1(r))
“Undisclosed Liabilities Schedule”	(Schedule 5.1(w))
“Permitted Indebtedness Schedule”	(Schedule 7.2(a))
“Permitted Encumbrances Schedule”	(Schedule 7.2(b))
EXHIBITS

EXHIBIT A-1.1	Form of Senior Term A Note
EXHIBIT A-1.2	Form of Senior Term B Note
EXHIBIT A-1.3	Form of Senior Term C Note
EXHIBIT A-2	Form of Senior Subordinated Note
EXHIBIT A-3	Form of Junior Subordinated Note
EXHIBIT A-4	Form of Revolving Note
EXHIBIT B	Form of Warrants

EXHIBIT C	Form of Security Agreement
EXHIBIT D	Form of Collateral Assignment
EXHIBIT E	Form of Pledge Agreement
EXHIBIT E-1	Form of French Pledge Agreement
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	Form of Investment Banking Agreement
EXHIBIT H	Request for Borrowing
EXHIBIT I	Stockholders Agreement

ANNEX A
INFORMATION RELATING TO PURCHASERS
Name and Address
of Initial Purchaser
AMERICAN CAPITAL STRATEGIES, LTD.
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814
Certain of the Notes have or will be assigned or sold to the following entities:
ACS FUNDING TRUST I
c/o AMERICAN CAPITAL STRATEGIES, LTD.,
as Servicer
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
WACHOVIA BANK, NATIONAL ASSOCIATION
One Wachovia Center, Mail Code: NC0610
Charlotte, NC 28288
Attn: William J. Brown
COLTS TRUST 2004-1
c/o Wachovia Bank, National Association
One Wachovia Center
Mail Code: NC0600
301 South College Street
Charlotte, NC 28288
Attn.: Kenneth Gacevich / Dominic Barakat
(1)	All payments:
If by wire:
Bank: Wells Fargo Bank, N.A. ABA#: XXXXXXXXX Account Name: ACS Funding Trust I Account #: XXXX-XXXXXX

Bank: Wachovia Bank, National Association ABA#: XXXXXXXXX Name: Incoming Wires Account Account #: XXXXXXXXXXXXX Account Name: COLTS Collateral FFC: 1076022995 Attn: CDO Group
If by mail:
ACS Funding Trust I NW 7941 P.O. Box 1450 Minneapolis, MN 55485-7941
If by overnight parcel service
(e.g., FedEx, UPS, etc):
NW 7941 c/o Regular ACS Funding Trust I 1350 Energy Lane, Suite 200 St. Paul, MN 55108
with sufficient information to identify the source and application of such funds.
** All check should be made payable to “ACS Funding Trust I”
(2)	All notices of payments and written confirmations of such wire transfers:

American Capital Strategies, Ltd., as Servicer 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814 Attn: Comptroller Facsimile: (301) 654-6714
(3)	All other communications:

If regarding any Note:

American Capital Strategies, Ltd., as Servicer 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814 Attn: Compliance Officer Facsimile: (301) 654-6714

If regarding the Senior Term A Notes:

Wachovia Bank, National Association One Wachovia Center, Mail Code: NC0610 Charlotte, NC 28288 Attn: William J. Brown

ANNEX B
Purchaser Allocations

Purchaser	Allocation

American Capital Strategies, Ltd.	100%*

*	The outstanding principal amount of the $15,000,000 Senior Term A Notes will be sold to Wachovia Bank, National Association immediately after the Closing Date.

ANNEX C
Note Repayment Schedule
Senior Term A Notes

Payment Date	Payment Amount
August 31, 2004	$312,500
November 30, 2004	$312,500
February 28, 2005	$312,500
May 31, 2005	$312,500
August 31, 2005	$500,000
November 30, 2005	$500,000
February 28, 2006	$500,000
May 31, 2006	$500,000
August 31, 2006	$750,000
November 30, 2006	$750,000
February 28, 2007	$750,000
May 31, 2007	$750,000
August 31, 2007	$1,000,000
November 30, 2007	$1,000,000
February 28, 2008	$1,000,000
May 31, 2008	$1,000,000
August 31, 2008	$1,187,500
November 30, 2008	$1,187,500
February 28, 2009	$1,187,500
May 24, 2009	$1,187,500 (plus any remaining unpaid outstanding amounts owing)
Senior Term B Notes

Payment Date	Payment Amount
August 31, 2004	$25,000
November 30, 2004	$25,000
February 28, 2005	$25,000
May 31, 2005	$25,000
August 31, 2005	$25,000
November 30, 2005	$25,000
February 28, 2006	$25,000
May 31, 2006	$25,000
August 31, 2006	$25,000
November 30, 2006	$25,000
February 28, 2007	$25,000
May 31, 2007	$25,000
August 31, 2007	$25,000
November 30, 2007	$25,000
February 28, 2008	$25,000
May 31, 2008	$25,000

Payment Date	Payment Amount
August 31, 2008	$25,000
November 30, 2008	$25,000
February 28, 2009	$25,000
May 31, 2009	$25,000
August 31, 2009	$25,000
November 30, 2009	$25,000
February 28, 2010	$25,000
May 24, 2010	$25,000 (plus any remaining unpaid outstanding amounts owing)

ANNEX D
Maximum Debt to EBITDA Ratio

July 04	6.00
Oct. 04	6.00
Jan. 05	6.00
April 05	6.25

July 05	6.00
Oct. 05	5.75
Jan. 06	5.50
April 06	5.25

July 06	5.00
Oct. 06	4.75
Jan. 07	4.75
April 07	4.50

July 07	4.50
Oct. 07	4.25
Jan. 08	4.00
April 08	4.00

ANNEX E
Minimum Interest Coverage Ratio

July 04	1.90
Oct. 04	1.90
Jan. 05	1.90
April 05	1.90

July 05	1.90
Oct. 05	2.00
Jan. 06	2.10
April 06	2.20

July 06	2.50
Oct. 06	2.50
Jan. 07	2.50
April 07	2.75

July 07	2.75
Oct. 07	3.00
Jan. 08	3.00
April 08	3.00

ANNEX F
Minimum EBITDA

July 04	1,000,000
Oct. 04	2,250,000
Jan. 05	3,250,000
April 05	4,500,000

July 05	4,500,000
Oct. 05	4,500,000
Jan. 06	5,000,000
April 06	5,000,000

July 06	5,500,000
Oct. 06	5,500,000
Jan. 07	6,000,000
April 07	6,000,000

July 07	6,500,000
Oct. 07	6,500,000
Jan. 08	7,000,000
April 08	7,000,000

SCHEDULES

Schedule 5.1(a)
Organization Schedule
5.1(a). Borrower is qualified to do business only in Texas.
5.1(d)(iii).

		Authorized
Name	Jurisdiction	Shares/Type	Par Value	Issued Shares
Parent	Delaware	125,000 Class A Common Stock	$.001/share	[ ] Class A Common Stock

		125,000 Class B Common Stock	$.001/share

		100,000 Preferred Stock	$.001/share	10,000 Class B Common Stock

Borrower	New York	10,000 Class A Common Stock	$1.00/share	3,500 Class A Common Stock

		10,000 Class B Common Stock	$1.00/share	56 Class B Common Stock

IST Conax Nuclear, Inc.	New York	500,000 Class A Common	$.01 share	101,000

IS. Technology de Puerto Rico	Delaware	150,000 Class A Common	$l.00/share	1,000

Imaging and Sensing Technology International Corp.	New York	20,000 Common	$l.00/share	100

IST Instruments, Inc.	New York	20,000 Common	$l.00/share	1,000

Quadtek, Inc.	Washington	1,000,000 Class A Common	$.011/share	1,000,000

Schedule 5.l(d)(ii)
Outstanding Stock
Parent Preferred Stock is subject to redemption as set forth in Parent’s Amended and Restated Certificate of Incorporation.

Schedule 5.l(j)
Litigation
IST-Conax Nuclear, Inc. (“IST”) is the Demandant in an IP infringement case against Pyung IL Industries, Co., Ltd. (“Pyung”). IST claims Pyung infringed IST’s trade secrets when it developed electric penetration assemblies. The case has been brought before the Civil Affairs Department, Suwon District Court, Seoul, Korea. IST seeks preliminary and permanent injunctions.
IST-Conax Nuclear, Inc. (“IST”) is the Demandant in an IP infringement case against Korea Hydro & Nuclear Power Co., Ltd. (“KHNP”). IST claims KHNP infringed IST’s trade secrets when it jointly developed electric penetration assemblies with Pyung IL Industries, Co., Ltd. The case has been brought before the Civil Affairs Department, Suwon District Court, Seoul, Korea. IST seeks preliminary and permanent injunctions.

Schedule 5.1(l)
Environmental Schedules
(ii) The following reports prepared on behalf of American Capital by Environ International Corporation, in April 2004, were provided to Selling Stockholders:
Environmental Review of Imaging & Sensing Technology, Big Flats, New York — DRAFT
Environmental Review of IS Technology de Puerto Rico, Inc. — DRAFT
Environmental Review of IST Canada, Inc. Cambridge, Ontario, Canada — DRAFT
Environmental Review of IST Conax Nuclear, Cheektowaga, New York — DRAFT
Environmental Review of IST Station Approach, Alton, Hampshire, UK — DRAFT
Statement on Underground Storage Tanks:
Big Flats, NY:
On April 21, 2004, IST Corp. removed two concrete underground tanks on its leased property in The Airport Corporate Park, Big Flats, NY. One tank of 1500 gallons capacity was used only for storage of non-contact cooling water for a cooling tower assembly no longer in place. According to the Knowledge of IST, the tank was empty, clean and dry upon removal. The other tank was a 1000 gallon concrete tank that was used for the storage of acid contaminated water from a cathode ray tube manufacturing operation. The operation ended in August of 2000 and the tank was emptied and cleaned to environmentally acceptable standards by OPTECH Corp. of Waverly, NY. The invoice for this operation is not readily accessible, but can be retrieved upon request.
Puerto Rico
The Environmental Review of IS Technology de Puerto Rico, Inc. Report prepared by Environ (April 2004) references anecdotal information concerning the possibility that one former fuel oil tank was removed by PRIDCO in 1990 as part of a repaving project, and that another tank may remain which was unable to be excavated due to its being situated beneath an emergency generator unit. IST has obtained and reviewed the internal. PRIDCO memoranda concerning this matter, and these documents refer only to a single tank as to which plans were underway to remove it following integrity testing which demonstrated that the tank was mechanically sound. IST has no independent Knowledge regarding the existence of any such tank or tanks, and no underground tanks have ever been used in IST in its operations. Any USTs which may exist would be owned by PRIDCO, owner of the property.
(iii) None. However, Environ has made available to IST a report of Environmental Quality Laboratories, Inc. (Santurce, Puerto Rico) dated May 17, 2004, covering the results of two samples obtained from the property (“GROUNDWATER — Grab” and “SOIL — Grab”) and one laboratory blank (“DI Water — Grab”). The sample entitled “GROUNDWATER — Grab” showed the presence of Pthalate compounds which are plasticizers which might be laboratory contaminants or artifacts of plastic materials used in the sampling process and not related to materials used in site operations. The sample entitled “SOIL — Grab” showed the presence of “Trichloroethene” (“TCE”) at 47.1 ppb. The IST facility in Puerto Rico has made diligent efforts to establish whether TCE was used in its operations and has not uncovered any evidence that this substance was used in IST’s operations, although this compound is suspected to have been used in historical operations by Westinghouse and prior textile manufacturers at the site prior to IST’s commencing operations in 1988. These are the only circumstances as to which the Selling Representatives have Knowledge concerning any Releases at Company Property.
See draft Environmental Reports in subsection (ii).
(v) See subsection (iii).
(vii) The Company anticipates that the liability for BF3 gas disposal on Military returned detectors will be no greater than $20,000.
Waste material destined for disposal is estimated at $15,000.

Schedule 5.1(q)
Properties Schedule
Ontario, Canada: Lease for real property among Riordan Leasing Inc., I & ST Canada, Inc., and Imaging and Sensing Technology Corporation, dated July 26, 2002.
Cheektowaga, New York: Lease for real property between Sonwil Distribution Center, Inc. and IST Conax Nuclear, Inc., dated April 14, 1998. Lease term is 5 years, but it has been extended for 5 years.
Horseheads, New York: Lease for real property between Sonwil Development Group, L.L.C. and Imaging and Sensing Technology Corporation, dated December 1, 1999.
Pickerington, OH: Lease for real property between Hunters Run Properties LLC and Imaging and Sensing Technology, dated March 11, 2002.
Woodinville, Washington: Lease for real property between The Evans Company and IST Corporation, dated May 7, 2002.
Hampshire, England: Lease for real property between F.W. Kerridge Limited and Imaging and Sensing Technology Limited, dated January 8, 2002.
Cayey, Puerto Rico: Lease for real property between The Puerto Rico Industrial Development Company, and I.S. Technology De Puerto Rico, Inc., dated May 1, 1998.

Schedule 5.1(r)
Intellectual Property Schedule

Monday, April 26, 2004
IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

20138/7010 USA	CATHODE FILAMENT FOR AN ULTRA-VIOLET DISCHARGE LAMP		08/739,806	10/30/1996	GGL	Patent issued on 1/26/99 as U.S. Patent No. 5,864,209. 4th year maintenance fee paid 7/19/2002.
REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): David Lyle Clark

20138/7021 GBRI	GETTER FLASH SHIELD		9929683.2	12/15/1999	GGL	Issued as Patent No. 2346007 on 3/3/04.
REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7022 ASTL	GETTER FLASH SHIELD		65531/99	12/21/1999	GGL	Response to Office Action due 7/15104.
REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7023 GERM	GETTER FLASH SHIELD		19963838.1	12/30/1999	GGL	Request for exam due 12/30/06.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7024 JAPA	GETTER FLASH SHIELD		2000-012095	1/20/2000	GGL	Request for exam due 1/20/07.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): David Lyle Clark

20138/7025 USA	GETTER FLASH SHIELD		09/884,116	6/19/2001	GGL	Patent Issued on March 12, 2002 as U.S. Patent No. 6,356,015.

Patent Status Report	Page 1 of 14	MDC IPMaster

Monday, April 26, 2004
IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

REGULAR CASE TYPE CONTINUATION NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7030	HOLLOW CATHODE DISCHARGE DEVICE WITH FRONT SHIELD		07/043,575	4/27/1987	GGL	Patent issued on 1/3/89 as U.S. Patent No. 4,795,942. 12th Year Maintenance fee paid 6/8/2000.
REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7040 USA	LAMP WITH ANODE SUPPORT STRUCTURE AND ANODE SURFACE USA CONFIGURATION HAVING IMPROVED HEAT DISSIPATION PROPERTIES		09/333,378	6/15/1999	GGL	Patent Issued on 2/10/04 as U.S. Patent No. 6,690,111.

REGULAR CASE TYPE Request for Continued E NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7041 ASTL	LONG-LIFE DEUTERIUM LAMP WITH IMPROVED HEAT DISSIPATION PROPERTIES		35343/00	5/16/2000	GGL	Response to office action due 7/16/04.
REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7042 GBRI	LONG-LIFE DEUTERIUM LAMP WITH IMPROVED HEAT DISSIPATION PROPERTIES		0013864.4	6/7/2000	GGL	Response to office action to associate 3/22/04. Acceptance deadline is 4/26/04.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

Patent Status Report	Page 2 of 14	MDC IPMaster

Monday, April 26, 2004
IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

20138/7043 JAPA	LONG-LIFE DEUTERIUM LAMP WITH IMPROVED HEAT DISSIPATION PROPERTIES		2000-178318	6/14/2000	GGL	Request for exam due 6/14/07.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7044 GERM	LONG-LIFE DEUTERIUM LAMP WITH IMPROVED HEAT. DISSIPATION PROPERTIES		10029108.2	6/14/2000	GGL	Request for exam due 6/14/07.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7050 USA	MINIATURE DEUTERIUM ARC LAMP		09/010,248	1/21/1998	GGL	Patent issued on 6/20/2000 as U.S. Patent No. 6,078,132. 4th year Maintenance Fee paid 12/8/03.
REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7051 GERM	MINIATURE DEUTERIUM ARC LAMP		19901919.3	1/19/1999	GGL	Examination requested 8/1/00. Not examined yet.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7052 JAPA	MINIATURE DEUTERIUM ARC LAMP		12566/99	1/21/1999	GGL	Request for exam due 1/21/06.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7053 ASTL	MINIATURE DEUTERIUM ARC LAMP .		12171/99	1/21/1999	GGL	Issued on 11/15/01 as Patent No. 736672.

Patent Status Report	Page 3 of 14	MDC IPMaster

Monday, April 26, 2004
IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7054 GBRI	MINIATURE DEUTERIUM ARC LAMP		9900814.6	1/14/1999	GGL	Issued on 5/8/02 as Patent No. 2333643B

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Eric P. Davenport

20138/7060 USA	ANALOG LIQUID LEVEL SENSOR		09/164,962	10/1/1998	GGL	Patent Issued on 3/20/2001 as U.S. Patent No. 6,202,486.
REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): John W. Kemp Rajugopal R. Gubbi Joseph D. Harwood

20138/7062 EPC	ANALOG LIQUID LEVEL SENSOR		99954724.3	10/1/1999	GGL	Not examined yet.

REGULAR CASE TYPE ORIGINAL OR PATENT PC/EPC APPLICATIO	/Inventor(s): John W. Kemp

20138/7063 CANA	ANALOG LIQUID LEVEL SENSOR		2,312,368	10/1/1999	GGL	Request for exam due 10/1/04.

REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): John W. Kemp
20138/7064 CZEK	ANALOG LIQUID LEVEL SENSOR		PV 2000-1995	10/1/1999	GGL	Examination requested 9/26/02. Not examined yet.
REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): John W. Kemp

Patent Status Report	Page 4 of 14	MDC IPMaster

Monday, April 26, 2004
IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

20138/7065 KORS	ANALOG LIQUID LEVEL SENSOR		PV 2000-1995	10/1/1999	GGL	Request for exam due 10/1/04.

REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): John W. Kemp

20138/7066 JAPA	ANALOG LIQUID LEVEL SENSOR		PV 2000-1995	10/1/1999	GGL	Request for exam due 10/1/06.

REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): John W. Kemp

20138/7080 USA	HEATER FACSIMILE TEMPERATURE DETECTOR, AND METHOD OF ASSEMBLING SAME		08/423,416	4/18/1995	GGL	Patent issued 8/26/97 as U.S. Patent No. 5,660,475. 4th Year Maintenance Fee paid 2/16/2001.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Todd M. Wetherill Kerwin C. Playfoot

20138/7090 USA	IN-CORE ASSEMBLY CONFIGURATION HAVING A DUAL-WALL PRESSURE BOUNDARY FOR NUCLEAR REACTOR		07/014,941	2/17/1987	GGL	Patent issued on 10/25/88 as U.S. Patent No. 4,780,267. 12th Year Maintenance fee paid 4/4/2000.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): William H. Todt Kerwin C. Playfoot

20138/7161 USA	CATHODE-LUMINESCENT PANEL LAMP, AND METHOD		07/778,194	5/10/1990	GGL	Patent issued on 10/19/93 as U.S. Patent No. 5,254,905. 4th Year Maintenance fee paid 12/6/96. 8th Year Maintenance fee paid 4/18/2001.

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IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): Thomas A. Dunbar Richard F. Kankus Thomas J. Kolonoski

20138/7190 USA	CONNECTOR FOR SEALINGLY JOINING THE ENDS OF A PAIR OF ELECTRICAL CABLES		06/594,576	3/29/1984	GGL	Patent issued on 10/21/86 as U.S. Patent No. 4,618,198. 12th Year Maintenance fee paid 11/5/97.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Steven M. Dale Richard A. Lyon David P. Schutram

20138/7141 Japan	Seismic Restraint Means		59-0011806			Patent Number: 1834688. This patent will be abandoned.

20138/7142 Great Britain	Seismic Restraint Means		84300408.6			Patent Number: 0117618. This patent will be abandoned.

20138/7191 JAPA	CONNECTOR FOR SEALINGLY JOINING THE ENDS OF A PAIR OF ELECTRICAL CABLES		183260/86	8/4/1986	GGL	Issued as Japanese Patent No. 1,902,369 on 2/8/95.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Steven M. Dale Richard A. Lyon David P. Schutram

20138/7220 USA	METAL-ENCASED LIGHT CONDUCTOR		06/813,789	12/27/1985	GGL	Patent issued on 8/18/87 as U.S. Patent No. 4,687,293. 12th Year Maintenance fee paid 2/10/99.

Patent Status Report	Page 6 of 14	MDC IPMaster

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IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Matthew J. Randazzo

20138/7223 ITAL	METAL-ENCASED LIGHT CONDUCTOR		86306849.0	9/4/1986	GGL	Issued as Patent No. 2031581 on 4/22/92.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Matthew J. Randazzo

20138/7223 GERM	METAL-ENCASED LIGHT CONDUCTOR		86306849.0	9/4/1986	GGL	Issued as Patent No. 2031581 on 4/22/92.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Matthew J. Randazzo

20138/7223 GBRI	METAL-ENCASED LIGHT CONDUCTOR		86306849.0	9/4/1986	GGL	Issued as Patent No. 2031581 on 4/22/92.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Matthew J. Randazzo

20138/7223 FRAN	METAL-ENCASED LIGHT CONDUCTOR		86306849.0	9/4/1986	GGL	Issued as Patent No. 3685017.9 on 4/22/92.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Matthew J. Randazzo

20138/7260 USA	BAFFLE FOR ELIMINATING INTERFERENCE RING(S) FROM OUTPUT LIGHT PATTERN FROM A DEUTERIUM LAMP		09/016,476	1/30/1998	GGL	Patent issued on 10/26/99 as U.S. Patent No. 5,972,469. 4th yr. maintenance fee paid 4/24/03.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Curtis L. James

Patent Status Report	Page 7 of 14	MDC IPMaster

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IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

20138/7261 GBRI	BAFFLE FOR ELIMINATING INTERFERENCE RING(S) FROM OUTPUT LIGHT PATTERN FROM A DEUTERIUM LAMP		9900816.1	1/14/1999	GGL	Issued as Patent No. GB 2333891 on 5/29/02.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Curtis L. James

20138/7224 Norway	Metal Encased Light Conductor		864395			Patent Number: 169868. This patent is abandoned.

20138/7240 USA	Optical Liquid Level Sensor using a polytetralfluoroethylene perfluoroakoxy.

20138/7262 GERM	BAFFLE FOR ELIMINATING INTERFERENCE RING(S) FROM OUTPUT LIGHT PATTERN FROM A DEUTERIUM LAMP		19902808.7	1/25/1999	GGL	Request for exam due 1/25/06.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Curtis L. James

20138/7263 JAPA	BAFFLE FOR ELIMINATING INTERFERENCE RING(S) FROM OUTPUT LIGHT PATTERN FROM A DEUTERIUM LAMP		21475/99	1/29/1999	GGL	Response to office action/notice of appeal filed 8/20/03.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Curtis L. James

20138/7264 ASTL	BAFFLE FOR ELIMINATING INTERFERENCE RING(S) FROM OUTPUT LIGHT PATTERN FROM A DEUTERIUM LAMP		14219/99	1/29/1999	GGL	Issued on 10/18/01 as Patent No. 735209.

Patent Status Report	Page 8 of 14	MDC IPMaster

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IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Curtis L. James

20138/7290 USA	APPARATUS AND METHODS FOR IMAGING AND COUNTING MOVING PARTICLES		07/104,764	10/2/1987	GGL	Patent issued on 3/21/89 as U.S. Patent No. 4,814,868. 12th Year Maintenance fee paid 8/22/2000.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Richard K. James

20138/7300 USA	IMAGING AND TEMPERATURE MONITORING SYSTEM		07/782,262	10/25/1991	GGL	Patent issued on 6/15/93 as U.S. Patent No. 5,219,226. 8th Year Maintenance fee paid 11/9/2000.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Richard K. James

20138/7310 USA	INSTRUMENT VISUALIZATION SYSTEM		09/549,363	4/14/2000	GGL	Patent issued on 12/23/03 as U.S. Patent No. 6,667,761.

REGULAR CASE TYPE Request for Continued E NATIONAL CASE	/Inventor(s): Richard Ludwig William L. Zabriskie

20138/7320 USA	SYSTEM FOR GENERATING TEMPERATURE IMAGES WITH CORRESPONDING ABSOLUTE TEMPERATURE VALUES		07/541,275	6/20/1990	GGL	Patent issued on 4/28/92 as U.S. Patent No. 5,109,277. 12th Year Maintenance fee paid 10/27/03.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Richard K. James

Patent Status Report	Page 9 of 14	MDC IPMaster

Monday, April 26, 2004
IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

20138/7330 GBRI	PNEUMATICALLY-POWERED INSPECTION CAMERA		0018319.4	7/27/2000	GGL	Response to office action due 7/29/04.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Peter Woodstock

20138/7331 USA	FLUID-POWERED INSPECTION CAMERA		09/915,126	7/25/2001	GGL	Not examined yet. Status Inquiry filed 8/28/03.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Peter Woodstock

20138/7333 TAIW	PNEUMATICALLY-POWERED INSPECTION CAMERA		90118186	7/25/2001	GGL	Response to office action filed 3/30/04.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Peter Woodstock

20138/7334 CANA	FLUID-POWERED INSPECTION CAMERA		2,353,745	7/25/2001	GGL	Request for examination due 7/25/06.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Peter Woodstock

20138/7335 EPC	FLUID-POWERED INSPECTION CAMERA		01959177.5	7/24/2001	GGL	Not examined yet.

REGULAR CASE TYPE ORIGINAL OR PATENT PCT/EPC APPLICATIO	/Inventor(s): Peter Woodstock

20138/7341 USA	A GAS-FILLED ARC DISCHARGE LAMP AND A METHOD OF MAKING THEREOF		10/073,439	2/8/2002	GGL	Amendment filed 3/15/04.

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IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): David Lyle Clark

20138/7343 JAPA	A GAS-FILLED ARC DISCHARGE LAMP AND A METHOD OF MAKING THEREOF	2001-2	2002-563500	2/8/2002	GGL	Request for exam due 2/8/05.

REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): David Lyle Clark

20138/7344 ASTL	A GAS-FILLED ARC DISCHARGE LAMP AND A METHOD OF MAKING THEREOF	2001-2	2002243952	2/8/2002	GGL	Request for examination due 2/8/07.

REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): David Lyle Clark

20138/7345 EPC	A GAS-FILLED ARC DISCHARGE LAMP AND A METHOD OF MAKING THEREOF	2001-2	02709470.5	2/8/2002	GGL	Not examined yet.

REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): David Lyle Clark

20138/7350* GERM	ELECTROCHEMICAL GAS SENSOR ASSEMBLY		96303317.0	5/13/1996	GGL	Issued on 7/24/02 as German Patent No. 69622470.4-08.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): John Robert Finbow Malcclm Robert Bulpitt Steven A.W. Dejaray

*	Transferred to Aerion Technologies, Inc. pursuant to April 30, 2004 asset purchase agreement.

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IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

20138/7350* FRAN	ELECTROCHEMICAL GAS SENSOR ASSEMBLY		96303317.0	5/13/1996	GGL	Issued on 7/24/02 as European Patent No. 0744620.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): John Robert Finbow Malcolm Robert Bulpitt Steven A.W. Dejaray

20138/7350* GBRI	ELECTROCHEMICAL GAS SENSOR ASSEMBLY		96303317.0	5/13/1996	GGL	Issued on 7/24/02 as European Patent No. 0744620.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): John Robert Finbow Malcolm Robert Bulpitt Steven A.W. Dejaray

20138/7351* CANA	ELECTROCHEMICAL GAS SENSOR ASSEMBLY		2,176,781	5/16/1996	GGL	Allowed. Issue Fee to be paid by 4/10/04.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): John Robert Finbow Malcolm Robert Bulpitt Steven A.W. Dejaray

20138/7352* USA	ELECTROCHEMICAL GAS SENSOR ASSEMBLY		08/653,414	5/24/1996	GGL	Patent issued on 9/16/97 as U.S. Patent No. 5,668,302. 4th year Maintenance fee paid 3/8/2001.

*	Transferred to Aerion Technologies, Inc. pursuant to April 30, 2004 asset purchase agreement.

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IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): John Robert Finbow Malcolm Robert Bulpitt Steven A.W. Dejaray

20138/7390* USA	METHOD OF ELECTRICALLY SHORTING AN ELECTROLYTIC CELL		06/307,098	5/4/1984	GGL	Patent issued on 8/27/1985 as U.S. Patent No. 4,537,662.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Robert M. Hruda

20138/7400 USA	GAS SENSOR-DETECTOR COUPLING DEVICE	2001-3			GGL	New Application received 7/3/2001.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): Andrew Rybacha Nigel Taylor Zelijko Zupanc

20138/7420 USA	A DEUTERIUM ARC LAMP ASSEMBLY WITH AN ELAPSED TIME INDICATOR SYSTEM AND A METHOD THEREOF		10/228,129	8/26/2002	GGL	Amendment filed 3/3/04.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): David Lyle Clark

20138/7421 PCT	A DEUTERIUM ARC LAMP ASSEMBLY WITH AN ELAPSED TIME INDICATOR SYSTEM AND A METHOD THEREOF		PCT/US03/ 26893	8/26/2003	GGL	Chapter 11 national filing deadline is 2/26/05.

*	Transferred to Aerion Technologies, Inc. pursuant to April 30, 2004 asset purchase agreement.

Patent Status Report	Page 13 of 14	MDC IPMaster

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IMAGING & SENSING TECHNOLOGY CORP.
STATUS REPORT

Dkt #/Cty					NHHD
Type/Rel.	Subject / Inventor	Client Ref#	Serial #	Filing Date	Atty.	Status

REGULAR CASE TYPE ORIGINAL OR PATENT PATENT COOPERATIO	/Inventor(s): David Lyle Clark

20138/7422 TAIW	A DEUTERIUM ARC LAMP ASSEMBLY WITH AN ELAPSED TIME INDICATOR SYSTEM AND A METHOD THEREOF		092123463	8/26/2002	GGL	Pending.

REGULAR CASE TYPE ORIGINAL OR PATENT NATIONAL CASE	/Inventor(s): David Lyle Clark

Patent Status Report	Page 14 of 14	MDC IPMaster

Imaging & Sensing Technology Corporation
Trademark Status Report — U.S.
April 26, 2004

Trademark	Goods/Wares	Application No.	Filing Date	Reg. No.	Reg. Date	Next Renewal	Status
BEDBUG	infrared imaging apparatus	73/614,955	8/15/86	1,434,570	3/31/87	Renewal due: 3/31/07	Registered.

CB Design	electro-optical sensors and controllers and conductors for use with the same, electrical conductors, penetrations and feedthrough modules for passing an electrical conductor through a wall, thermocouples and temperature sensors for converting temperature into an electrical signal, and electrically-operable valves and releases	73/790,584	4/3/89	1,569,447	12/5/89	Renewal due: 12/5/09	Registered.

1ST — REES	visual imaging systems, comprising cameras, for use and inspection of hazardous environments, such as those contaminated by radiation and temperature	75/315,425	6/26/97	2,180,464	8/11/98	Sections 8&15 Declaration due: 8/11/04	Registered.

IST & Design	cathode ray tubes; namely, mechanical feed through modules for penetrations for passing electrical conductors through a wall; television cameras; and light sources; namely, hollow cathode lamps for analytical equipment	74/177,905	6/20/91	1,706,388	8/11/92	Renewal due: 8/11/12	Registered.
IST CONAX NUCLEAR	sensor and control components for nuclear reactors, namely, electrical penetrations assemblies and feedthrough modules for passing a conductor through a containment wall, adapter modules, electrical conductor seal assemblies, nuclear electrical service connectors, and special purpose valves for controlling flows of fluid with respect to nuclear reactors	75/727,142	6/10/99	2,399,578	10/31/00	Sections 8&15 Declaration due: 10/31/06	Registered.

Trademark	Goods/Wares	Application No.	Filing Date	Reg. No.	Reg. Date	Next Renewal	Status
IST CRT SCIENTIFIC	cathade ray tube	75/727,140	6/10/99	2,405,603	11/21/00	Sections 8&15 Declaration due: 11/21/06	Registered.
IST-QUADTEK	high-temperature imaging equipment, namely image processors and imaging pyrometers, for industrial, mining, petrochemical, pulp and paper, cement and glass industries:	75/727,141	6/10/99	2,399,577	10/31/00	Sections 8&15 Declaration due: 10/31/Q6	Registered.

KNOW YOUR AIR*	detectors and monitors namely gas detectors, smoke detectors, carbon dioxide gas monitors, carbon monoxide gas monitors, combustible and toxic gas sensors, and oxygen sensors for residential, industrial and commercial use	75/887,158	1/6/00	2,629,784	10/8/02	Sections 8&15 Declaration due: 10/8/08	Registered.

LYNX	electronic monitoring equipment, namely, high temperature video cameras, imaging processors and monitors for use in monitoring industrial process conditions	75/126,720	6/28/96	2,069,656	6/10/97	Renewal due: 6/10/07	Registered.

PARTICULATOR	particle video imager and counter	73/811,484	7/10/89	1,582,384	2/13/90	Renewal due: 2/13/10	Registered.
QUADTEK	industrial closed circuit imaging units for monitoring of hot industrial processes	73/644,622	2/13/87	1,501,969	8/30/88	Renewal due: 8/30/08	Registered.

SENSORLYNX*	industrial safety instruments for measuring various environmental parameters, namely, heat stress (web bulb globe temperature/WBFT index), indoor air and confined space air quality (the presence of carbon monoxide, carbon dioxide and other hazardous gases), relative humidity, and ambient air temperature, all for human health and safety purposes	76/081,646	6/29/00	2,627,286	10/1/02	Sections 8&15 Declaration due: 10/1/08	Registered.

*	Transferred to Aerion Technologies, Inc. pursuant to April 30, 2004 asset purchase agreement.

Trademark	Goods/Wares	Application No.	Filing Date	Reg. No.	Reg. Date	Next Renewal	Status
SPYROMETER	electronic monitoring equipment, namely, imaging pyrometer for scanning and providing temperature read-outs for high temperature process conditions	75/126,718	6/28/96	2,117,556	12/2/97	Renewal due: due: 12/02/07	Registered.

WIBGET Design*	heat stress monitor	73/167,172	4/20/78	1,129,504	1/22/80	Renewal due: 1/22/10	Registered.

*	Transferred to Aerion Technologies, Inc. pursuant to April 30, 2004 asset purchase agreement.

Imaging & Sensing Technology Corporation
Foreign Trademark Status Report
April 26, 2004

Country	Trademark	Goods/Wares	Application No	Filing Date	Reg. No.	Reg. Date	Next Renewal	Status

Canada	QUADTEK	infrared imaging systems; and industrial closed circuit imaging units for monitoring of hot industrial processes.	059461700	8/12/87	TMA365166	2/9/90	2/9/05	Registered.

Canada*	KNOW YOUR AIR	detectors and monitors namely gas detectors, smoke detectors, carbon dioxide gas monitors, carbon monoxide gas monitors, combustible and toxic gas sensors, and oxygen sensors for residential, industrial and commercial use	1,039,535	12/13/99	TMA550,879	9/17/01	9/17/16	Registered.

France	CONAX BUFFALO	electro-optical sensors and controllers and conductors for use with the same; electrical conductors, penetrations and feedthrough modules for passing an electrical conductor through a wall, thermocouples and temperature sensors for converting temperature into an electrical signal, and electrically-operable valves and releases	188302	2/15/90	1581308	2/14/00	2/14/10	Registered.

Great Britain	CONAX BUFFALO	electrically-triggered explosively-operated valves included in class 7; all being part of machines; but not including any such goods being parts of pumping machines	1460199	4/3/91	1460199	12/11/92	4/3/08	Registered.

*	Transferred to Aerion Technologies, Inc. pursuant to April 30, 2004 asset purchase agreement.

Country	Trademark	Goods/Wares	Application No	Filing Date	Reg. No.	Reg. Date	Next Renewal	Status

Great Britain	CONAX BUFFALO	electro-optical sensors and control devices and conductors for use with same; electrical conductors, penetrations and feedthrough modules for passing an electrical conductor through a wall, thermocouples and temperature sensors for converting temperature into an electrical signal, and electrically-operable valves and release devices	1414697	2/13/90	1414697	8/30/91	12/4/06	Registered.

Schedule 5.1(w)
Undisclosed Liabilities
The Woojin Agreement (see Schedule 5.18(e)) provides that the Company will take Woojin through four technology transfers. At present, Woojin’s technology transfer is maintained at level III. The cost of implementing level IV for Woojin will be $50,000 greater than any incremental revenue received from Woojin. Over the life of the agreement, the Company has already received $450,000 from Woojin as pertains to the technology transfer.
Legal fees from Nixon Peabody LLP
Deal fees from Brown Gibbons Lang & Company
Legal fees dealing with the action in South Korea against Pyung IL and KHNP (see Schedule 5.22) are anticipated to be expensed against future orders (success fees). Action against KHNP could result in outstanding fees.
Known warranties and agent fees are currently accrued:
IST Conax:
Commissions due Koseal Trading for Penetrations taken into sales are $4,365. A warranty accrual of $35,000 exists for current construction projects.
Commissions due Glory Enterprises for Lungman Temperature Sensors and Lungman EPA are calculated as a percentage of the 5% of the contract value still owed by the customer. The commission to Glory Enterprises for Lungman Temperature Sensors is $9,167. The commission to Glory Enterprises for Lungman EPA is $68,649. These are accrued in commissions for IST Conax.
IST Canada:
Commissions due Koseal Trading for Amplifier sales in Korea to Wolsong total $14,428, to be paid in June. There is a warranty accrual of $52,700 Canadian for potential modification/rework on Liquid Level Probes for SCE in modified use of Probes supplied via Westinghouse.
The Company currently has approximately $10,000-$15,000 liability on disposal of materials such as used Uranium and chemicals that would normally be expensed.
I&ST Canada Inc. completed the sale of the Analytical Instrument Group Business Unit of Imaging and Sensing Technology Corporation (“AIM”) to

Aerion Technologies, Inc. on April 30, 2004. There is an Engineering Services Contract as part of this divestiture.
As part of the AIM divestiture to Aerion Technologies, Inc., there will be $175,000 held for 18 months against the purchase price pending potential discrepancies, warranties, etc.
See contracts containing royalty provisions in Schedule 5.18 (d):
The letter of intent from the Company to Esterline Corporate Headquarters guarantees royalty payments and a commitment to employ personnel directly supporting the Auxitrol nuclear business. See letter of intent in Section 5.19 (a)(vii).
The Balance Sheet contains progress payments of $3,392,052 for advance payments beyond what the Company has recognized as sales:

Customer	Contract Number	Project Name	Cash in Advance
AECL/KHNP	YL-10A	SIRs-Wolsong	$125,824
Laker Energy	YL-11A	SIRs-Cernavoda	$127,720
Westinghouse/KEDO	VL-61	ICIs-SINPO	$402,420
Westinghouse/KEDO	VL-12A	LLPs — SINPO	$92,050
Westinghouse/Entergy	XL-6E	ICIs-Waterford 3	$105,715
Westinghouse/FP&L	TL-11D	ICIs-St. Lucie 1&2	$1,210
Westinghouse/KHNP	XL-3B	LLPs-SK&SW	$276,500
Westinghouse/KHNP	XL-3C	ICIs-SK&SW	$1,710,290
Westinghouse	W PO 4500109290	Boronometer	$550,323
	TOTAL:		$3,392,052
The Spectral Technologies Group of the Company is party to one open contract with the European Space Agency whereby progress payments have been paid for work completed. Payments are based on an agreed schedule whereby the Company is paid once a defined task has been completed. Of the total $58,060.24 contract dated 1/16/04, the Company has been paid $17,417.69 to date. Work will be completed on the second phase and $20,320.64 will be billed by 5/17 according to the Agreement. The final phase will be completed on 6/14 and the balance of $20,321.91 will be billed at that time.

7

Schedule 7.2(a)
Permitted Indebtedness
None.

Schedule 7.2(b)
Permitted Encumbrances
None.

EXHIBITS

EXHIBIT A-1.1
Form of Senior Term A Note

FORM OF SENIOR TERM A NOTE
SENIOR TERM A NOTE

Purchaser: Wachovia Bank, National Association	Horseheads, New York
Principal Amount: $15,000,000	May 25, 2004
     FOR VALUE RECEIVED, the undersigned, IST Acquisitions, Inc., a Delaware corporation (“Parent”), Imaging and Sensing Technology Corporation, a New York corporation (“Borrower”), I.S. Technology de Puerto Rico, Inc., a Delaware corporation, IST Instruments, Inc., a New York corporation, Imaging and Sensing Technology International Corp., a New York corporation, IST Conax Nuclear, Inc., a New York corporation, and Quadtek, Inc., a Washington corporation (the “Subsidiaries”, and, together with Parent and Borrower, the “Loan Parties”), hereby jointly and severally promise to pay to the order of the Purchaser set forth above (the “Purchaser”) the principal amount set forth above or, if less, the aggregate unpaid principal amount of this Senior Term A Note ( the “Senior Term A Note”) set forth above, payable at such times, and in such amounts, as are specified in the Note and Equity Purchase Agreement, dated as of May 24, 2004, among the Loan Parties, American Capital Financial Services, Inc., as Agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Purchase Agreement”).
     The Loan Parties jointly and severally promise to pay interest on the unpaid principal amount of this Senior Term A Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement.
     Both principal and interest are payable in the lawful money of the United States of America as follows:
If by U.S. Mail to:
American Capital Financial Services, Inc., as Agent
ACS Funding Trust I, NW 7941
P.O. Box 1450
Minneapolis, MN 55485-7941.
If by Overnight Service to:
NW 7941 c/o Regular ACS Funding Trust I
1350 Energy Lane, Suite 200
St. Paul, MN 55108

If by wire transfer to:
Wells Fargo Bank, N.A.
ABA # xxxxxxxxx
Account Name: ACS Funding Trust I
Account #: xxxx-xxxxxx
     This Senior Term A Note is one of the Senior Term A Notes referred to in, and is entitled to the benefits of, the Purchase Agreement. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Term A Notes by the Purchaser in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Loan Parties resulting from such purchase being evidenced by this Senior Term A Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Term A Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Senior Term A Note is secured as provided in the Security Documents.
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Loan Parties.
     This Senior Term A Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

13

     IN WITNESS WHEREOF, the Loan Parties have caused this Senior Term A Note to be executed and delivered by their respective duly authorized officer as of the day and year and at the place set forth above.

LOAN PARTIES IST ACQUISITIONS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST CONAX NUCLEAR, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IS TECHNOLOGY de PUERTO RICO, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

14

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORPORATION
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST INSTRUMENTS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

QUADTEK, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

15

EXHIBIT A-1.2
Form of Senior Term B Note

FORM OF SENIOR TERM B NOTE
SENIOR TERM B NOTE

Purchaser: American Capital Strategies, Ltd.	Horseheads, New York
Principal Amount: $7,500,000	May 24, 2004
     FOR VALUE RECEIVED, the undersigned, IST Acquisitions, Inc., a Delaware corporation (“Parent”), Imaging and Sensing Technology Corporation, a New York corporation (“Borrower”), I.S. Technology de Puerto Rico, Inc., a Delaware corporation, IST Instruments, Inc., a New York corporation, Imaging and Sensing Technology International Corp., a New York corporation, IST Conax Nuclear, Inc., a New York corporation, and Quadtek, Inc., a Washington corporation (the “Subsidiaries”, and, together with Parent and Borrower, the “Loan Parties”), hereby jointly and severally promise to pay to the order of the Purchaser set forth above (the “Purchaser”) the principal amount set forth above or, if less, the aggregate unpaid principal amount of this Senior Term B Note (the “Senior Term B Note”) set forth above, payable at such times, and in such amounts, as are specified in the Note and Equity Purchase Agreement, dated as of May 24, 2004, among the Loan Parties, American Capital Financial Services, Inc., as Agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Purchase Agreement”).
     The Loan Parties jointly and severally promise to pay interest on the unpaid principal amount of this Senior Term B Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement.
     Both principal and interest are payable in the lawful money of the United States of America as follows:
If by U.S. Mail to:
American Capital Financial Services, Inc., as Agent
ACS Funding Trust I, NW 7941
P.O. Box 1450
Minneapolis, MN 55485-7941.
If by Overnight Service to:
NW 7941 c/o Regular ACS Funding Trust I
1350 Energy Lane, Suite 200
St. Paul, MN 55108

If by wire transfer to:
Wells Fargo Bank, N.A.
ABA # xxxxxxxxx
Account Name: ACS Funding Trust I
Account #: xxxx-xxxxxx
     This Senior Term B Note is one of the Senior Term B Notes referred to in, and is entitled to the benefits of, the Purchase Agreement. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Term B Notes by the Purchaser in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Loan Parties resulting from such purchase being evidenced by this Senior Term B Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Term B Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Senior Term B Note is secured as provided in the Security Documents.
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Loan Parties.
     This Senior Term B Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

18

IN WITNESS WHEREOF, the Loan Parties have caused this Senior Term B Note to be executed and delivered by their respective duly authorized officer as of the day and year and at the place set forth above.

LOAN PARTIES IST ACQUISITIONS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST CONAX NUCLEAR, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IS TECHNOLOGY de PUERTO RICO, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

19

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORPORATION
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST INSTRUMENTS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

QUADTEK, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

20

EXHIBIT A-2
Form of Senior Subordinated Note

FORM OF SENIOR SUBORDINATED NOTE
SENIOR SUBORDINATED NOTE

Purchaser: American Capital Strategies, Ltd.	Horseheads, New York
Principal Amount: $7,500,000	May 24, 2004
     FOR VALUE RECEIVED, the undersigned, IST Acquisitions, Inc., a Delaware corporation (“Parent”), and Imaging and Sensing Technology Corporation, a New York corporation (“Borrower”), I.S. Technology de Puerto Rico, Inc., a Delaware corporation, IST Instruments, Inc., a New York corporation, Imaging and Sensing Technology International Corp., a New York corporation, IST Conax Nuclear, Inc., a New York corporation, and Quadtek, Inc., a Washington corporation (the “Subsidiaries”, and, together with Parent and Borrower, the. “Loan Parties”), hereby jointly and severally promise to pay to the order of the Purchaser set forth above (the “Purchaser”) the principal amount set forth above or, if less, the aggregate unpaid principal amount, subject to increase as a result of interest payable-in-kind (“Senior PIK Interest”) in accordance with Section 3.1 of the Note and Equity Purchase Agreement, dated as of May 24, 2004, among the Loan Parties, American Capital Financial Services, Inc., as Agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Purchase Agreement”), or, if less, the aggregate unpaid principal amount of this Senior Subordinated Note (the “Senior Subordinated Note”), payable at such times, and in such amounts, as are specified in the Purchase Agreement.
     The Loan Parties jointly and severally promise to pay interest on the unpaid principal amount of this Senior Subordinated Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement. The Principal Amount of this Senior Subordinated Note shall be increased by Senior PIK Interest as provided in the Purchase Agreement.
     Both principal and interest are payable in the lawful money of the United States of America as follows:
     If by U.S. Mail to:
American Capital Financial Services, Inc., as Agent
ACS Funding Trust I, NW 7941
P.O. Box 1450
Minneapolis, MN 55485-7941.
     If by Overnight Service to:

NW 7941 c/o Regular ACS Funding Trust I
1350 Energy Lane, Suite 200
St. Paul, MN 55108
      If by wire transfer to:
Wells Fargo Bank, N.A.
ABA # xxxxxxxxx
Account Name: ACS Funding Trust I
Account #: xxxx-xxxxxx
     This Senior Subordinated Note is one of the Senior Subordinated Notes referred to in, and is entitled to the benefits of, the Purchase Agreement. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Subordinated Notes by the Purchaser in an aggregate amount (excluding Senior PIK Interest) not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Loan Parties resulting from such purchase being evidenced by this Senior Subordinated Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Senior Subordinated Note is secured as provided in the Security Documents.
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Loan Parties.
     This Senior Subordinated Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

23

     IN WITNESS WHEREOF, the Loan Parties have caused this Senior Subordinated Note to be executed and delivered by their respective duly authorized officers as of the day and year and at the place set forth above.

LOAN PARTIES IST ACQUISITIONS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IMAGING AND SENSING TECHNOLOGY CORPORATION

By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST CONAX NUCLEAR, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

I.S. TECHNOLOGY de PUERTO RICO, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

24

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST INSTRUMENTS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

QUADTEK, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

25

EXHIBIT A-3
Form of Junior Subordinated Note

FORM OF JUNIOR SUBORDINATED NOTE
JUNIOR SUBORDINATED NOTE

Purchaser: American Capital Strategies, Ltd.	Horseheads, New York
Principal Amount: $1,250,000	May 24, 2004
     FOR VALUE RECEIVED, the undersigned, IST Acquisitions, Inc., a Delaware corporation (“Parent”), and Imaging and Sensing Technology Corporation, a New York corporation (“Borrower”), I.S. Technology de Puerto Rico, Inc., a Delaware corporation, IST Instruments Inc., a New York corporation, Imaging and Sensing Technology International Corp., a New York corporation, IST Conax Nuclear, Inc., a New York corporation, and Quadtek, Inc., a Washington corporation (the “Subsidiaries”, and, together with Parent and Borrower, the “Loan Parties”), hereby promise to pay to the order of the Purchaser set forth above (the “Purchaser”) the principal amount set forth above, subject to increase as a result of interest payable-in-kind (“Junior PIK Interest”) in accordance with Section 3.1 of the Note and Equity Purchase Agreement, dated as of May 24, 2004, among the Loan Parties, American Capital Financial Services, Inc., as Agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Purchase Agreement”), or, if less, the aggregate unpaid principal amount of this Junior Subordinated Note (the “Junior Subordinated Note”), payable at such times, and in such amounts, as are specified in the Purchase Agreement.
     The Loan Parties jointly and severally promise to pay interest on the unpaid principal amount of this Junior Subordinated Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement. The Principal Amount of this Junior Subordinated Note shall be increased by Junior PIK Interest as provided in the Purchase Agreement.
     Both principal and interest are payable in the lawful money of the United States of America as follows:
     If by U.S. Mail to:
American Capital Financial Services, Inc., as Agent
ACS Funding Trust I, NW 7941
P.O. Box 1450
Minneapolis, MN 55485-7941
      If by Overnight Service to:

NW 7941 c/o Regular ACS Funding Trust I
1350 Energy Lane, Suite 200
St. Paul, MN 55108
If by wire transfer to:
Wells Fargo Bank, N.A.
ABA # xxxxxxxxx
Account Name: ACS Funding Trust I
Account #: xxxx-xxxxxx
     This Junior Subordinated Note is one of the Junior Subordinated Notes referred to in, and is entitled to the benefits of, the Purchase Agreement. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Junior Subordinated Notes by the Purchaser in an aggregate amount (excluding Junior PIK Interest) not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Loan Parties resulting from such purchase being evidenced by this Junior Subordinated Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Junior Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Junior Subordinated Note is secured as provided in the Security Documents.
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Loan Parties.
     This Junior Subordinated Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

28

     IN WITNESS WHEREOF, the Loan Parties have caused this Junior Subordinated Note to be executed and delivered by their respective duly authorized officers as of the day and year and at the place set forth above.

LOAN PARTIES IST ACQUISITIONS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST CONAX NUCLEAR, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

I.S. TECHNOLOGY de PUERTO RICO, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

29

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST INSTRUMENTS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

QUADTEK, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

30

EXHIBIT A-4
Form of Revolving Note

FORM OF REVOLVING NOTE
REVOLVING NOTE

Purchaser: American Capital Strategies, Ltd.	Horseheads, New York
Principal Amount: $5,250,000	May 24, 2004
     FOR VALUE RECEIVED, the undersigned, IST Acquisitions, Inc., a Delaware corporation (“Parent”), Imaging and Sensing Technology Corporation, a New York corporation (“Borrower”), I.S. Technology de Puerto Rico, Inc., a Delaware corporation, IST Instruments, Inc., a New York corporation, Imaging and Sensing Technology International Corp., a New York corporation, IST Conax Nuclear, Inc., a New York corporation, and Quadtek, Inc., a Washington corporation (the “Subsidiaries”, and, together with Parent and Borrower, the “Loan Parties”), hereby jointly and severally promise to pay to the order of the Purchaser set forth above (the “Purchaser”) the principal amount set forth above or, if less, the aggregate unpaid principal amount of this Revolving Note (the “Revolving Note”) set forth above, payable at such times, and in such amounts, as are specified in the Note and Equity Purchase Agreement, dated May 24, 2004, among the Loan Parties, American Capital Financial Services, Inc., as Agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Purchase Agreement”).
     The Loan Parties jointly and severally promise to pay interest on the unpaid principal amount of this Revolving Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement.
     Both principal and interest are payable in the lawful money of the United States of America as follows:
     If by U.S. Mail to:
American Capital Financial Services, Inc., as Agent
ACS Funding Trust I, NW 7941
P.O. Box 1450
Minneapolis, MN 55485-7941.
     If by Overnight Service to:
NW 7941 c/o Regular ACS Funding Trust I
1350 Energy Lane, Suite 200
St. Paul, MN 55108

     If by wire transfer to:
Wells Fargo Bank, N.A.
ABA # xxxxxxxxx
Account Name: ACS Funding Trust I
Account #: xxxx-xxxxxx
     This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, the Purchase Agreement. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Revolving Notes by the Purchaser in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Loan Parties resulting from such purchase being evidenced by this Revolving Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Revolving Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Revolving Note is secured as provided in the Security Documents.
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Loan Parties.
     This Revolving Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

33

     IN WITNESS WHEREOF, the Loan Parties have caused this Revolving Note to be executed and delivered by their respective duly authorized officer as of the day and year and at the place set forth above.

LOAN PARTIES IST ACQUISITIONS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST CONAX NUCLEAR, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IS TECHNOLOGY de PUERTO RICO, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

34

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORPORATION
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST INSTRUMENTS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

QUADTEK, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

35

EXHIBIT B
Form of Warrants

     FORM OF JUNIOR SUBORDINATED DEBT WARRANT
THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.
THE TRANSFER OF THIS WARRANT AND THE SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT IS SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE NOTE AND EQUITY PURCHASE AGREEMENT DATED AS OF MAY 24, 2004, BY AND AMONG THE ISSUER HEREOF (THE “COMPANY”), THE OTHER BORROWERS THERETO, THE PURCHASERS (AS DEFINED IN THE PURCHASE AGREEMENT) AND AMERICAN CAPITAL FINANCIAL SERVICES, INC., AS AGENT, AS AMENDED FROM TIME TO TIME, (THE “PURCHASE AGREEMENT”).
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 24, 2004, BY AND AMONG THE COMPANY AND OTHER STOCKHOLDERS OF THE COMPANY (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.
JUNIOR SUBORDINATED DEBT WARRANT

Date of Issuance: May 24, 2004	Certificate No. W-1
     FOR VALUE RECEIVED, IST Acquisitions, Inc., a Delaware corporation (the “Company”), hereby grants to American Capital Strategies, Ltd. or its registered assigns (the “Registered Holder”) the right to purchase 1,869 shares of the Company’s Class B Common Stock (as further adjusted from time to time, the “Exercise Shares”) at a price per share of $0.001 (as adjusted from time to time hereunder, the “Exercise Price”). This Junior Subordinated Debt Warrant (“Warrant”) is one of one or more Warrants issued by the Company in connection with the transactions contemplated in the Purchase Agreement (collectively, the “Warrants”). Certain capitalized terms used herein are defined in Section 4 hereof. Certain capitalized terms used and not defined herein are defined in the Purchase Agreement. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.
     This Warrant is subject to the following provisions:
     Section 1. Exercise of Warrant.
     1A. Exercise Period and Amount. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant for the Exercise Shares at any time and from time to time after the Exercise Eligibility Date to and including the Expiration Date (the “Exercise Period”). The Company will give the Registered Holder written notice of the expiration of this Warrant at least 30 days but not more than 90 days prior to the Expiration Date.
          (i) Exercise Procedure. This Warrant will be deemed to have been exercised on the date that the Company has received all of the following items (the “Exercise Time”):
               (a) a completed Exercise Agreement, as described in Section 1B below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);
               (b) this Warrant;
               (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto properly executed evidencing the assignment of this Warrant to the Purchaser, in compliance with the provisions set forth in Section 6 hereof; and
               (d) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”); provided, however, that the Registered Holder may exercise this Warrant in whole or in part by the surrender of this Warrant to the Company, with a duly executed Exercise Agreement marked to reflect “Net Issue Exercise” and specifying the number of shares of Common Stock to be purchased; and upon such Net Issue Exercise, the Registered Holder shall be entitled to pay the Exercise Price for Common Stock purchased hereunder by cancellation of a number of shares of Common Stock to be purchased hereunder, valued at Fair Market Value less the Exercise Price thereof.

38

          (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such five (5) Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.
          (iii) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.
          (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant will, upon exercise of this Warrant in accordance with the terms hereof and payment of the Exercise Price therefor, be validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof. Unless the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, each certificate representing any such shares shall bear a legend substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
     Such shares may be subject to additional restrictions on transfer imposed under the terms of the Purchase Agreement, the Stockholders Agreement or applicable state and federal securities law.
          (v) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise

39

of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.
          (vi) The Company shall provide reasonable assistance and cooperation to any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings reasonably required to be made by the Company).
          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the Registered Holder, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.
          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that are so issuable shall, when issued in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges but subject to the Purchase Agreement and the Stockholder Agreement. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
     1B. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued and will be accompanied by a properly executed Assignment (as required by Section 6 hereof), and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state, the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered (and if such Person is other than the Person in whose name this Warrant is then registered, will be accompanied by a properly executed Assignment (as required

40

by Section 6)). Such Exercise Agreement will be dated the actual date of execution thereof.
     1C. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company will, within five (5) Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Fair Market Value of such fractional share as of the Exercise Time and the Exercise Price of such fractional share.
     Section 2. Adjustment of Number of Exercise Shares. In order to prevent dilution of the rights granted under this Warrant, the number of Exercise Shares shall be subject to adjustment from time to time as provided in this Section 2.
     2A. Adjustment of Number of Exercise Shares upon Issuance of Shares of Common Stock or Stock Equivalents. If and whenever on or after the Closing Date the Company issues or sells, or in accordance with paragraph 2B is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Fair Market Value per share of Common Stock at the time of issuance or sale (not including the issuance of shares of Common Stock pursuant to the exercise of Warrants issued on the Closing Date and not including the exercise of any options to purchase Common Stock issued or reserved for issuance under the Company’s 2004 Stock Plan), then forthwith upon such issue or sale, the Exercise Shares will be increased by multiplying such number by a fraction (A) the numerator of which is the Fair Market Value per share of Common Stock at the time of such issue and sale and (B) the denominator of which is determined by dividing (1) the product derived by multiplying the Fair Market Value per share of Common Stock at the time of such issue or sale times the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such sale, plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (3) the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such sale.
     2B. Effect on Exercise Shares of Certain Events. For purposes of determining the adjusted Exercise Shares under Section 2A above, the following will be applicable:
          (i) Issuance of Stock Equivalents. If the Company in any manner grants or issues Stock Equivalents and the lowest price per share of Common Stock for which any one share of Common Stock of the Company or analogous economic right is issuable upon the exercise of any such Stock Equivalent is less than the Fair Market Value at the time of the granting or issuing of such Stock Equivalent, then such shares of Common Stock will be deemed to

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have been issued and sold by the Company for such price per share of Common Stock. For purposes of this paragraph, the “lowest price per share of Common Stock for which any one share of Common Stock or analogous economic right is issuable” will be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one (1) share of Common Stock or analogous economic right upon the exercise of the Stock Equivalent (whether by conversion, exchange or otherwise) or other similar indication of the price per share of Common Stock as of the time of granting (such as the floor value for stock appreciation rights). No further adjustment of the Exercise Shares will be made upon the actual issue of such shares of Common Stock or upon the exercise of any rights under the Stock Equivalents.
          (ii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Stock Equivalent, the additional consideration, if any, payable upon the issue, conversion or exchange of any Stock Equivalent, or the rate at which any Stock Equivalent is convertible into or exchangeable for shares of Common Stock changes at any time, the Exercise Shares in effect at the time of such change will be readjusted to the Exercise Shares that would have been in effect at such time had such Stock Equivalent provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that, if such adjustment would result in a decrease in the Exercise. Shares then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to all Registered Holders of the Warrants.
          (iii) Treatment of Expired and Unexercised Stock Equivalents. Upon the expiration of any Stock Equivalent or the termination of any right to convert or exchange any Stock Equivalent without the exercise of such Stock Equivalent, the Exercise Shares then in effect will be adjusted to the Exercise Shares which would have been in effect at the time of such expiration or termination had such Stock Equivalent, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that, if such expiration or termination would result in a decrease in the Exercise Shares then in effect, such decrease shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Warrants.
          (iv) Calculation of Consideration Received. If any shares of Common Stock or Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company. In case any shares of Common Stock or Stock Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the Fair Market Value of such consideration. In case any shares of Common Stock or Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the

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amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non- surviving entity as is attributable to such shares of Common Stock or Stock Equivalents, as the case may be.
          (v) Integrated Transactions. In case any Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Stock Equivalent by the parties thereto, the Stock Equivalent will be deemed to have been issued for Fair Market Value if the entire integrated transaction is for Fair Market Value.
          (vi) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or Stock Equivalents or (B) to subscribe for or purchase Common Stock or Stock Equivalents, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     2C. Subdivision or Combination of Common Stock. Without duplication of Section 2A, if the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Shares in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Shares in effect immediately prior to such combination will be proportionately decreased and the Exercise Price proportionately increased.
     2D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets with, into or to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, assets or other property with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to ensure that each of the Registered Holders of the Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore

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acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities, assets or other property (“Exchangeable Property”) as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders’ rights and interests to ensure that the provisions of this Section 2 and Sections 3 and 5 hereof will thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price in proportion to the Exchangeable Property receivable for each share Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Exercise Shares). The Company will not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the purchasing corporation assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder Exchangeable Property as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
     2E. Notices.
          (i) Promptly upon any adjustment of the Exercise Shares, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.
          (ii) The Company will give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
          (iii) The Company will also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.
     Section 3. Dividends

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     3A. In the event that, during the term of the Warrants, the Company pays any cash dividend or makes any cash distribution to any holder of Common Stock, the Registered Holder shall be entitled to receive in respect of its Warrant a dilution fee in cash (the “Dilution Fee”) on the date of payment of such dividend or distribution, which Dilution Fee shall be equal to the product of (i) the highest amount per share paid to holders of Common Stock times (ii) the number of Exercise Shares to which the Holder is then entitled. No such dividend or distribution shall be paid unless the Registered Holder shall have received advance written notice thereof at least 10 days prior to the record date therefor.
     3B. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company will pay to the Registered Holder at the time of payment thereof the Liquidating Dividend which would have been paid to the Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.
     Section 4. Definitions. The following terms have meanings set forth below:
     “Common Stock” means, collectively, Class B Common Stock, $0.001 par value, of the Company and, except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.
     “Exercise Eligibility Date” means the Date of Issuance of this Warrant.
     “Expiration Date” means May 24, 2014.
     “Fair Market Value” shall have such meaning as assigned to that term in the Purchase Agreement.
     “Fully Diluted Basis” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of Stock Equivalents then outstanding (including Warrants), regardless of their exercise price or its equivalent.

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     “Person” means an individual, a partnership, a limited liability company, joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     “Stock Equivalents” means any security, option, warrant, right or claim exercisable into, exchangeable for, or convertible to shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, the Company’s Class A Common Stock, preferred stock and stock appreciation rights).
     Section 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.
     Section 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.
     Section 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”
     Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (including at the request of the Company an affidavit of the Registered Holder) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind

46

representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     Section 9. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, one Business Day after being so sent or three Business Days after being so deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).
     Section 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 80% of the shares of Common Stock obtainable upon exercise of the Warrants.
     Section 11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Maryland.
*   *   *   *   *

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     IN WITNESS WHEREOF, the Company has caused this Junior Subordinated Debt Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

IST ACQUISITIONS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

SIGNATURE PAGE TO JUNIOR SUBORDINATED DEBT WARRANT

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EXHIBIT 1
EXERCISE AGREEMENT
To:
Dated:
     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-1), hereby agrees to subscribe for the purchase of                       shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.
     ☐      Check Box for Net Issue Exercise

Signature

Address

EXHIBIT II
ASSIGNMENT
     FOR VALUE RECEIVED,                      hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-1) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Signature

FORM OF PREFERRED STOCK WARRANT
THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.
THE TRANSFER OF THIS WARRANT AND THE SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT IS SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE NOTE AND EQUITY PURCHASE AGREEMENT DATED AS OF MAY 24, 2004, BY AND AMONG THE ISSUER HEREOF (THE “COMPANY”), THE OTHER BORROWERS THERETO, THE PURCHASERS (AS DEFINED IN THE PURCHASE AGREEMENT) AND AMERICAN CAPITAL FINANCIAL SERVICES, INC., AS AGENT, AS AMENDED FROM TIME TO TIME, (THE “PURCHASE AGREEMENT”).
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 24, 2004, BY AND AMONG THE COMPANY AND OTHER STOCKHOLDERS OF THE COMPANY (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.
PREFERRED STOCK WARRANT

Date of Issuance: May 24, 2004	Certificate No. W-2
     FOR VALUE RECEIVED, IST Acquisitions, Inc., a Delaware corporation (the “Company”), hereby grants to American Capital Strategies, Ltd. or its registered assigns (the “Registered Holder”) the right to purchase 81,589 shares of the Company’s Class B Common Stock (as further adjusted from time to time, the “Exercise Shares”) at a price per share of $0.001 (as adjusted from time to time hereunder, the “Exercise Price”). This Preferred Stock Warrant (“Warrant”) is one of one or more Warrants issued by the Company in connection with the transactions contemplated in the Purchase Agreement (collectively, the “Warrants”). Certain capitalized terms used herein are defined in Section 4 hereof. Certain capitalized terms used and not defined herein are defined in the Purchase Agreement. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.
     This Warrant is subject to the following provisions:
     Section 1. Exercise of Warrant.
     1A. Exercise Period and Amount. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant for the Exercise Shares at any time and from time to time after the Exercise Eligibility Date to and including the Expiration Date (the “Exercise Period”). The Company will give the Registered Holder written notice of the expiration of this Warrant at least 30 days but not more than 90 days prior to the Expiration Date.
          (i) Exercise Procedure. This Warrant will be deemed to have been exercised on the date that the Company has received all of the following items (the “Exercise Time”):
               (a) a completed Exercise Agreement, as described in Section 1B below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);
               (b) this Warrant;
               (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto properly executed evidencing the assignment of this Warrant to the Purchaser, in compliance with the provisions set forth in Section 6 hereof; and
               (d) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”); provided, however, that the Registered Holder may exercise this Warrant in whole or in part by the surrender of this Warrant to the Company, with a duly executed Exercise Agreement marked to reflect “Net Issue Exercise” and specifying the number of shares of Common Stock to be purchased; and upon such Net Issue Exercise, the Registered Holder shall be entitled to pay the Exercise Price for Common Stock purchased hereunder by cancellation of a number of shares of Common Stock to be purchased hereunder, valued at Fair Market Value less the Exercise Price thereof.

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          (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such five (5) Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.
          (iii) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.
          (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant will, upon exercise of this Warrant in accordance with the terms hereof and payment of the Exercise Price therefor, be validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof. Unless the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, each certificate representing any such shares shall bear a legend substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
     Such shares may be subject to additional restrictions on transfer imposed under the terms of the Purchase Agreement, the Stockholders Agreement or applicable state and federal securities law.
          (v) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise

53

of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.
          (vi) The Company shall provide reasonable assistance and cooperation to any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings seasonably required to be made by the Company).
          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the Registered Holder, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.
          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that are so issuable shall, when issued in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges but subject to the Purchase Agreement and the Stockholder Agreement. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
     1B. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued and will be accompanied by a properly executed Assignment (as required by Section 6 hereof), and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered (and if such Person is other than the Person in whose name this Warrant is then registered, will be accompanied by a properly executed Assignment (as required

54

by Section 6)). Such Exercise Agreement will be dated the actual date of execution thereof.
     1C. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company will, within five (5) Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Fair Market Value of such fractional share as of the Exercise Time and the Exercise Price of such fractional(share.
     Section 2. Adjustment of Number of Exercise Shares. In order to prevent dilution of the rights granted under this Warrant, the number of Exercise Shares shall be subject to adjustment from time to time as provided in this Section 2.
     2A. Adjustment of Number of Exercise Shares upon Issuance of Shares of Common Stock or Stock Equivalents. If and whenever on or after the Closing Date the Company issues or. sells, or in accordance with paragraph 2B is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Fair Market Value per share of Common Stock at the time of issuance or sale (not including the issuance of shares of Common Stock pursuant to the exercise of Warrants issued on the Closing Date and not including the exercise of any options to purchase Common Stock issued or reserved for issuance under the Company’s 2004 Stock Plan), then forthwith upon such issue or sale, the Exercise Shares will be increased by multiplying such number by a fraction (A) the numerator of which is the Fair Market Value per share of Common Stock at the time of such issue and sale and (B) the denominator of which is determined by dividing (1) the product derived by multiplying the Fair Market Value per share of Common Stock at the time of such issue or sale times the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such sale, plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (3) the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such sale.
     2B. Effect on Exercise Shares of Certain Events. For purposes of determining the adjusted Exercise Shares under Section 2A above, the following will be applicable:
          (i) Issuance of Stock Equivalents. If the Company in any manner grants or issues Stock Equivalents and the lowest price per share of Common Stock for which any one share of Common Stock of the Company or analogous economic right is issuable upon the exercise of any such Stock Equivalent is less than the Fair Market Value at the time of the granting or issuing of such Stock Equivalent, then such shares of Common Stock will be deemed to

55

have been issued and sold by the Company for such price per share of Common Stock. For purposes of this paragraph, the “lowest price per share of Common Stock for which any one share of Common Stock or analogous economic right is issuable” will be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one (1) share of Common Stock or analogous economic right upon the exercise of the Stock Equivalent (whether by conversion, exchange or otherwise) or other similar indication of the price per share of Common Stock as of the time of granting (such as the floor value for stock appreciation rights). No further adjustment of the Exercise Shares will be made upon the actual issue of such shares of Common Stock or upon the exercise of any rights under the Stock Equivalents.
          (ii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Stock Equivalent, the additional consideration, if any, payable upon the issue, conversion or exchange of any Stock Equivalent, or the rate at which any Stock Equivalent is convertible into or exchangeable for shares of Common Stock changes at any time, the Exercise Shares in effect at the time of such change will be readjusted to the Exercise Shares that would have been in effect at such time had such Stock Equivalent provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that, if such adjustment would result in a decrease in the Exercise Shares then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to all Registered Holders of the Warrants.
          (iii) Treatment of Expired and Unexercised Stock Equivalents. Upon the expiration of any Stock Equivalent or the termination of any right to convert or exchange any Stock Equivalent without the exercise of such Stock Equivalent, the Exercise Shares then in effect will be adjusted to the Exercise Shares which would have been in effect at the time of such expiration or termination had such Stock Equivalent, to the extent outstanding immediately prior to such expiration, or termination, never been issued; provided that, if such expiration or termination would result in a decrease in the Exercise Shares then in effect, such decrease shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Warrants.
          (iv) Calculation of Consideration Received. If any shares of Common Stock or Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company. In case any shares of Common Stock or Stock Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the Fair Market Value of such consideration. In case any shares of Common Stock or Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the

56

amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non- surviving entity as is attributable to such shares of Common Stock or Stock Equivalents, as the case may be.
          (v) Integrated Transactions. In case any Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Stock Equivalent by the parties thereto, the Stock Equivalent will be deemed to have been issued for Fair Market Value if the entire integrated transaction is for Fair Market Value.
          (vi) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or Stock Equivalents or (B) to subscribe for or purchase Common Stock or Stock Equivalents, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     2C. Subdivision or Combination of Common Stock. Without duplication of Section 2A, if the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Shares in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Shares in effect immediately prior to such combination will be proportionately decreased and the Exercise Price proportionately increased.
     2D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets with, into or to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, assets or other property with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to ensure that each of the Registered Holders of the

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Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities, assets or other property (“Exchangeable Property”) as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders’ rights and interests to ensure that the provisions of this Section 2 and Sections 3 and 5 hereof will thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price in proportion to the Exchangeable Property receivable for each share Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Exercise Shares). The Company will not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the purchasing corporation assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder Exchangeable Property as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
     2E. Notices.
          (i) Promptly upon any adjustment of the Exercise Shares, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.
          (ii) The Company will give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
          (iii) The Company will also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.
     Section 3. Dividends

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     3A. In the event that, during the term of the Warrants, the Company pays any cash dividend or makes any cash distribution to any holder of Common Stock, the Registered Holder shall be entitled to receive in respect of its Warrant a dilution fee in cash (the “Dilution Fee”) on the date of payment of such dividend or distribution, which Dilution Fee shall be equal to the product of (i) the highest amount per share paid to holders of Common Stock times (ii) the number of Exercise Shares to which the Holder is then entitled. No such dividend or distribution shall be paid unless the Registered Holder shall have received advance written notice thereof at least 10 days prior to the record date therefor.
     3B. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company will pay to the Registered Holder at the time of payment thereof the Liquidating Dividend which would have been paid to the Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.
     Section 4. Definitions. The following terms have meanings set forth below:
     “Common Stock” means, collectively, Class B Common Stock, $0.001 par value, of the Company and, except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.
     “Exercise Eligibility Date” means the Date of Issuance of this Warrant.
     “Expiration Date” means May 24, 2014.
     “Fair Market Value” shall have such meaning as assigned to that term in the Purchase Agreement.
     “Fully Diluted Basis” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of Stock Equivalents then outstanding (including Warrants), regardless of their exercise price or its equivalent.

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     “Person” means an individual, a partnership, a limited liability company, joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     “Stock Equivalents” means any security, option, warrant, right or claim exercisable into, exchangeable for, or convertible to shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, the Company’s Class A Common Stock, preferred stock and stock appreciation rights).
     Section 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.
     Section 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.
     Section 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office, of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”
     Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (including at the request of the Company an affidavit of the Registered Holder) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind

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representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     Section 9. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, one Business Day after being so sent or three Business Days after being so deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).
     Section 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 80% of the shares of Common Stock obtainable upon exercise of the Warrants.
     Section 11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Maryland.
*    *    *    *    *

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EXHIBIT I
EXERCISE AGREEMENT
To:
Dated:
     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-2), hereby agrees to subscribe for the purchase of                       shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.
     ☐      Check Box for Net issue Exercise

Signature
Address

EXHIBIT II
ASSIGNMENT
     FOR VALUE RECEIVED,                      hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-2) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Signature

EXHIBIT C
Form of Security Agreement

FORM OF SECURITY AGREEMENT
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (as from time to time amended, modified, restated, supplemented and in effect, this “Security Agreement”) is entered into as of May 24, 2004 by IST ACQUISITIONS, INC., a Delaware corporation (“Parent”), IMAGING AND SENSING TECHNOLOGY CORPORATION, a New York corporation (“IST”), I.S. TECHNOLOGY de PUERTO RICO, INC., a Delaware corporation (“IST Puerto Rico”), IST INSTRUMENTS, INC., a New York Corporation (“IST Instruments”), IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP., a New York corporation (“IST International”), IST CONAX NUCLEAR, INC., a New York corporation (“IST Conax”), and QUADTEK, INC., a Washington corporation (“Quadtek” and together with Parent, IT, IST Puerto Rico, IST Instruments, IST International and IST Conax, the “Grantors”), to and in favor of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (the “Agent”), as agent for the Purchasers identified in the Note and Equity Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Grantors, the Agent and the Purchasers party thereto, dated of even date herewith (in such capacity, the “Secured Party”).
RECITALS:
     A. Pursuant to the Purchase Agreement, the Grantors have issued to the Purchasers (i) Revolving Notes dated of even date herewith in the aggregate principal amount of $5,250,000 (the “Revolving Notes”), (ii) Senior Term A Notes dated of even date herewith in the aggregate principal amount of $15,000,000 (the “Senior Term A Notes”), (iii) Senior Term B Notes dated of even date herewith in the aggregate principal amount of $7,500,000 (the “Senior Term B Notes”), (iv) Senior Subordinated Notes dated of even date herewith in the aggregate principal amount of $7,500,000 (the “Senior Subordinated Notes”) and (v) Junior Secured Subordinated Notes dated of even date herewith in the aggregate principal amount of $1,250,000 (the “Junior Subordinated Notes” and, together with the Revolving Notes, Senior Term A Notes, Senior Term B Notes, Senior Subordinated Notes and Junior Subordinated Notes, the “Notes”). The purchase and sale of the Notes and certain other securities is governed by the Purchase Agreement. Capitalized terms used herein without definition shall be defined in the manner set forth in the Purchase Agreement.
     B. In order to induce the Purchasers to accept the Notes in accordance with the Purchase Agreement, and in consideration therefor, the Grantors have agreed to grant to the Secured Party, as agent for the Purchasers, a perfected Lien on and security interest in all of the Grantors assets and properties, whether now or hereafter existing, owned or acquired, all pursuant to the terms of this Security Agreement in order to secure (i) the due and punctual payment of (A) the principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations of the Grantors under the Notes, the Purchase Agreement or the Security Documents including

FORM OF SECURITY AGREEMENT
but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including, without limitation, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), and (ii) the due and punctual performance of the Purchase Agreement, covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Purchase Agreement, the Notes or the Security Documents (collectively, the “Obligations”).
     C. It is a condition precedent to the acceptance of the Notes by the Purchasers that the Grantors execute and deliver this Security Agreement.
     NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
ARTICLE 1
SECURITY INTEREST
     1.1 Grant of Security Interest. As security for the Obligations, each Grantor hereby sells, conveys, assigns, pledges and grants a continuing and unconditional security interest to the Secured Party, its successors and permitted assigns, in and to all of the personal property of such Grantor, wherever located, and now owned or hereafter acquired including:
     (a) all equipment (including all “Equipment” as the term is defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “Code”)), machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;
     (b) all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of such Grantor, now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);
     (c) all present and future accounts in which such Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due such Grantor on account of goods sold or leased or services rendered, claims, instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of

FORM OF SECURITY AGREEMENT
money of every nature and description), including but not limited to, any such right evidenced by chattel paper, and all Liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);
     (d) all investment property now owned or hereafter acquired by such Grantor (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts;
     (e) all general intangibles now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), chooses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by applicable law), registrations, franchises, corporate or other business records, systems, designs, software, goodwill, logos, indicia, business identifiers, inventions, processes, production methods, proprietary information, know-how and trade-secrets of such Grantor, and all trade-names, copyrights, patents, trademarks (including service marks) or patent or trademark applications, contract rights (including but not limited to all rights to receive payments and other rights under all equipment and other leasing contracts, instruments and documents owned or used by such Grantor, and any goodwill relating thereto);
     (f) all other property owned by such Grantor or in which such Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible;
     (g) all insurance policies of any kind maintained in effect by such Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to such Grantor pursuant to such policies;
     (h) all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as defined in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Secured Party; and
     (i) any consideration received when all or any part of the property referred to in clauses (a) through (h) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof,

FORM OF SECURITY AGREEMENT
including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by such Grantor or in which such Grantor has an interest.
     The property set forth in clauses (a) through (i) of the preceding sentence, together with property of a similar nature which such Grantor hereafter owns or in which such Grantor hereafter acquires any interest, is referred to herein as the “Collateral.” Notwithstanding anything herein to the contrary, in not event shall the Collateral include, and Grantors shall not be deemed to have granted a security interest in, (i) any personal and real property, fixtures and interests of Grantors which are not assignable or are incapable of being encumbered as a matter or law, (ii) the Grantors’ rights or interests in any license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party; provided, upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantors shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect or (iii) more than sixty-five percent (65%) of the aggregate interest in the stock of any non-U.S. direct or indirect Subsidiary of Parent. In addition, the Collateral shall exclude any rights to (i) any intellectual property rights which would be rendered invalid or unenforceable by the grant of a security interest created pursuant to the terms of this Agreement, for so long as such prohibition or reason for invalidity exists and (iii) any intent-to-use trademark application for which a statement of use has not been filed (but only until such statement is filed).
     1.2 Perfection of Security Interests.
     (a) Each Grantor hereby authorizes Secured Party to file a financing statement or financing statements (the “Financing Statement”) describing its respective Collateral in any and all jurisdictions where Secured Party reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of such Grantor’s location for purposes of the Code. Each Grantor will reimburse Secured Party for any and all costs, charges and expenses (including reasonable fees of counsel) incurred in connection with such filings. For purposes of this Section 1.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to Secured Party under this Agreement and the Purchase Agreement.
     (b) Each Grantor shall have possession of its respective Collateral, except where as expressly otherwise provided in this Security Agreement or where Secured Party has the right to perfect its security interest by possession in addition to the filing of a Financing Statement. Where Collateral is in the possession of a third party, such Grantor will join with the Secured Party upon request of the Secured Party in notifying the third party of the Secured Party’s security interest therein and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.

FORM OF SECURITY AGREEMENT
     (c) Each Grantor will cooperate with Secured Party in obtaining control (including “Control” as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper.
     (d) Each Grantor will not create any chattel paper without a legend on such chattel paper acceptable to the Secured Party indicating that Secured Party has a secured interest in such Chattel Paper.
     1.3 Conditional Assignment.
     (a) Each Grantor hereby authorizes the Secured Party to complete, as assignee, execute pursuant to the power of attorney granted pursuant to Section 4.2, and record in any applicable public office or agency of the United States, any state or territory thereof, or any other country, a document in substantially the form of Exhibit A (the “Assignment”), upon the occurrence and during the continuance of an Event of Default and the proper exercise of the Secured Party’s remedies under the Security Agreement.
     (b) In addition to, and not by way of limitation of, the grant of a security interest in the Payment Intangibles pursuant to Section 1.1 hereof, as collateral security for the complete and timely payment, performance and satisfaction of the Obligations, subject to Section 1.3(d) each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates, transfers and grants to the Secured Party its entire right, title and interest in, to and under the Payment Intangibles; provided, however, that such assignment, conveyance, mortgage, pledge, hypothecation, transfer and grant shall be and become of force and effect, with respect to any item of the Payment Intangibles, only: (i) upon or after the occurrence or during the continuance of an Event of Default; and (ii) either (A) upon the written demand of the Secured Party at any time during such continuance, or (B) immediately and automatically, without any notice or action of any kind by the Secured Party, upon the sale or other disposition of such item of the Payment Intangibles by the Secured Party pursuant to Article 9 of the UCC (including the transfer or other disposition of such item by such Grantor to the Secured Party in lieu of foreclosure).
     (c) Notwithstanding any of the foregoing, so long as no Event of Default has occurred and is continuing, and except as otherwise provided in this Security Agreement, the Grantors shall be permitted to remain in full possession, ownership, enjoyment and control of all of their right, title and interest in the Payment Intangibles and to manage, operate, dispose and use the same and each part thereof, in each case, as permitted hereunder, with all the rights pertaining thereto and the Secured Party shall not have any right or authority to take any actions in any matter relating to the Payment Intangibles.
     (d) Notwithstanding anything herein to the contrary, in no event shall the conditional assignment granted under this Section 1.3 include, and Grantors shall not be deemed to have granted such conditional assignment with regards to, (i) any personal and real property, fixtures and interests of Grantors which are not assignable or are incapable of being encumbered as a matter or law, or (ii) the Grantors’ rights or interests in any license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the

FORM OF SECURITY AGREEMENT
terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party; provided, upon the ineffectiveness, lapse or termination of any such provision, such conditional assignment shall include, and Grantors shall be deemed to have granted such conditional assignment with regards to, all such rights and interests as if such provision had never been in effect. In addition, such conditional assignment shall exclude any rights to (i) any intellectual property rights which would be rendered invalid or unenforceable by the grant of an assignment pursuant to the terms of this Section 1.3, for so long as such prohibition or reason for invalidity exists and (iii) any intent-to-use trademark application for which a statement of use has not been filed (but only until such statement is filed).
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
     2.1 Representations and Warranties. The Grantors jointly and severally represent, warrant and agree that:
     (a) Each Grantor has and shall have absolute, good and marketable title to all the Collateral owned by it, wherever and whenever acquired, free and clear of any Lien except for such Liens and/or filings as may be permitted by the Purchase Agreement (“Permitted Liens”). Such Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except for Permitted Liens for which the Secured Party has not received UCC-3 termination statements.
     (b) Schedule 2.1(b) hereto lists (i) each Grantor’s chief executive offices and other principal place(s) of business, (ii) each Grantor’s legal form and its jurisdiction, as applicable, of incorporation, formation, organization or registration, (iii) the address where books and records relating to the Collateral are maintained, (iv) any other location of any other equipment and goods (other than mobile goods) included in the Collateral, and (v) location of owned and leased facilities and name of lessor/sublessor.
     (c) Each Grantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as such Grantor has set aside on its books adequate reserves with respect thereto.
     (d) As a result of the execution and delivery of this Security Agreement and the filing of any Financing Statements or other documents necessary to assure, preserve and perfect the security interest created hereby to the extent a Lien may be perfected by filing a Financing Statement, or such other documents, the Secured Party shall have a valid, perfected, enforceable Lien on, and a continuing security interest in, the Collateral, enforceable and superior as such as against creditors and purchasers (other than purchasers of Inventory in the ordinary course of business) and as against any owner of real property where any of the equipment or Inventory is located and as against any purchaser of such real property and any present or future creditor obtaining a mortgage or other Lien on such real property, and such Lien shall be superior and prior to all other Liens other than the Permitted Liens.

FORM OF SECURITY AGREEMENT
     (e) The amount that has been or that shall be represented by each Grantor to the Secured Party from time to time owing by all obligors (such obligors being hereinafter referred to as the “Account Debtors”) in the aggregate with respect to Accounts has not and will not materially deviate from the correct amount actually and unconditionally owing at such time by such Account Debtors subject to set off, return and similar rights arising in the ordinary course of business. All Accounts represent bona fide transactions completed in all material respects in accordance with the terms and provisions contained in the invoices and other documents evidencing the same. As of the date hereof, there are no material setoffs, counterclaims or disputes existing or asserted with respect to Accounts and subject to set off, return and similar rights arising in the ordinary course of business. No Grantor has made any agreement with any Account Debtor for any material deduction therefrom except set-off and claims arising in the ordinary course of business. To each Grantor’s knowledge, all Account Debtors have the capacity to contract and are solvent, except as set forth on Schedule 2.1(e) attached hereto setting forth a list of doubtful accounts. To each Grantor’s knowledge, the goods giving rise to Accounts are not subject to any Lien, claim or encumbrance except set-off and claims arising in the ordinary course of business, except in favor of the Secured Party and except as permitted by the Purchase Agreement. No Grantor has any knowledge of any fact or circumstances that would impair the validity or collectability of Accounts.
     (f) None of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity except as set forth on Schedule 2.1(f).
     (g) Within the five-year period preceding the date hereof, each Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name.
     2.2 Survival. All representations, warranties and agreements of the Grantors contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement until the termination of this Security Agreement pursuant to Section 6.5 hereof.
ARTICLE 3
COVENANTS
     3.1 Covenants. Each of the Grantors hereby jointly and severally covenants and agrees with the Secured Party that so long as this Security Agreement shall remain in effect or any Obligations other than with respect to residual indemnification obligations shall remain unpaid or unperformed: (a) such Grantor shall promptly give written notice to the Secured Party of any material levy or attachment, execution or other process against any of the Collateral; (b) at such Grantor’s own cost and expense, such Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all Persons other than the Secured Party and secured parties with Permitted Liens under the Purchase Agreement, and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien of any nature other than those permitted under the Purchase Agreement; (c) such Grantor shall without undue delay immediately notify the Secured Party of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation; (d) such Grantor shall mark any

FORM OF SECURITY AGREEMENT
Collateral that is chattel paper with a legend showing the Secured Party’s Lien and security interest therein; (e) such Grantor shall promptly give written notice to the Secured Party of any change in the intellectual property rights material to its business; and (f) such Grantor shall not (i) amend, in a manner materially adverse to Secured Parties or terminate any contract or other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business substantially consistent with customary practice or as otherwise permitted in the Purchase Agreement, (ii) voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral other than with respect to licenses of intellectual property and sales of Inventory in the ordinary course of business and other than as contemplated by the Purchase Agreement, (iii) make any material compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any material Account or any Lien, Guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business substantially consistent with past practice, except after written notice to and with written consent of the Secured Party and compliance with such procedures as the Secured Party reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement, (iv) change its name or use any fictitious or trade name, (v) change the location of its chief executive office or (vi) permit any of the Collateral (other than Collateral that constitutes goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Secured Party, as the case may be, except after written notice to and with written consent of the Secured Party and compliance with such procedures as the Secured Party reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement.
ARTICLE 4
REMEDIAL MATTERS
     4.1 Event of Default. An “Event of Default” shall exist hereunder (a) if an Event of Default shall occur under the Purchase Agreement or any of the Notes, (b) upon the filing of a voluntary or involuntary petition for bankruptcy, insolvency, receivership or similar event involving any Grantor, or (c) if any Grantor shall breach in any material respect any agreement contained herein or otherwise default in any material respect in the observance or performance of any of the covenants, terms, conditions or agreements on the part of each Grantor contained in this Security Agreement and, with respect to non-monetary covenants, terms, conditions or agreements, such non-observance or non-performance continues for a period of thirty (30) days after the earlier of (i) written notice from the Secured Party of such default or (ii) actual knowledge of such Grantor of such default.
     4.2 Powers of Attorney.
     (a) Each Grantor hereby irrevocably appoints the Secured Party (and any officer or agent of the Secured Party) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Secured Party or otherwise, for the use and benefit of the Secured Party, effective upon the occurrence and during the continuance of

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an Event of Default: (i) to receive, endorse the name of such Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Secured Party with respect to the Collateral; (ii) to cause such Grantor’s mail to be transferred to the Secured Party’s own offices and to receive and open all mail addressed to such Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment; (iii) to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof; (iv) to receive and give discharges and releases of all or any of the Collateral; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; (vi) to sign the name of such Grantor on any invoice or bill of lading relating to any of the Collateral; (vii) to send verification of any Accounts to any Account Debtor or customer; (viii) to notify any Account Debtor or other obligor of such Grantor with respect to any Collateral to make payment to the Secured Party; (ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral; (x) to take any action for purposes of carrying out of the terms of this Security Agreement; (xi) to enforce all of such Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and (xii) generally, to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Secured Party were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of such Grantor or to any claim or action against the Secured Party. It is understood and agreed that the power of attorney granted to the Secured Party for the purposes set forth above in this Section 4.2 is coupled with an interest and is irrevocable until the termination of this Security Agreement, and such Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 4.2 shall in no event relieve such Grantor of any its obligations hereunder or under any of the other Security Documents with respect to the Collateral or any part thereof or impose any obligation on the Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Secured Party of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any of the other Security Documents, by law or otherwise.
     (b) Beyond the duty of the Secured Party to exercise reasonable care in the custody of any Collateral in its possession, the Secured Party shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Secured Party have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor

FORM OF SECURITY AGREEMENT
shall this Security Agreement impose upon the Secured Party any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys’ fees and reasonable out-of-pocket expenses, shall be borne solely by the Grantors whether the same are incurred by the Grantors or the Secured Party.
     4.3 Collections. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, in its sole discretion, in its name or in the name of any Grantor, or otherwise: (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so; or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Grantor, other than to discharge such Grantor in so doing with respect to liabilities of such Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by such Grantor shall be held in trust for the Secured Party and any other secured party having rights thereto senior to the Secured Party and shall be promptly turned over to the Secured Party or any other secured party having rights thereto senior to the Secured Party as its interest shall appear. The Secured Party may make such payments and take such actions as the Secured Party, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Secured Party is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Secured Party appear to be equal to, prior to or superior to its security interest in the Collateral and any Liens not expressly permitted by this Security Agreement.
     4.4 Possession; Sale of Collateral.
     (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may: (i) require any Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Secured Party at any place or places reasonably designated by the Secured Party; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker’s board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except ten (10) Business Days’ written notice to such Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which each Grantor hereby expressly acknowledges is commercially reasonable. The Secured Party shall have no obligation to clean-up or otherwise prepare

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any Collateral for sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of such Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that each Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof. The Secured Party shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the Obligations in accordance with Section 4.5. In the event the purchasers fail to pay for the Collateral, the Secured Party may resell the Collateral. At any public sale made pursuant to this Section 4.4, the Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of such Grantor (all said rights being also hereby waived and released by each Grantor to the fullest extent permitted by law), and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Grantor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement, and such Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Secured Party shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any action hereunder, the Secured Party shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Secured Party shall be entitled to

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apply, without notice to any Grantor, any cash or cash items constituting Collateral in their possession to payment of the Obligations.
     (b) If an Event of Default shall occur and be continuing, the Secured Party shall, in addition to exercising any and all rights and remedies afforded to them hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.
     (c) Each Grantor agrees that notwithstanding anything to the contrary contained in this Security Agreement, such Grantor shall remain liable under each contract or other agreement giving rise to Accounts and general intangibles and all other contracts or agreements constituting part of the Collateral and the Secured Party shall not have any obligation or liability in respect thereof.
     (d) After the occurrence and during the continuance of an Event of Default, upon the Secured Party’s request, but subject to the rights of any other secured party having rights senior to the Secured Party, such Grantor shall deliver to the Secured Party all original and other documents, evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. Such Grantor shall also furnish to the Secured Party, promptly upon the request of the Secured Party, such reports, reconciliations and aging balances regarding Accounts as the Secured Party may reasonably request from time to time.
     4.5 Application of Proceeds. Unless the Secured Party otherwise directs, the proceeds of any sale of Collateral pursuant to this Security Agreement or otherwise, as any Collateral consisting of cash, shall be applied after receipt by the Secured Party as follows:
     First, to the payment of all reasonable costs, fees and expenses of the Secured Party and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with any Notes, this Security Agreement or any of the Obligations, including, but not limited to, the reasonable fees and expenses of the Secured Party’s agents and attorneys’ and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Secured Party in so doing;
     Second, to the payment of the outstanding principal balance, accrued interest, dividends and fees on the Obligations in such order as the Secured Party may determine; and
     Third, to the Grantors or to such other Person as a court may direct.
     4.6 Authority of Secured Party. The Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. The Secured Party may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

FORM OF SECURITY AGREEMENT
     4.7 Certain Waivers; Grantors Not Discharged. Each Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Security Agreement. The obligations and duties of each Grantor hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against such Grantor or any grantee under the provisions of this Security Agreement or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any agreement related to this Security Agreement, (d) the release of any Liens on or security. interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Secured Party for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of such Grantor or any grantee or any other Persons, (f) any change, restructuring or termination of the corporate structure or existence of such Grantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (g) any other event that under law would discharge the obligations of a surety other than payment and satisfaction in full of all Obligations.
     4.8 Transfer of Security Interest. The Secured Party may transfer to any other Person all or any part of the Liens and security interests granted hereby, and all, or any part of the Collateral which may be in the Secured Party’s possession at any time after the occurrence and during the continuance of an Event of Default (including to a successor Secured Party or holder of Notes). Upon such transfer, the transferee shall be vested with all the rights and powers of the Secured Party hereunder with respect to such of the Collateral as is so transferred but, with respect to any of the Collateral not so transferred, the Secured Party shall retain all of its rights and powers (whether given to it in this Security Agreement, or otherwise). The Secured Party or any of them may, at any time, assign their rights as the secured party hereunder to any Person, in the Secured Party’s discretion, and upon notice to each Grantor, provided that any such transferee shall agree to be subject to the subordination provisions hereof, but without any requirement for consent or approval by or from any Grantor, and any such assignment shall be valid and binding upon each Grantor, as fully as if they had expressly approved the same.
ARTICLE 5
SECURED PARTY’S INTERESTS
     5.1. Pro Rata Interests. The security interests and other rights granted or reserved to the Secured Party and its successors and assigns under this Security Agreement (the “Contractual Rights”) are for the pro rata benefit of the Purchasers and the other rights available to the Secured Party and the Purchasers under applicable law by reason of the existence of this Security Agreement and the attachment and perfection of the security interests created under this Security Agreement (the “Statutory Rights”) are for the pro rata benefit of the Purchasers according to the outstanding principal amount of Notes held by each Purchaser, respectively, in each case subject to any subordination agreed to by and among the Purchasers, expressed as a percentage of the aggregate outstanding principal amount of all Notes, and shall be held by the Purchasers in such

FORM OF SECURITY AGREEMENT
percentages, subject to such subordination, regardless of the time or order of the attachment or perfection of their respective security interests or the time or manner of filing of their respective deeds of trust, financing statements or assignments thereof and regardless of which, if any, Purchaser may hold possession of Collateral. All Contractual Rights and Statutory Rights shall be exercised from time to time by Secured Party in accordance with such instructions as may be required by the Purchase Agreement. All recoveries attributable to enforcement of Contractual Rights or Statutory Rights, or both, shall be shared ratably by the Purchasers according to their respective pro rata interests, and subject to any subordination agreed to by and among the Purchasers, as provided in the Purchase Agreement.
     5.2 Grantors’ Obligations. The provisions of this Article 5 are for the purpose of defining the relative rights of the Secured Party or Purchasers with respect to the Collateral and the exercise of Contractual Rights and Statutory Rights. Nothing herein shall impair the obligations of any Grantor, which are absolute and unconditional, to pay and perform the Obligations as and when due. No provision of this Security Agreement shall be construed to prevent the Secured Party or any Purchaser from exercising remedies that may otherwise be available to it.
ARTICLE 6
MISCELLANEOUS
     6.1 Further Assurances. Each Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Secured Party may deem reasonably necessary or desirable for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, subject to the rights of any other secured party having rights senior to the Secured Party. If at any time any Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account, such Grantor, upon the request of the Secured Party, shall promptly assign such security interest to the Secured Party, subject to the rights of any other secured party having rights senior to the Secured Party. Each Grantor agrees to notify the Secured Party thirty (30) days prior to any change (a) in its corporate name, (b) of its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its principal place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. Each Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Secured Party, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any governmental authority for any action or transaction contemplated by this Security Agreement that is then required by law, and

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specifically, without limitation, upon request of the Secured Party, to prepare, sign and file with any governmental authority such Grantor’s portion of any application or applications for consent to the assignment of licenses held by such Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of such Secured Party. Each Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Secured Party or their representatives shall have the right at any reasonable time and from time to time, at such Grantor’s expense, to call at such Grantor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.
     6.2 Effectiveness. This Security Agreement shall take effect immediately upon execution by each Grantor.
     6.3 Indemnity; Reimbursement of Secured Party; Deficiency. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Secured Party hereunder or under the other Security Documents, the Grantors jointly and severally agree, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Secured Party from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Secured Party and the Purchasers for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Secured Party and the Purchasers in connection with any litigation relating to the Collateral whether or not the Secured Party or any Purchaser shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Secured Party, and any out-of pocket costs incurred by the Secured Party in appearing as a witness or in otherwise complying with legal process served upon it. The obligations of each Grantor in this Section 6.3 are limited to the extent claims for indemnity, defense, or reimbursement do not arise from the gross negligence or willful misconduct of the Secured Party. In no event shall the Secured Party or any Purchaser be liable, in the absence, in the case of the Secured Party, of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof, and each Grantor hereby releases the Secured Party and each Purchaser from any and all claims, causes of action and demands at any time arising out of or with respect to this Security Agreement or the Collateral. All indemnities contained in this Section 6.3 and elsewhere in this Security Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Secured Party pursuant to Section 4.5 hereof, each Grantor shall remain liable to the Secured Party for any deficiency.
     6.4 Continuing Lien. It is the intent of the parties hereto that (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between each Grantor and the Secured Party under or in

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connection with the Notes, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.
     6.5 Termination. Upon payment and satisfaction in full of the Obligations other than residual indemnification obligations and termination of all commitments relating thereto, the Secured Party shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Secured Party, and at the sole expense of the Grantors, to the Grantors, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and not theretofore reassigned, redelivered and released to the Grantors, together with appropriate instruments of reassignment and release.
     6.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Security Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, telexed or telegraphic communication) and mailed via certified mail, nationwide overnight courier service, telexed, telegraphed or delivered to the respective parties, as follows:
          to the Grantors:
Imaging and Sensing Technology
Corporation
100 IST Center
Horseheads, New York 14845
Attention: Donald Hartman
with a copy to:
IST Acquisitions, Inc.
c/o American Capital Strategies, Ltd.
Two Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
and:
IST Acquisitions, Inc.
c/o American Capital Strategies, Ltd.
Attention: Robert Klein, Principal
461 Fifth Avenue, 26th Floor
New York, New York 10017
Fax: (212) 213-2060
and
Weil, Gotshal & Manges LLP
767 Fifth Avenue

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New York, New York 10153
Attention: Christopher K. Aidun
Fax: (212) 310-8007
          to the Secured Party:
American Capital Financial Services, Inc., as Agent
2 Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Attn: Compliance Officer
Fax: (301) 654-6714
          with copies to:
American Capital Strategies, Ltd
461 Fifth Avenue, 26th Floor
New York, NY 10017
Attention: Robert Klein, Principal and Managing Director
                    Brian Graff, Principal and Managing Director
Fax: (212) 213-2060
and
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Christopher K. Aidun, Esq.
Fax: (212) 310-8007
     6.7 Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Secured Party that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and permitted assigns. No Grantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party.
     6.8 APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW DOCTRINE.
     6.9 Waivers. No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party

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hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 6.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.
     6.10 Amendments/Waivers. Neither this Security Agreement nor any provision hereof may be amended, waived or modified except pursuant to an agreement or agreements in writing entered into by each Grantor and the Secured Party.
     6.11 Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.
     6.12 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Secured Party.
     6.13 Headings. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.
     6.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.
     6.15 Interpretation. In the event of a conflict between this Security Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control.
[signatures on following pages]

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     IN WITNESS WHEREOF, the Grantor has executed this Security Agreement as of the date first above written.

GRANTORS: IST ACQUISITIONS, INC.
By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
Name:
Title:

IST CONAX NUCLEAR, INC.
By:
Name:
Title:

I.S. TECHNOLOGY de PUERTO RICO, INC.
By:
Name:
Title:

IST INSTRUMENTS, INC.
By:
Name:
Title:

FORM OF SECURITY AGREEMENT

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP.
By:
Name:
Title:

QUADTEK, INC.
By:
Name:
Title:

Acknowledged by:

AMERICAN CAPITAL FINANCIAL SERVICES, INC., as agent

By:

Robert Klein
Vice-President
Signature Page to Security Agreement

EXHIBIT A
ASSIGNMENT
     THIS ASSIGNMENT (this “Assignment”) is entered into as of ___by IST ACQUISITIONS, INC., a Delaware corporation (“Parent”), IMAGING AND SENSING TECHNOLOGY CORPORATION, a New York corporation (“IST”), I.S. TECHNOLOGY de PUERTO RICO, INC., a Delaware corporation (“IST Puerto Rico”), IST INSTRUMENTS, INC., a New York Corporation (“IST Instruments”), IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP., a New York corporation (“IST International”), IST CONAX NUCLEAR, INC., a New York corporation (“IST Conax”), and QUADTEK, INC., a Washington corporation (“Quadtek” and together with Parent, IST, IST Puerto Rico, IST Instruments, IST International and IST Conax, the “Grantors”), to and in favor of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“the “Agent”), as agent for the Purchasers identified in the Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Grantors, the Agent and the Purchasers party thereto, dated May 24, 2004 (in such capacity, the “Secured Party”).
WHEREAS, pursuant to the Purchase Agreement, the Grantors have issued to the Purchasers the Notes on the terms and conditions further specified in the Purchase Agreement;
WHEREAS, in order to induce the Purchasers to accept the Notes in accordance with the Purchase Agreement, and in consideration therefor, the Grantors agreed to grant to the Secured Party, as agent for the Purchasers, a perfected Lien on and security interest in all of the Grantors assets and properties subject to certain exceptions stated therein, whether now or hereafter existing, owned or acquired, all pursuant to the terms of the Security Agreement, in order to secure the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations;
WHEREAS, an Event of Default has occurred and/or is continuing under the Purchase Agreement; and
WHEREAS, pursuant to and as required by the Purchase Agreement, the Grantors now desire to assign to the Secured Party, and the Secured Party desires to receive from the Grantors, the Intellectual Property Collateral (including, without limitation, the Intellectual Property Collateral set forth on Schedule A hereof) on the terms and conditions specified herein.
NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
1. Capitalized terms used herein without definition shall be defined in the manner set forth in the Purchase Agreement.

FORM OF SECURITY AGREEMENT
2. Subject to Section 3 hereof, each Grantor does hereby assign, sell and transfer unto the Secured Party all of its right, title and interest in and to the Payment Intangibles together with (a) all registrations of and pending registration applications for such Payment Intangibles, (b) the goodwill of the business symbolized by and associated with such Payment Intangibles, and (c) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with any and all past, present or future infringements or dilution of or damage or injury to such Payment Intangibles, the registrations or pending registration applications thereof, or such associated goodwill.
3. Notwithstanding anything herein to the contrary (including Schedule A hereof), for the purposes of this Assignment, in no event shall the Payment Intangibles include, and Grantors shall not be deemed to have assigned, (i) any personal and real property, fixtures and interests of Grantors which are not assignable or are incapable of being encumbered as a matter or law, or (ii) the Grantors’ rights or interests in any license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party; provided, upon the ineffectiveness, lapse or termination of any such provision, this Assignment of Payment Intangibles shall include, and Grantors shall be deemed to have been assigned all such rights and interests as if such provision had never been in effect. In addition, the Payment Intangibles being assigned hereunder shall exclude any rights to (i) any intellectual property rights which would be rendered invalid or unenforceable by the grant of an assignment, for so long as such prohibition or reason for invalidity exists and (ii) any intent-to-use trademark application for which a statement of use has not been filed (but only until such statement is filed).
4. This Assignment is intended to and shall take effect at such time as the Secured Party shall complete this instrument by signing its acceptance of this Assignment below.
5. This Assignment shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to New York choice of law doctrine.
[Signature page follows]

FORM OF SECURITY AGREEMENT
IN WITNESS WHEREOF, the Grantors and the Agent have caused this Assignment to be executed and delivered by their duly authorized attorneys in fact as of the date first set forth above.

ASSIGNORS: IST ACQUISITIONS, INC.
By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
Name:
Title:

IST CONAX NUCLEAR, INC.
By:
Name:
Title:

I.S. TECHNOLOGY de PUERTO RICO, INC.
By:
Name:
Title:

FORM OF SECURITY AGREEMENT

IST INSTRUMENTS, INC.
By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP.
By:
Name:
Title:

QUADTEK, INC.
By:
Name:
Title:

Accepted and Agreed by ASSIGNEE

AMERICAN CAPITAL FINANCIAL SERVICES, INC., as agent

By:

Name:
Title:

FORM OF SECURITY AGREEMENT
Acknowledgement of Grantor

STATE OF	)

	)	ss.
COUNTY OF	)

On this       day of                      before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of IST ACQUISITIONS, INC. who being by me duly sworn did depose and say that he is an authorized attorney in fact of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

FORM OF SECURITY AGREEMENT
Acknowledgement of Grantor

STATE OF	)

	)	ss.
COUNTY OF	)

On this       day of                      before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of IMAGING AND SENSING TECHNOLOGY CORPORATION, who being by me duly sworn did depose and say that he is an authorized attorney in fact of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

FORM OF SECURITY AGREEMENT
Acknowledgement of Grantor

STATE OF	)

	)	ss.
COUNTY OF	)

On this       day of                      before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of IST CONAX NUCLEAR, INC., who being by me duly sworn did depose and say that he is an authorized attorney in fact of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

FORM OF SECURITY AGREEMENT
Acknowledgement of Grantor

STATE OF	)

	)	ss.
COUNTY OF	)

On this       day of                      before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of I.S. TECHNOLOGY de PUERTO RICO, INC., who being by me duly sworn did depose and say that he is an authorized attorney in fact of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

FORM OF SECURITY AGREEMENT
Acknowledgement of Grantor

STATE OF	)

	)	ss.
COUNTY OF	)

On this       day of                      before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of IST INSTRUMENTS, INC., who being by me duly sworn did depose and say that he is an authorized attorney in fact of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

FORM OF SECURITY AGREEMENT
Acknowledgement of Grantor

STATE OF	)

	)	ss.
COUNTY OF	)

On this       day of                      before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP., who being by me duly sworn did depose and say that he is an authorized attorney in fact of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

FORM OF SECURITY AGREEMENT
Acknowledgement of Grantor

STATE OF	)

	)	ss.
COUNTY OF	)

On this       day of                      before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of QUADTEK, INC., who being by me duly sworn did depose and say that he is an authorized attorney in fact of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

FORM OF SECURITY AGREEMENT
SCHEDULE A
SCHEDULE OF INTELLECTUAL PROPERTY COLLATERAL

FORM OF SECURITY AGREEMENT
SCHEDULE 2.1(b)
Pursuant to Section 2.1(b), the following information is disclosed:

Grantor and	Chief		Jurisdiction		Equipment	Location of
Identification	Executive	Other Place(s)	of	Collateral	and Goods	Leased
No.	Office	of Business	Organization	Location	Location	Facilities
IST Acquisitions, Inc.	c/o American Capital Strategies, Ltd. 461 Fifth Avenue, 26th Floor, New York, New York, 10017		Delaware

Imaging and Sensing Technology Corporation	100 IST Center Horseheads, NY 14045		New York

I.S. Technology de Puerto Rico	100 IST Center Horseheads, NY 14045		Delaware

IST Instruments Inc.	100 IST Center Horseheads, NY 14045		New York

IST International Corp.	100 IST Center Horseheads, NY 14045		New York

IST Conax Nuclear	100 IST Center Horseheads, NY 14045		New York

FORM OF SECURITY AGREEMENT
SCHEDULE 2.1(e)
LIST OF DOUBTFUL ACCOUNTS

SCHEDULE 2.1 (f)
COLLATERAL HELD BY A THIRD PARTY

EXHIBIT D
Form of Collateral Assignment

EXHIBIT E
Form of Pledge Agreement

FORM OF PLEDGE AGREEMENT
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (this “Agreement”) dated as of May 24, 2004, is made by IST ACQUISITIONS, INC., a Delaware corporation (“Parent”), IMAGING AND SENSING TECHNOLOGY CORPORATION, a New York Corporation (“IST”), and IST INSTRUMENTS INC., a New York Corporation (“Instruments,” and together with Parent and IST, the “Grantor Parties”), for the benefit of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation, as agent for Purchasers (defined in the Purchase Agreement referred to below), its successors and assigns (“Grantee”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Note and Equity Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith among the Grantor Parties and certain other subsidiaries of Parent (the “Loan Parties”), Grantee and Purchasers party thereto, Purchasers have purchased certain Notes (as defined in the Purchase Agreement) from the Loan Parties and the Loan Parties have incurred certain obligations to the Purchasers and Grantee; and
     WHEREAS, IST is a wholly-owned subsidiary of Parent and Parent owns all of the outstanding capital stock of IST listed on and represented by the certificates described on Schedule A hereto and Parent has realized significant and material benefit from the purchase of the Notes by Purchasers and has agreed to pledge all of the equity securities of IST owned by it as collateral security for its obligations under the Purchase Agreement and the Notes; and
     WHEREAS, IST and Instruments, as owners of the shares of capital stock of the Subsidiaries (as defined herein) listed on and represented by the certificates described on Schedule A hereto, collectively own all of the outstanding shares of capital stock of such Subsidiaries and have realized significant and material benefit from the purchase of the Notes by Purchasers and IST and Instruments have agreed to pledge certain of the equity securities owned by them as collateral security for its obligations under the Purchase Agreement and the Notes; and
     WHEREAS, the Purchasers have made the execution and delivery of this Agreement a condition precedent to their purchase of the Notes.
     NOW, THEREFORE, in consideration of the premises above and in order to induce Grantee to enter into the Purchase Agreement and the Purchasers to purchase the Notes and to enter into the Purchase Agreement, the Grantor Parties hereby agrees as follows:
     1. Defined Terms. As used in this Agreement, capitalized terms defined in the Purchase Agreement that are not defined herein shall have the meanings ascribed to them therein, and the following terms shall have the following meanings:
          “General Intangibles” shall have the meaning specified in the UCC.

          “Instruments” shall have the meaning specified in the UCC.
          “Person” means any individual, partnership, limited liability company, corporation, trust, joint venture, association, unincorporated organization or government or department or agency thereof.
          “Secured Obligations” shall mean all principal, interest, fees, costs, expenses and other amounts owed by, and other covenants and obligations of, the Grantor Parties to Grantee and Purchasers from time to time under or pursuant to the Notes or created under the Purchase Agreement with regard to the Notes, the Purchase Agreement or this Agreement.
          “Subsidiaries” shall mean each of I.S. Technology de Puerto Rico, Inc., a Delaware corporation, Instruments, Imaging and Sensing Technology International Corp., a New York corporation, Imaging and Sensing Technology Limited, a United Kingdom corporation, IST Conax Nuclear, a New York corporation, Quadtek, Inc., a Washington corporation, and I&ST Canada, Inc. an Ontario corporation.
     2. Creation of Lien and Security Interest. In order to secure timely payment in full of the Secured Obligations (whether at stated maturity, by acceleration or otherwise), Grantor Parties hereby grant, assign and convey unto Grantee for the benefit of Purchasers a lien on and continuing security interest in and to, the hereinafter described “Collateral” (the “Security Interest”), the Security Interest being a Lien on the Collateral prior to all other Liens except for any Lien in favor of any senior lender (if any), effective as of the date hereof without the need to execute any further instruments, agreements or documents other than as specifically set forth herein.
     3. Collateral. The Security Interest covers the following property (the “Collateral”): (i) all of the stock, equity securities or other ownership interests owned by Parent and issued by IST (the “IST Equity Securities”); (ii) all of the stock, equity securities or other ownership interests owned by IST and issued by I.S. Technology de Puerto Rico, Inc. (the “IST Puerto Rico Equity Securities”); (iii) all of the stock, equity securities or other ownership interests owned by IST and issued by IST Instruments, Inc. (the “IST Instruments Equity Securities”); (iv) all of the stock, equity securities or other ownership interests owned by IST and issued by Imaging and Sensing Technology International Corp. (the “IST International Equity Securities”); (v) sixty-five percent (65%) of the stock, equity securities or other ownership interests owned by IST and issued by Imaging and Sensing Technology Limited (the “IST Ltd. Equity Securities”); (vi) all of the stock, equity securities or other ownership interests owned by IST and issued by IST Conax Nuclear (the “IST Conax Equity Securities”); (vii) sixty-five percent (65%)of the stock, equity securities or other ownership interests owned by IST and issued by I & ST Canada, Inc. (the “IST Canada Equity Securities”); (viii) all of the stock, equity securities or other ownership interests owned by Imaging and Sensing Technology Limited and issued by Quadtek, Inc. (the “Quadtek Equity Securities” and together with the IST Equity Securities, the IST Puerto Rico Equity Securities, the IST Instruments Equity Securities, the IST International Equity Securities, the IST Ltd. Equity Securities, the IST Conax Equity Securities, the IST Canada Equity Securities and the Quadtek Equity Securities, the “Equity Securities”) and (ix) and any and all “Rights” as hereinafter defined, provided that with respect to Imaging and Sensing Technology

3

Limited and I & ST Canada, Inc., in no event shall Grantee be granted a security interest in excess of sixty-five percent (65%) of the equity securities. For purposes of this Agreement, “Rights” means: (a) Equity Securities realized upon exercise of any warrants to purchase Equity Securities, bonus shares, debentures or other securities; (b) options or rights to take up shares, debentures or other securities; (c) dividends, distributions, or returns of capital or other moneys; and (d) other rights, moneys or securities of any nature (including, without limitation, rights, voting rights, moneys or securities arising from consolidation or subdivision of capital, redemption or conversion of shares, reduction of capital, liquidation or a similar plan or arrangement), all of which at any time (whether now or in the future) are attributable to or are arising from any Collateral.
     4. Continuing Security. This Agreement shall operate as a continuing security interest between Grantee, for the benefit of Purchasers, and Grantor Parties:
(i) irrespective of any sum or sums that may be paid to the credit of any account of the Grantor Parties with Grantee or any Purchaser; and
(ii) notwithstanding the appointment, retirement or removal, at any time, of a receiver of the Grantor Parties, and shall remain in full force and effect and extend to cover all of the Secured Obligations until a final release of this Agreement has been executed by Grantee.
     5. Certificates, Voting, etc. Upon execution and delivery of this Agreement, the Grantor Parties shall deliver to Grantee or its designated agent certificates representing all of the Equity Securities with a stock power executed in blank in form and substance satisfactory to Grantee. If at any time any of the Grantor Parties shall issue any additional or substitute stock or stock certificates, or any other instruments evidencing an interest in or an obligation of any of the Grantor Parties, the Grantor Parties shall promptly pledge, mortgage and deposit (or cause to be pledged, mortgaged or deposited) in favor of or with Grantee such additional certificates, instruments or documents as additional security for the Secured Obligations, all of which additional security shall constitute Collateral (and shall be included within the definition of “Collateral” hereunder). Grantee shall hold the Collateral solely as security for the payment and performance of the Secured Obligations. Unless an Event of Default shall have occurred and is continuing (and in such case, Grantee shall have all voting and consent rights available to the stockholders of IST, Instruments and the Subsidiaries with regard to the Collateral), the Grantor Parties shall have the right to exercise the rights as a stockholder with regard to voting and consenting to corporate actions that are associated with the Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Grantor Parties which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Purchase Agreement or this Agreement.
     6. Right to Receive Distributions. Unless an Event of Default shall have occurred and is continuing (and in such case, all dividends and distributions described herein shall be Collateral), the Grantor Parties shall have the right to receive and to retain cash dividends and other cash distributions which are paid on account of the Collateral. If any such dividends or other distributions are paid to the Grantor Parties following an

4

Event of Default, such dividends or other distributions shall be held in trust by the Grantor Parties for the benefit of Grantee, and the Grantor Parties shall immediately notify Grantee in writing, and shall, if Grantee so instructs, immediately pay over such dividends or other distributions to Grantee as Collateral.
     7. Restrictions. The Grantor Parties shall not (a) except for the security interest created by this Agreement and Permitted Liens, create or suffer to exist any Lien upon or with respect to any of the Collateral; (b) use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, the Purchase Agreement or any applicable law; (c) sell, convey, hypothecate or otherwise transfer (by operation of law or otherwise) any Collateral or any interest in the Collateral to any person or other entity; or (d) enter into any agreement or undertaking restricting the right or ability of the Grantor Parties or such Grantee to sell, assign or transfer any of the Collateral.
     8. Representations and Warranties. Each Grantor Party hereby severally represents and warrants to Grantee and Purchasers as follows:
          (a) Except for Permitted Liens, each Grantor Party is the record and beneficial owner of the Collateral constituting Instruments or certificated securities and has good, valid and marketable title to each other item of Collateral, free and clear of all Liens, and has the requisite rights in and power and authority and legal right to pledge and transfer such Collateral to Grantee as provided herein.
          (b) The Equity Interests. pledged hereunder constitute one hundred percent (100%) of the issued and outstanding equity of all classes of the IST, Instruments and each of the Subsidiaries organized in the United States and sixty-five percent (65%) of the issued and outstanding equity of all classes of the Subsidiaries organized outside the United States.
          (c) The pledge, assignment and delivery of the Collateral pursuant to this Agreement will create a valid perfected lien on and it valid perfected security interest in the Collateral in favor of Grantee under the Uniform Commercial Code of the State of New York as in effect from time to time and the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction (such codes, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “UCC”)), subject to no prior Lien (except for any Lien in favor of any senior lender (if any)) and to no agreement purporting to grant any third party any security interest or other interest in any of the Collateral, except Permitted Liens. No additional actions by the Grantor Parties or any third party are necessary to create or perfect the Security Interest.
          (d) All Collateral, other than Rights which constitute General Intangibles, is represented by certificated securities or Instruments in the possession of Grantee.
     9. Events of Default. The following shall constitute “Events of Default” hereunder:

5

          (a) The occurrence of an “Event of Default” under the Purchase Agreement; or
          (b) breach by any of the Grantor Parties of, or failure of any of the Grantor Parties to perform any of their respective obligations hereunder, which breach or failure to perform shall not have been cured within fifteen (15) days after the earlier to occur of (i) receipt of written notice thereof from Grantee or (ii) actual knowledge of the breach by any of the Grantor Parties.
     10. Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default, after any applicable cure period, and at any time thereafter, Grantee may (but shall not be required to) take any or all of the following actions simultaneously or in any order which it may choose:
          (a) exercise any remedies with respect to the Collateral (or any of it), including sale of the Collateral, as may be provided by applicable law then in effect, or as may be available in equity;
          (b) exercise any remedies with respect to the Collateral available to a secured party under the UCC, regardless of whether or not the UCC actually applies;
          (c) vote or otherwise exercise any rights accruing to the owner of the Collateral without notice to or consent of the Grantor Parties;
          (d) commence and prosecute an action, at law or in equity, in any court of competent jurisdiction, injunctive or declaratory relief or any other relief available under applicable law, and take all such actions as may be necessary or desirable to enforce any order or judgment entered in connection with such action;
          (e) hold as additional Collateral for the Secured Obligations or apply in accordance with Section 14 hereof any and all dividends and distributions on account of the Collateral; and/or
          (f) exercise any other remedies afforded to Grantee pursuant to the terms of this Agreement.
     All of Grantee’s rights and remedies hereunder, under the Purchase Agreement and under any and all other instruments and documents executed in connection herewith and therewith, shall be cumulative and not exclusive, and shall be enforceable alternatively, successively or concurrently as Grantee may, in its sole discretion, deem expedient. Grantee shall have no obligation to preserve rights in the Collateral or marshal any of the Collateral for the benefit of any person or entity.
     11. Additional Rights of Grantee With Respect to Certain Collateral. Upon the occurrence of and during the continuation of any Event of Default:
          (a) Grantee, in its discretion, and without notice to any of the Grantor Parties, may take any one or more of the following actions without liability except to account for property actually received by it: (i) transfer to or register in its name

6

or the name of its nominee any stock certificates or any other evidence of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them as additional Collateral or apply them to the Secured Obligations in accordance with Section 14; (ii) exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral, including (1) all rights to call or require shareholders meetings and to remove or elect directors, and (2) all rights of proxy appointments, conversion, exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the absolute owner thereof; (iii) exchange any of the Collateral for other property upon a reorganization, recapitalization, reclassification or other readjustment and, in connection therewith, deposit any of the Collateral with any depository upon such terms as Grantee may determine; and (iv) in its name or in the name of the Grantor Parties, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and Grantee further shall have the right during any time to sign and endorse the name of the Grantor Parties upon any such stock certificate, stock power, check, draft, money order, or any other documents of title or evidence of payment with respect to the Collateral, in the name of the Grantor Parties, it being the intention of the Grantor Parties to grant to Grantee the right to sell any portion or all of the Collateral and the proceeds therefrom, upon the occurrence of an Event of Default hereunder.
          (b) If Grantee in good faith believes that the Securities Act of 1933, as amended from time to time (the “Act”), or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, Grantee may sell such Collateral privately or in any other manner deemed advisable by Grantee at such price or prices as Grantee determines in its sole discretion. Each of the Grantor Parties recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by Grantee may result in a lower sales price than if the sale were otherwise held and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Grantee may sell the Collateral in Bethesda, Maryland or elsewhere, in one or more sales or parcels, for cash, credit or future delivery, and with or without the use of a stockbroker, as Grantee may deem advisable. Grantee may be the purchaser of any or all of the Collateral. In the event that Grantee elects to sell all or any part of the Collateral in a public sale, the Grantor Parties shall cooperate with all requests by Grantee, its agents and representatives with respect to the registration and qualification of such Collateral which is securities; or the applicable part thereof, under the Act and all state securities laws.
     12. Grantee Appointed Attorney-in-Fact. Each Grantor Party hereby irrevocably appoints Grantee as its attorney-in-fact, with full authority in its place and stead and in the name of such Grantor Party, from time to time in Grantee’s discretion, to take any action and to execute any instrument which Grantee may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation:
          (a) to ask, demand, collect, sue for, recover, compound, receive and give receipts for moneys due and to become due under or in respect of any of the Collateral;

7

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper; and
          (c) to file any claims, take any action or institute any proceedings which Grantee may deem necessary or desirable for the collection of any of the Collateral (including any proceeds thereof) or otherwise to enforce the rights of the Grantor Parties and/or Grantee with respect to any of the Collateral.
     The Grantor Parties agree to execute appropriate certificates and instruments, all in blank, as appropriate, as Grantee may request to evidence such powers of attorney. The powers of attorney granted herein shall be coupled with an interest and shall be irrevocable.
     13. Expenses. The Grantor Parties shall pay, when due, any and all reasonable fees, taxes (other than taxes based on the income of Grantee) or other charges imposed in connection with the Security Interests including, without limitation, any fees imposed in connection with recordation of instruments necessary or desirable in order to reflect, effectuate or release the Security Interests. The Grantor Parties shall also pay to Grantee, on demand, any and all other expenses and fees incurred in connection with any other actions taken by Grantee to enforce its rights hereunder including, without limitation, any actions taken pursuant to Section 12 hereof.
     14. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds from any sale or other disposition of, or other realization upon, all or any part of the Collateral shall be applied by Grantee in the form, order and manner provided in the Security Agreement.
     15. Release and Indemnity. Each Grantor Party hereby releases and severally indemnifies and holds harmless Grantee and its agents, successors and assigns for any claims, actions, causes of action, demands, liabilities, debts or suits arising out of or in any way related to Grantee’s possession, disposition, collection, control or use of the Collateral; provided, however, that this release and indemnity shall not extend to any actions taken by Grantee which (a) contravene the express terms of this Agreement, or (b) constitute gross negligence or willful misconduct.
     16. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and mailed via certified mail, sent by Federal Express or other similar express delivery service for next day delivery, faxed (with a confirming copy sent by such a express delivery service for next day delivery) or hand delivered to the respective parties, as follows:

8

          If to Grantee:
American Capital Financial Services, Inc.
2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland 20814
Attn: Compliance Officer
Facsimile: 301-654-6714
          With a copy to:
American Capital Strategies, Ltd.
461 Fifth Avenue, 26th Floor
New York, New York 10017
Attn: Brian Graff
Facsimile: (212) 213-2060
and
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10053
Attn: Christopher K. Aidun, Esq.
Facsimile: 212-310-8007
          If to the Grantor Parties:
IST Acquisitions, Inc.
c/o American Capital Strategies, Ltd.
461 Fifth Avenue, 26th Floor
New York, New York 10017
Attn: Brian Graff
Facsimile: (212) 213-2060
          With a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10053
Attn: Christopher K. Aidun, Esq.
Facsimile: 212-310-8007
or in accordance with any subsequent written direction delivered in accordance with this section from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; in the case of certified mail, three Business Days after the date sent; in the case of any fax, when received; or in the case of express delivery service, the day after delivery of the notice to such service with charges prepaid.

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     17. Assignability and Parties in Interest. This Agreement shall not be assignable by the Grantor Parties without the written consent of Grantee. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
     18. Termination. This Agreement shall terminate, the Security Interest shall be released and the certificates representing all of the Equity Securities shall be returned to the Grantor Parties upon the earliest to occur of (i) the payment and satisfaction in full of the Notes and all of the Secured Obligations; or (ii) the mutual agreement of the Grantor Parties and Grantee.
     19. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles. All judicial actions, suits or proceedings brought against any of the Grantor Parties with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any transaction contemplated hereby or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in a state or federal court of competent jurisdiction in the State of New York. By execution and delivery of this Agreement, the Grantor Parties accept, generally and unconditionally, the jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement or any transaction contemplated hereby from which no appeal has been taken or is available. The Grantor Parties irrevocably agree that all process in any proceeding or any court arising out of or in connection with this Agreement may be effected by mailing a copy thereof by registered or certified mail or any substantially similar form of mail, postage prepaid, to the Grantor Parties at the address referred to in Section 16 or such other address(es) of which Grantee shall have been notified pursuant to said paragraph. Such service shall be effective five (5) days after such mailing. The Grantor Parties hereby acknowledge that such service will be effective and binding service in every respect. The Grantor Parties shall not assert that such service did not constitute effective and binding service within the meaning of any applicable state or federal law, rule, regulation or the like. The Grantor Parties hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it now or hereafter may have to the bringing of any such action or proceeding in any such jurisdiction. Each Grantor Party acknowledges that final judgment against it in any action, suit or proceeding referred to in this paragraph shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of such Grantor Party’s indebtedness hereunder.
     20. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.
     21. Amendments and Waivers.

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          (a) This Agreement may be amended only by a writing signed by Grantee and the Grantor Parties.
          (b) No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or operate to constrain the rights of any other parties hereunder. No waiver of any one right shall operate as a waiver of any subsequent right.
     22. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     23. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision which is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, unless the parties otherwise so provide.
     24. Further Assurances. The Grantor Parties agree, from time to time, at their expense, to execute and deliver promptly all further instruments and documents as Grantee may reasonably require in order to perfect, confirm and ratify the Security Interest, including, without limitation, the execution and delivery of such financing statements or continuation statements, and amendments thereto, as may be necessary or desirable, or as Grantee may request in order to perfect and preserve the Security Interest. The Grantor Parties hereby authorize Grantee or its agent to file such financing statements and/or such continuation statements and amendments thereto relating to all or any part of the Collateral without its signature, where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the collateral granted hereby or any part thereof shall be sufficient as a financing statement where permitted by law.
     25. Waiver of Trial by Jury. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.
[signatures appear on following page]

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SIGNATURE PAGE TO
PLEDGE AGREEMENT
     IN WITNESS WHEREOF, the Grantor Parties have caused this Pledge Agreement to be executed as of the date first above written.

IST ACQUISITIONS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

IST INSTRUMENTS, INC.
By:
	Name:	Donald Hartman
	Title:	Chief Executive Officer

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Schedule A
Parent is the owner of one hundred percent (100%) of the Common Stock of IST.
IST is the owner of one hundred percent (100%) of the Common Stock of I.S. Technology de Puerto Rico, Inc.
IST is the owner of one hundred percent (100%) of the Common Stock of Instruments.
IST is the owner of one hundred percent (100%) of the Common Stock of Imaging and Sensing Technology International Corp.
IST is the owner of one hundred percent (100%) of the Ordinary Shares of Imaging and Sensing Technology Limited (“IST Limited”).
IST is the owner of one hundred percent (100%) of the Common Stock of IST Conax Nuclear, Inc.
IST is the owner of one hundred percent (100%) of the Common Stock of I & ST Canada, Inc.
IST Limited is the owner of one hundred percent (100%) of the Common Stock of Quadtek, Inc.

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EXHIBIT E-1
Form of French Pledge Agreement

FINANCIAL INSTRUMENTS ACCOUNT PLEDGE AGREEMENT
SHARES OF IST AUXITROL NUCLEAR S.A.S.
Dated as of October 29, 2004
By and among
IST ACQUISITIONS, INC.
Pledgor
AMERICAN CAPITAL FINANCIAL SERVICES, INC.
Agent

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BETWEEN THE UNDERSIGNED:
l.	IST Acquisitions, Inc., a corporation governed by the laws of the State of Delaware, having its registered address at c/o American Capital Strategies. Ltd., 461 Fifth Avenue, 26th Fl., New York, NY 10017, represented by Donald W. Hartman, duly authorized thereto, hereafter referred to as the “Pledgor”.
AND:
2.	American Capital Financial Services, Inc., a corporation governed by the laws of the State of Delaware, having its registered office at 2 Bethesda Metro Center, Suite 1400, Bethesda, MD 20814, acting in its own name and in its capacity as Agent (as such term is defined in the Amended and Restated Note and Equity Purchase Agreement as hereinafter defined) on behalf and for the account of the Purchasers (as such term is defined in the Amended and Restated Note and Equity Purchase Agreement).
hereafter referred to as the “Agent”.
WHEREAS:
A.	Reference is made to a Amended and Restated Note and Equity Purchase Agreement dated October 29, 2004, among the Pledgor, Imaging Sensing and Technology Corporation, a New York corporation and a wholly-owned subsidiary of Pledgor (the “Borrower”), certain subsidiaries of Pledgor and Borrower, the Purchasers and the Agent (the “Amended and Restated Note and Equity Purchase Agreement”).

B.	Unless otherwise provided, capitalized terms used in the Amended and Restated Note and Equity Purchase Agreement shall have the same meaning when used herein, including in the recital to this Agreement.

C.	Pursuant to the Amended and Restated Note and Equity Purchase Agreement and subject to the terms and conditions set out therein, the Purchasers have agreed:
(i)	to make the Senior Term Loan A to the Loan Parties in the principal amount of $15,000,000 which is to be evidenced by the Senior Term A Notes;

(ii)	to make the Senior Term Loan B to the Loan Parties in the principal amount of $7,500,000 which is to be evidenced by the Senior Term B Notes;

(iii)	to make the Senior Term Loan C to the Loan Parties in the principal amount of $4,000,000 which is to be evidenced by the Senior Term C Notes;

(iv)	to purchase $7,500,000 in aggregate principal amount of the Senior Subordinated Notes, due May 24, 2011;

(iii)	to purchase $1,250,000 in aggregate principal amount of the Junior Subordinated Notes due May 24, 2012;

(iv)	to make the Revolving Loan in an aggregate principal amount outstanding at any time less than or equal to $5,250,000 to be evidenced by the Revolving Notes.
D.	Pursuant to the Amended and Restated Note and Equity Purchase Agreement and subject to the terms and conditions set out therein, the Pledgor has agreed to guaranty the obligations of the Loan Parties.

E.	The Pledgor is the owner of 100% of the share capital of IST Auxitrol Nuclear S.A.S., a French société par actions simplifiée, with a share capital of 100,000 Euros, having its registered address at 5 allée Charles Pathé 18000 Bourges France, and registered with the Trade and Companies Registry of Bourges under the number RCS 479 428 336 (the “Company”) and it is a condition to (i) the granting of the Senior Term A Loan, the Senior Term B Loan, the Revolving Loan and the Senior Term C Loan, and (ii) the purchase of the Senior Subordinated Notes and the Junior Subordinated Notes that the Pledgor shall have executed this Financial Instruments Account Pledge Agreement to the Agent acting for its own account and for the account and on behalf of the Purchasers.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
1.	DEFINITIONS — INTERPRETATION
1.1.	Definitions

Capitalized terms and expressions used in this Agreement shall, subject to the following definitions, have the same meaning as ascribed to those terms and expressions in the Amended and Restated Note and Equity Purchase Agreement:

“Account Holder” means the Company.

“Agreement” shall mean the present deed of pledge.

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“Financial Instrument Account” shall mean the financial instrument account within the meaning set forth in section L. 431-4 et seq. of the French Financial and Monetary Code, opened in the books of the Account Holder under the name of the Pledgor, to the credit of which the Shares are credited in accordance with the Agreement, such financial instrument account being pledged in favor of the Agent, for its own account and on behalf and for the account of the Purchasers, pursuant to the Agreement.

“Secured Obligations” shall mean any of the Pledgor’s obligations to the Agent, acting for its own account and on behalf and for the account of the Purchasers, under the Amended and Restated Note and Equity Purchase Agreement, a copy of which is attached hereto as Exhibit 1.

“Shares” shall mean 6,500 shares of the Company representing 65% of its share capital and of the existing rights of the Company.

1.2.	Interpretation
(a)	In this Agreement, unless the contrary intention appears, a reference to:
(i)	a Section is a reference to a section of this Agreement;

(ii)	words importing the plural shall include the singular and vice versa;

(iii)	a person is a reference to or includes its successors and assigns; and

(iv)	an agreement or document includes a reference to that agreement or document as varied, novated, supplemented or replaced from time to time.
(b)	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(c)	In the event of any inconsistency between the terms of this Agreement and those of the Amended and Restated Note and Equity Purchase Agreement, the terms of the Amended and Restated Note and Equity Purchase Agreement shall prevail.
2.	CONSTITUTION AND SCOPE OF THE PLEDGE

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2.1.	Pledge of Shares

In accordance with this Agreement and the declaration of pledge, a form of which is attached as Exhibit 2 hereto (the “Declaration of Pledge of a Financial Instruments Account”), and to guarantee and secure the payment of the Secured Obligations, Pledgor hereby pledges as a first ranking security interest, the Financial Instrument Account, and together with it the Shares, in favor of the Agent, for the ratable benefit of the Purchasers, which accepts the same, in its name and as agent of the Purchasers in accordance with Section L. 431-4 of the French Monetary and Financial Code.

To this effect, the Pledgor executes the Declaration of Pledge of a Financial Instruments Account simultaneously with this Agreement.

The Pledgor hereby undertakes to cause the Account Holder to register the Shares on the Financial Instrument Account in its shareholders ledger by opening the Financial Instrument Account and by transferring the Shares to such Financial Instrument Account and to deliver to the Agent on the date of execution of this Agreement, a certificate of registration (attestation d’inscription en compte) relating to the Collateral Account (as defined below), in the form of Exhibit 3 hereto.

An original copy of the Declarations of Pledge of a Financial Instruments Account shall be delivered for this purpose by the Pledgor to the Account Holder upon execution of this Agreement.

All costs and expenses relating to the performance of the formalities referred to above and elsewhere in this Agreement shall be borne by the Pledgor. The Pledgor shall also pay to Agent any expenses and fees incurred in connection with the enforcement by Agent of its rights hereunder.

2.2.	Scope of the Pledge

The pledge referred to in Section 2.1 above shall cover all securities, options, rights (including preferential subscription rights), interests, participations, amounts and proceeds (but excluding dividends) from time to time receivable or otherwise distributable in respect of, or in exchange for, the Shares (including as a result of any stock dividend, stock split or reclassification of securities), by any means whatsoever (together with the Shares, the “Pledged Assets”), such securities, options, rights, interests,

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participations, amounts or proceeds being automatically incorporated herein, without novation of this Agreement or the lights and securities held by the Agent acting for its own account and for the account and on behalf of the Purchasers hereunder. Notwithstanding the foregoing, if any dividends are paid following a default by Pledgor under the Amended and Restated Note and Equity Purchase Agreement, such dividends shall be held in trust by Pledgor for the benefit of Agent.

The Pledgor agrees to take from time to time all such actions as shall be required under French law or reasonably requested by the Agent, to deposit and record in the Financial Instrument Account pursuant to the Declaration of Pledge of a Financial Instruments Account any such securities, options, rights, interests, participations, amounts or proceeds in respect of, or in exchange for the Shares; provided that if any such securities, options, lights, interests, participations, amounts or proceeds cannot be deposited or recorded in the Financial Instrument Account, the Pledgor shall deposit and request that the Account Holder record them in an appropriate account, which shall be deemed pledged hereunder in favor of the Collateral Agent together with the Financial Instrument Account.
2.3.	Substitution

The pledge contemplated in this Agreement shall be binding on any successor or assignee of the Pledgor or the Agent as if such successor or assignee were a party hereto and shall inure to the benefit of any subrogated transferee or other successor or assignee of the Pledgor or the Agent.

2.4.	Liability of the Agent vis-à-vis third parties

The Pledgor shall remain liable as holder of the Shares, in accordance with French laws and regulations and the bylaws (statuts) of the Account Holder, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, subject to the provisions of Article 9 hereof upon the occurrence and continuation of an Event of Default.

The exercise by the Agent of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations as holder of the Shares, in accordance with French laws and regulations and with the by-laws of the Account Holder.

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The Agent shall not have any obligation or liability relating to the holding of the Pledged Assets by reason of this Agreement nor shall the Agent be obligated to perform any of the obligations or duties of the Pledgor with respect to the Pledged Assets.
3.	REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants that, as of the date hereof:
(a)	It is an entity duly existing under Delaware law;

(b)	It is duly authorized to execute the Declaration of Pledge of a Financial Instruments Account and this Agreement and to perform its obligations under this Agreement;

(c)	The Shares are not subject to any charge, mortgage, pledge, encumbrance, option, lien or claim of any third patty other than the pledge created hereby;

(d)	The Shares, which represent 65% of the Account Holder’s share capital, have been duly authorized and validly issued, are fully paid and are fully owned by the Pledgor ;

(e)	The execution of the Declaration of Pledge of a Financial Instruments Account and the execution and performance of this Agreement do not conflict with any provision of law, regulation, rule, decree, order or judgment applicable to the Pledgor, Pledgor’s by-laws, or any agreement binding upon it;

(f)	No consent, license, approval or authorization of or registration with or declaration to any governmental authority is required in connection with the execution of the Declaration of Pledge of a Financial Instruments Account or the execution and performance of this Agreement, including enforcement of the security interests created hereunder, other than those referred to in this Agreement;

(g)	Its obligations under the Declaration of Pledge of a Financial Instruments Account and this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally;

(h)	There is no action, suit or proceeding before any court, tribunal, governmental body, agency or other official or any arbitrator, pending or, to its knowledge, threatened against the Pledgor, which could reasonably be expected to affect, the legality, validity or

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enforceability against it of the Declaration of Pledge of a Financial Instruments Account or this Agreement or its ability to perform its obligations under this Agreement; and

(i)	Upon execution and delivery by the Pledgor to the Agent of the Declaration of Pledge of a Financial Instruments Account, the Agent, acting for its own account and for the account and on behalf of the Purchasers, will have a valid, perfected, first priority security interest in the Pledged Assets, subject to no prior lien and all of the Pledged Assets will be deposited in the Financial Instrument Account and recorded therein by the Pledgor and the Account Holder.
4.	ENFORCEMENT

If the Pledgor is in default under its obligations as set forth in the Amended and Restated Note and Equity Purchase Agreement, the Agent, in its name and as agent for the Purchasers, shall be entitled to exercise all of its rights, actions and privileges granted by this Agreement and by law to a secured creditor to recover the aggregate amount of its claims, including, without limitation, by requesting the “judicial attribution” (attribution judiciaire) of the Pledged Assets in accordance with Article 2078 of the French Civil Code and/or by proceeding with the sale on public auction of the Pledged Assets pursuant to Article L. 521-3 of the French Commercial Code. If the Agent decides to repossess the Pledged Assets upon “judicial attribution”, it shall be entitled to immediately receive the Pledged Assets.

Value judicially allocated to the Pledged Assets in the event the Agent decides to repossess the Pledged Assets or consideration received in respect of the Pledged Assets in the event Agent decides to sell the Pledged Assets on public auction shall be applied by the Agent for the benefit of itself and the Purchasers in or towards payment of the Secured Obligations in accordance with the Amended and Restated Note and Equity Purchase Agreement, without prejudice to the rights of the Agent to recover any shortfall from the Pledgor.

5.	DURATION

This Agreement shall enter into force as of the date hereof.

This Agreement shall remain in force for so long as any Secured Obligation remains outstanding. When all Secured Obligations have been fully satisfied and discharged, this Agreement shall terminate and the Agent shall execute and deliver to the Pledgor, at the expense of the

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Pledgor, all termination statements and similar documents which the Pledgor shall reasonably request to evidence such termination and the release of the pledge provided for herein.

6.	OTHER RIGHTS AND ACTIONS OF THE AGENT

This Agreement does not and shall not in any way prejudice any other rights of the Agent and does not and shall not affect the nature or scope or enforceability of any additional or further undertakings, security interests or guarantees which may have been or may be contracted or granted by the Pledgor.

7.	[Intentionally Omitted]

8.	COVENANTS

The Pledgor hereby undertakes to, and agrees with, the Agent as follows:
(a)	it will not assign, sell, pledge, transfer, or otherwise dispose of or abandon, nor suffer or permit any of the same to occur with respect to, any Pledged Assets or proceeds therefrom to or for the benefit of any person other than the Agent, without the prior written consent of the Agent;

(b)	it will not permit the Account Holder to issue any capital shares (or options, warrants, calls or commitments of any character whatsoever relating to such shares, or any securities convertible into or exchangeable for such shares) in addition to or in substitution for the Shares without the prior written consent of the Agent; provided that the Agent shall not withhold its consent to the issuance of new capital shares if such new capital shares are immediately upon their issuance pledged in favor of the Agent under the same terms and conditions as those provided herein;

(c)	it will cause the Account Holder, at its sole expense, to perform all acts and execute all documents reasonably requested by the Agent from time to time to evidence, perfect, maintain or enforce the Agent’s security interest, for the ratable benefit of the Purchasers, granted herein or otherwise in furtherance of the provisions hereof;

(d)	it will not, without the Agent’s prior written consent, permit the Account Holder to change its name, identity or corporate structure or the provisions of its bylaws in any manner inconsistent with the terms of the Amended and Restated Note and Equity Purchase Agreement.

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9.	VOTING RIGHTS
(a)	So long as the Pledgor is not in default under its obligations set forth in the Amended and Restated Note and Equity Purchase Agreement, the Pledgor may exercise any and all voting rights pertaining to the Shares for any purpose not inconsistent with the terms of this Agreement or the Amended and Restated Note and Equity Purchase Agreement.

(b)	In case the Pledgor is in default under its obligations set forth in the Amended and Restated Note and Equity Purchase Agreement, all rights of the Pledgor to exercise the voting rights which it would otherwise be entitled to exercise pursuant to paragraph (a) of this Article shall be subject to the prior consultation of the Agent; the Pledgor shall then vote in compliance with the voting instructions given by the Agent.
10.	INVALIDATION

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or un enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or any other provision hereof in any other jurisdiction.

11.	WAIVERS

The Agent shall not by any act (except by a written instrument pursuant to Article 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms or conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12.	AMENDMENTS

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No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent, provided that any provision of this Agreement may be waived by the Agent in a letter or agreement executed by the Agent.

13.	APPLICABLE LAW

This Agreement shall be governed by, and interpreted in accordance with, the laws of France. The parties hereby irrevocably consent to the exclusive jurisdiction of the commercial court of Paris (France) in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement.

14.	NOTICES

All notices and other communications relating to the Agreement shall be made in accordance with section 14.6 of the Amended and Restated Note and Equity Purchase Agreement.

15.	RELEASE AND INDEMNITY

The Pledgor hereby releases and indemnifies and holds harmless Agent and the Purchasers and their agents, successors and assigns for any claims, actions, causes of action, demands, liabilities, debts or suits missing out of or in any way related to this Agreement or the Agent’s possession, disposition, collection, control or use of the Shares; provided, however, that this release and indemnity shall not extend to any actions taken by Agent which (a) contravene the express terms of this Agreement, or (b) constitute gross negligence or willful misconduct.

16.	FURTHER ASSURANCES
The Pledgor agrees, from time to time, at its expense, to execute and deliver promptly all further instruments and documents as Agent may reasonably require in order to carry out the intent of this Agreement.

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Executed in New York, NY
On February 17, 2005
In four (4) original copies

IST Acquisitions, Inc.	American Capital Financial Services, Inc.
Pledgor	Agent

Name:	Name:
Title:	Title:

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EXHIBIT 1
Amended and Restated Note and Equity Purchase Agreement

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UNOFFICIAL ENGLISH TRANSLATION FOR INFORMATION PURPOSES ONLY. DOCUMENT TO
BE EXECUTED IN THE FRENCH LANGUAGE.
EXHIBIT 2
FORM OF DECLARATION OF PLEDGE
OF A FINANCIAL INSTRUMENTS ACCOUNT
(in accordance with the provisions of Article L. 431-4 of the Monetary and
Financial Code (previously Article 29 of Law n° 83-1 of January 3, 1983, as amended by Article 102 of Law n°96-597 of July 2, 1996))
Capitalized terms and expressions used but not defined herein shall, unless the context otherwise requires, have the meanings given to them in the Financial Instruments Account Pledge Agreement entered into on the date hereof among IST Acquisitions, Inc. as Pledgor and American Capital Financial Services, Inc. as Agent.
PLEDGOR
Name: IST Acquisitions, Inc.
Registered Office Address: c/o American Capital Strategies. Ltd., 461 Fifth Avenue, 26th Fl., New York, NY 10017.
(the Pledgor)
PLEDGED FINANCIAL INSTRUMENTS ACCOUNT
Identification of the pledged account: Financial instruments account (account n° 2 held in the books of IST Auxitrol Nuclear S.A.S. (the Account Holder) in the name of IST Acquisitions, Inc. (the Pledgor).
ACCOUNT HOLDER
Name: IST Auxitrol Nuclear S.A.S., a French Société par Actions Simplifiée.
Registered Office Address : 5 allée Charles Pathé 18000 Bourges, registered with the Trade and Companies Registry of Bourges under the number RCS 479 428 336.
(the Account Holder)
SECURED OBLIGATIONS
Secured Obligations: shall mean any of the Pledgor’s obligations to the Agent, acting for its own account and on behalf and for the account of the Purchasers, under the Amended and Restated Note and Equity Purchase Agreement.

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PLEDGEE
American Capital Financial Services, Inc. as Agent, acting for its own account and on behalf and for the account of the Purchasers (as such term is defined in the Amended and Restated Note and Equity Purchase Agreement).
LIST OF THE SECURITIES HELD IN THE PLEDGED ACCOUNT
6,500 shares representing 65% of the shares of IST Auxitrol Nuclear S.A.S., as well as all income or proceeds of, and all rights with respect to these shares or any right or securities that may be substituted for, or added to such shares.
TERMS OF THE PLEDGE
According to the terms of the Financial Instruments Account Pledge Agreement dated as of October 29, 2004 (the “Financial Instruments Account Pledge Agreement”) concluded by the Pledgor.
This declaration of pledge of a financial instruments account shall enter into force as of the date hereof.
Made in New York, NY on February 17, 2005
In four (4) original copies
IST Acquisitions, Inc.
represented by /s/ Donald W. Hartz
duly authorized for the purpose of this declaration

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DÉCLARATION DE GAGE DE COMPTE D’INSTRUMENTS FINANCIERS
(conformément aux dispositions de l’Article L. 431-4 du Code Monétaire et
Financier (antérieurement Article 29 de la loi n° 83-1 du 3 janvier 1983, tel que modifié par l’Article 102 de la loi n° 96-597 du 2 juillet 1996)
Sauf si le contexte en appelle autrement, les termes et expressions en majuscules utilisés dans les présentes, mais non définis aux présentes, auront la signification qui leur est donnée dans la Convention de Gage de Compte d’lnstruments Financiers conclue à la date des présentes par IST Acquisitions, Inc. (le Constituant du Gage), et American Capital Financial Services, Inc. (l’Agent).
CONSTITUANT DU GAGE
Dénomination sociale: IST Acquisitions, Inc.
Siège social: c/o American Capital Strategies. Ltd., 461 Fifth Avenue, 26th Fl., New York, NY 10017.
(le Constituant du Gage)
COMPTE D’INSTRUMENTS FINANCIERS GAGÉ
Identification du compte gagé: Compte spécial d’instruments financiers (compte n° 2) ouvert dans les livres de IST Auxitrol Nuclear S.A.S. (le Teneur de Compte) au nom de IST Acquisitions, Inc. (le Constituant du Gage).
TENEUR DE COMPTE
Dénomination sociale: IST Auxitrol Nuclear S.A.S., une Société par Actions Simplifiée de droit français.
Siège social: 5 allée Charles Pathé 18000 Bourges, immatriculée au Registre du Commerce et des Sociétés de Bourges sous le numéro RCS 479 428 336.
(le Teneur de Compte)
OBLIGATIONS GARANTIES
“Obligations garanties”: signifie toutes les obligations du Constituant du Gage envers l’Agent, agissant pour son propre compte et au nom et pour le compte des Acheteurs, en vertu du Amended and Restated Note and Equity Purchase Agreement, incluant, sans y être limité, l’Article 14 du Amended and Restated Note and Equity Purchase Agreement susmentionné.

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BÉNÉFICIAIRE
American Capital Financial Services, Inc., en sa qualité d’Agent (Agent), agissant pour son propre compte et au nom et pour le compte des Acheteurs (tel que ce dernier terme est défini dans le Amended and Restated Note and Equity Purchase Agreement).
LISTE DES INSTRUMENTS FINANCIERS INSCRITS AU COMPTE GAGE
6,500 actions représentant 65% des actions de IST Auxitrol Nuclear S.A.S., ainsi que tout dividende ou autre revenu et tout droit procédant desdites actions ou tout droit ou valeur mobilière qui viendraient en substitution ou en complément desdites actions.
CONDITIONS DU GAGE
Selon les conditions et modalités de la Convention de Gage de Compte d’Instruments Financiers en date du October 29, 2004 (la “Convention de Gage de Compte d’Instruments Financiers”) conclue par le Constituant du Gage.
Cette déclaration de gage d’instruments financiers entrera en vigueur à la date des présentes.
Fait à February 17, 2005 Le New York, NY
En quatre (4) exemplaires originaux
IST Acquisitions, Inc.
Représenté par /s/ Donald W. Hartz
Dûment     habilité à l’effet des présentes

17

UNOFFICIAL ENGLISH TRANSLATION FOR INFORMATION PURPOSES ONLY. DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE.
EXHIBIT 3
FORM OF CERTIFICATE OF REGISTRATION
(in accordance with the provisions of Article L. 431-4 of the Monetary and
Financial Code (previously Article 29 of the Law nº 83-1 of
January 3, 1983, as amended by Article 102 of the
Law nº 96-597 of July 2, 1996)
I, the undersigned, Steve Burke, acting in my capacity as President of IST Auxitrol Nuclear S.A.S. (the Account Holder), after having taken note of the Declaration of Pledge of a Financial Instruments Account (the “Declaration of Pledge of a Financial Instruments Account”) dated as of the date hereof, a copy of which is attached hereto,
- certify hereby that the Financial Instruments Account in the name of IST Acquisitions, Inc. as Pledgor (account no [2]) held in our books and designated in such Declaration of Pledge of a Financial Instruments Account has been pledged in favor of American Capital Financial Services, Inc. as Agent, acting for its own account and on behalf and for the account of the Purchasers (as such term is defined in the Amended and Restated Note and Equity Purchase Agreement dated as of October 29, 2004, a copy of which is attached hereto),
- acknowledge the undertaking of the Pledgor not to dispose of, by any means whatsoever, any of the Pledged Assets from the Financial Instruments Account as provided for in section 8 of the Financial Instruments Account Pledge Agreement executed the 17th of February by IST Acquisitions, Inc. as Pledgor and American Capital Financial Services, Inc. as Agent, a copy of which has been provided to me along with the abovementioned Declaration of Pledge of a Financial Instruments Account,
- accept the mission resulting from the provisions of the Financial Instruments Account Pledge Agreement dated as of October 29, 2004, in accordance with the provisions of Article L. 431-4 of the French Monetary and Financial Code.
The list of the securities and moneys recorded in such pledged Financial Instruments Account on the date hereof is the following:
6,500 shares of the Company
Made in New York, NY on February 17, 2005
In four (4) original copies
IST Auxitrol Nuclear S.A.S.

18

represented by
duly authorized for the purposes thereof

19

ATTESTATION D’INSCRIPTION EN COMPTE
(conformément aux dispositions de l’Article L. 431-4 du Code Monétaire et
Financier (antérieurement Article 29 de la loi nº 83-1 du 3 janvier 1983, tel que modifié par l’Article 102 de la loi n° 96-597 du 2 juillet 1996)
Je, soussigné, Steve Burke, agissant en qualité de Président de IST Auxitrol Nuclear S.A.S. (le Teneur de Compte), après avoir pris connaissance de la Déclaration de Gage de Compte d’Instruments Financiers (la « Déclaration de Gage de Compte d’Instruments Financiers ») datée à la date des présentes, dont une copie est annexée aux présentes,
- certifie par la présente que le Compte d’Instruments Financiers ouvert dans nos livres au nom de IST Acquisitions, Inc. (le Constituant) (compte n° [2]) et visée dans la Déclaration de Gage de Compte d’Instruments Financiers a été gagé au profit de American Capital Financial Services, Inc., en sa qualité d’Agent (Agent), agissant pour son propre compte et au nom et pour le compte des Acheteurs (tel que ce dernier terme est défini dans le Amended and Restated Note and Equity Purchase Agreement en date du October 29, 2004, dont une copie est annexée aux présentes),
- prends acte de l’interdiction faite au Constituant de disposer, de quelque manière que ce soit, des Instruments Financiers inscrits dans le Compte Gagé et de leurs fruits et produits en toute monnaie tel que prévu par la section 8 de la Convention de Gage de Compte d’Instruments Financiers conclue le February 17, 2005 par IST Acquisitions, Inc. (le Constituant du Gage), et American Capital Financial Services, Inc. (l’Agent), dont une copie m’a été remise avec la Déclaration de Gage de Compte d’Instruments Financiers cidessus visée,
- accepte la mission qui résulte des dispositions de la Convention de Gage de Compte d’Instruments Financiers en date du October 29, 2004, conformément aux dispositions de l’Article L. 431-4 du Code Monétaire et Financier.
La liste des instruments financiers et des sommes inscrits au Compte d’Instruments Financiers gagé, susmentionné, à la date de la présente est la suivante:
6,500 actions de la Société
Fait à February 17, 2005 Le New York, NY
En quatre (4) exemplaires originaux
IST Auxitrol Nuclear S.A.S.

20

par Steve Burke
Dûment habilité à l’effet des présentes

21

EXHIBIT F
Compliance Certificate
     Pursuant to Section 7.1(e)(iii) of the Amended and Restated Note and Equity Purchase Agreement dated as of October 29, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Loan Parties, Purchasers thereto, and American Financial Capital Strategies, Inc., as agent for Purchasers. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     Each of the undersigned hereby certifies that he or she is the Chief Financial Officer of the respective Loan Party under which his or her signature appears and further certifies that:
     [Insert description of compliance tests for financial covenants.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LOAN PARTIES:

1ST ACQUISITIONS, INC.

By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY
CORPORATION

By:
Name:
Title:

1ST CONAX NUCLEAR, INC.

By:
Name:
Title:

I.S. TECHNOLOGY de PUERTO RICO, INC.

By:
Name:
Title:

IST INSTRUMENTS, INC.

By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY
INTERNATIONAL CORP.

By:
Name:
Title:

QUADTEK, INC.

By:
Name:
Title:

EXHIBIT G
Form of Investment Banking Agreement

FORM OF INVESTMENT BANKING AGREEMENT
INVESTMENT BANKING SERVICES AGREEMENT
BETWEEN
AMERICAN CAPITAL FINANCIAL SERVICES, INC.
AND
IST ACQUISITIONS, INC.
May 24, 2004
CONTACTS:
     American Capital Financial Services, Inc.
          Robert Klein
     IST Acquisitions Inc.
          Donald Hartman
(c) 2002 American Capital Financial Services, Inc.

INVESTMENT BANKING SERVICES AGREEMENT
     This Investment Banking Services Agreement (the “Agreement”) is made as of this 24th day of May, 2004 (the “Execution Date”), between IST Acquisitions, Inc., a Delaware corporation with its principal place of business in Horseheads, New York (the “Company”) and American Capital Financial Services, Inc., a Delaware corporation with its principal place of business in Bethesda, Maryland (“ACFS”), to be effective as of May 24, 2004 (the “Effective Date”).
A.	INTRODUCTION
1.	Whereas, the Company is primarily engaged in the development, assembly, manufacture and sale of imaging and sensing devices for nuclear power and industrial markets and is jointly owned by members of the management team and an affiliate of ACFS, American Capital Strategies, Ltd. (“ACAS”);

2.	Whereas, the Company wishes to enter into a comprehensive investment banking agreement under which it will commit to employ ACFS as financial advisor in any acquisition, sale, merger or financing transaction entered into by the Company and in other financial advisory work, including valuation, structuring and negotiating, which ACFS is qualified to perform;

3.	Whereas, ACFS has represented to the Company that it has expertise and experience in such work;

4.	Whereas, the Company wishes to enter into this Agreement with ACFS on the terms provided for herein; and

5.	Whereas, as used herein, the “Company” shall include any transaction or arrangement involving any subsidiary of the Company, including, without limitation, Imaging and Sensing Technology Corporation a New York Corporation.
     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:
B.	SCOPE OF THE AGREEMENT

This Agreement relates to investment banking services, which shall be defined as follows (and such definitions shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
1.	“Acquisition Transactions” shall mean the acquisition by the Company of any other business whether by purchase of stock or assets in a cash sale or for other consideration, or by merger in which the Company is substantially the surviving entity.

2

2.	“Financial Advisory Work” shall mean the work performed in connection with any Acquisition, Sale or Financing Transaction, or any other work normally performed for clients by investment banking or venture capital organizations.

3.	“Sale Transactions” shall mean sale of all or part of the equity or assets of the Company in a cash sale or for other consideration, or by a merger in which the Company is not substantially the surviving entity.

4.	“Financing Transaction” shall mean the sale of any equity or debt securities by the Company.

5.	“Close” or “Closing” shall mean the day on which any Acquisition, Sale or Financing Transaction (each, sometimes referred to herein as a “Transaction”) occurs.
C.	RESPONSIBILITIES OF ACFS

ACFS will perform the following work as the Company’s exclusive agent:
1.	RAISING FINANCING ACFS will, if the Company chooses to use an agent for such purpose, assist the Company in placing any equity or debt securities.

2.	ACQUISITION AND MERGER TRANSACTIONS ACFS will assist the Company in researching, evaluating, initiating, structuring and closing any potential Transaction.

3.	FINANCIAL ANALYSIS
As appropriate, ACFS will assist the Company in gathering and reviewing data to build a financial model (“Model”) of the Company, and in using such a Model to evaluate the Company and any proposed Transaction. The Model will integrate historical financial performance of the Company with projections subsequent to any Transaction, and will include a detailed income statement, balance sheet, cash flow statement, valuation, and a detailed set of assumptions.

The Model will assist in evaluating the capital requirements of the Company; potential merger and acquisition synergies; and the impact of any Transaction on shareholder value and liquidity.

4.	MANAGEMENT AND BOARD OF DIRECTORS ACFS will make continuing reports to the Company’s management and Board of Directors regarding its work for the Company, as requested.

5.	STOCKHOLDER COMMUNICATIONS ACFS will assist the Company in communicating with, educating, and informing its stockholders about any potential Transaction.

6.	COORDINATION ACFS will assist the Company in coordinating the financial institutions, legal counsel, valuation firms, accountants, and any other professional advisors who may be required for a Transaction.
D.	REPORTING

ACFS and the Company will inform each other on a timely basis of any and all material developments regarding matters to which this Agreement pertains, throughout the life of this Agreement.

E.	AUTHORITY OF ACFS

ACFS understands and agrees that it is not a general agent for the Company, and it is not granted any right or authority to assume or to create any obligation or responsibility or to make any representation or warranty on behalf of or in the name of the Company, or to bind the Company in any manner whatsoever.

F.	FEES AND EXPENSES
1.	EXPENSES
The Company will reimburse ACFS for all reasonable out-of-pocket expenses that ACFS may incur under this Agreement from the Effective Date to any Close or the earlier abandonment or termination of any Transaction. Such expenses will include travel, telephone, courier, postage, printing and other expenses incurred by ACFS in the performance of its work under this Agreement (the “Expenses”).

If this Agreement is Terminated (as defined below) pursuant to the terms of this Agreement, all Expenses owed shall be paid to ACFS at the time of the Termination.

2.	MANAGEMENT FEE

For so long as ACAS has an investment in any of the Company’s debt or equity securities, the Company shall pay to ACFS an annual Management Fee of $500,000 for each calendar year commencing with 2004. The Management Fee will be payable quarterly in advance on each May 1, August 1, November 1 and February 1. If any quarterly installment of the Management Fee is not paid when due because of prohibitions in any credit agreement to which the Company is a party, such fee shall accrue and become payable promptly at such time as such payment is not so prohibited.

3.	FINANCIAL ADVISORY FEE

The Company will pay ACFS a fee for Financial Advisory Work (the “Financial Advisory Fee”) at ACFS’ standard rates for corporate clients in effect at the time. ACFS shall invoice the Company for Financial Advisory Fees monthly and such invoices shall be due upon receipt. ACFS shall, as requested by the Company, provide written estimates of Financial Advisory Fees associated with any proposed Transaction. If this Agreement is Terminated as per the terms set forth in this Agreement, all Financial Advisory Fees owed shall be paid to ACFS at the time of such Termination.

4.	PERFORMANCE FEES

Upon Closing of any Transaction, the Company will pay ACFS, in cash, performance fee(s) (the “Performance Fee”) according to the following schedule:
a)	Acquisition Structuring Fee

Upon Closing of an Acquisition Transaction the Company will pay ACFS a “Structuring Fee” equal to the sum of:

Five percent (5%) of the first one million dollars of the purchase price of the assets or equity of the business purchased or acquired by merger plus the value of any existing debt assumed from the purchased business (together, the “Purchase Price”); plus

Four percent (4%) of the second one million dollars of the Purchase Price; plus

Three percent (3%) of the third one million dollars of the Purchase Price; plus

Two percent (2%) of the fourth one million dollars of the Purchase Price; plus

One percent (1%) of the Purchase Price in excess of $4 million dollars (the entire above calculation is referred to herein as the “Single Lehman Formula”);

Less the amount of any Financial Advisory Fees relating to the Acquisition Transaction paid to ACFS (but in no event shall the Performance Fee be less than zero).

Example:

In a Transaction in which the Company pays $5 million for the equity of a business, and assumes $7 million in debt of the business, the Purchase Price shall be calculated to equal $12,000,000 and the Structuring Fee shall be equal to 5% x $1,000,000 plus 4% times $1,000,000 plus 3% times $1,000,000, plus 2% times $1,000,000 plus 1% times $8,000,000, or $220,000.

b)	Financing Fees

Upon Closing of a Financing Transaction (including any Financing Transaction closed in conjunction with an Acquisition Transaction), the Company will pay ACFS a “Financing Fee” equal to the sum of the following computations:

(1)	Two percent (2%) of any new indebtedness incurred by the Company and secured by a first lien on any securities or assets of the Company (“Senior Financing”); plus

(2)	Three and one-half percent (3.5%) of any new indebtedness incurred by the Company and subordinated with respect to rights in liquidation or with respect to rights to payment of either interest or principal, to the Senior Financing, whether or not secured (“Subordinated Financing”); plus

(3)	Four and one-half percent (4.5%) of any equity invested in the Company (“Equity”);
Less the amount of any Financial Advisory Fees relating to the Financing Transaction paid to ACFS (but in no event shall the Performance Fee be less than zero).

c)	Sale Fees

Upon Closing of a Sale Transaction, the Company will pay ACFS a “Sale Fee” equal to the sum of the computations below:
(1)	Five percent (5%) of the first $2 million of Capital (as defined below);

(2)	Four percent (4%) of the second $2 million of Capital;

(3)	Three percent (3%) of the third $2 million of Capital;

(4)	Two percent (2%) of the fourth $2 million of Capital;

(5)	One percent (1%) of any additional Capital;
Less, the amount of any Financial Advisory Fees relating to the Sale Transaction paid to ACFS, (but in no event shall the Performance Fee be less than zero.)

d)	Definition of Capital

“Capital” shall be defined as follows:
(1)	Non-Change of Control Transaction
(a)	Stock Transaction
In any Transaction in which less than 50% of the voting stock of the Company is acquired by a purchaser, “Capital” shall equal the fair market value (“FMV”) of the consideration paid or committed for such stock, whether the stock was newly issued by the Company or sold by stockholders (“Stockholders”) of the Company; or

(b)	Debt Placement
In any Transaction in which less than 50% of the voting stock of the Company is acquired by a purchaser or in which no equity is sold, “Capital” shall equal the FMV of any debt committed to the Company or any liabilities of the Company assumed by a purchaser.
(2)	Change of Control Transaction
(a)	Stock Transaction
In any Transaction in which 50% or more of the voting stock of the Company is acquired by a purchaser, “Capital” shall equal the FMV of the consideration paid or committed for such stock and all other securities purchased, whether the stock or other securities were newly issued by the Company or sold by Stockholders, plus the FMV of the liabilities of the Company; or

(b)	Asset Transaction
In any Transaction in which 50% or more of the assets of the Company are acquired by a purchaser, “Capital” shall equal the FMV of the consideration paid or committed for such assets.
(3)	Merger Transaction In any Transaction that is implemented through a merger or business combination, “Capital” shall equal the FMV of the Company’s equity plus the FMV of the Company’s liabilities.
G.	TERMINATION

The Company may terminate this Agreement (the “Termination”) at any time by written notice to ACFS provided that, at the time of Termination, ACAS does not have an investment in any of the Company’s debt or equity securities. From the date of the Termination, ACFS will not (i) earn any Financial Advisory Fees, (ii) be required to perform any services for the Company and (iii) incur additional Expenses under this Agreement. A Termination shall not otherwise limit any of ACFS’ s rights set forth in this Agreement including rights to compensation under paragraph F of this Agreement in the event that a Transaction occurs at any time in a period of eighteen (18) months following the Termination of this Agreement. Notwithstanding the preceding sentence, ACFS’ rights under paragraph F.2 shall survive as long as ACAS has an investment in any of the Company’s debt or equity securities.

H.	INDEMNIFICATION OF ACFS

ACFS is not providing and does not represent that it is providing the Company with financial planning or investment advice within the meaning of the Investment Advisers Act of 1940, as amended. Nor does any information provided by ACFS constitute legal advice or legal opinion. The Company acknowledges that ACFS makes no representation that any Financing can be successfully raised by ACFS for a Transaction or that a Transaction can be consummated.

The Company agrees to indemnify and cause any company surviving any Transaction to indemnify and hold harmless ACFS and its affiliates, employees and agents, and their respective successors and assigns (together with ACFS, the “Indemnified Parties” and each, an “Indemnified Party”), to the maximum extent lawful, from and against any losses, claims, damages, liabilities or expenses (or actions in respect thereof) which (i) are related to or arise out of this Agreement or any Transaction and (ii) challenge or put in issue the accuracy or completeness of information or data provided to any Indemnified Party by the Company, its agents or employees and reflected in any report, study, presentation, recommendation or conclusion issued by any Indemnified Party. In any case where an indemnification obligation arises under the preceding sentence, the Company will reimburse each Indemnified Party for all expenses (including counsel fees) as they are incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which any Indemnified Party is a party.

The Company will not, however, be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Party to the extent such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Party. The Company agrees that no Indemnified Party shall have any liability to the Company for, or in connection with, this Agreement except that ACFS may be liable to the extent any such liability for losses, claims, damages, liabilities or expenses incurred by the Company results from the bad faith or negligence of ACFS or its representatives. The foregoing shall be in addition to any rights that ACFS or its representatives may have at common law or otherwise, including, but not limited to, any right to contribution.

If any action or proceeding shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from the Company, ACFS shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Parties and the payment of all expenses. The Indemnified Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Parties unless:
1.	the Company has agreed to pay such fees and expenses;

2.	the Company shall have failed to assume the defense of such action or proceeding on a timely basis with counsel satisfactory to the Indemnified Parties for the purposes of such defense; or

3.	ACFS shall have reasonably concluded and notified the Company that the representation of the Company and any Indemnified Party by the same counsel is inappropriate due to actual or potential differing interests between them.

The Company shall not be liable for any settlement of any such action or proceeding effected without the Company’s written consent, but if settled with the Company’s consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. No action or proceeding covered by this Paragraph H the defense of which has been assumed by the Company may be settled without the consent of any Indemnified Party affected thereby unless such settlement includes the full unconditional release of such Indemnified Party without liability, admission of liability or other adverse affect.

I.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents, warrants and covenants as follows:
1.	This Agreement has been duly authorized and executed on behalf of the Company and is a valid and binding obligation of the Company and enforceable against it in accordance with its terms.

2.	The obligations of the Company under this Agreement shall be binding upon any successor, subsidiary or assign of the Company.
J.	INDEMNIFICATION OF THE COMPANY

ACFS agrees to indemnify the Company against any liability for losses, claims, damages, liabilities or expenses incurred by the Company to the extent such losses, claims, liabilities or expenses result from the bad faith or gross negligence of ACFS or its representatives;

K.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACFS

ACFS represents, warrants and covenants that it shall act in accordance with applicable securities laws while performing its obligations under this agreement.

L.	LAWS GOVERNING

The construction and interpretation of this Agreement and the rights of the parties to this Agreement shall be governed by the laws of the State of Delaware.

M.	CAPTIONS

The captions of the paragraphs hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

N.	ARBITRATION

All claims, demands, disputes, controversies, differences, or misunderstandings between the parties relating to this Agreement shall be settled by arbitration, in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator or arbitrators may be entered and enforced in any court having jurisdiction, and jurisdiction to be in no way limited by the paragraph entitled “Laws Governing” hereof.

O.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original instrument of the party executing the same, but all of which together shall constitute one and the same Agreement.

P.	SEVERABILITY

Should any provisions of this Agreement, or portions hereof, be found to be invalid by any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.

Q.	CORPORATE OBLIGATION

The obligations of ACFS are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person shall, as a result of ACFS’ obligations hereunder, be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any party to this Agreement.

R.	OTHER SERVICES

If ACFS is called upon to render services, give testimony, produce documents, answer depositions or interrogatories, or otherwise become involved in connection with any administrative or judicial proceedings, investigations or inquiries relating to any Transaction, the Company will pay, in addition to the other fees hereunder, for the time reasonably required to be expended by any officers or employees of ACFS at their standard hourly rates then in effect, plus reasonable out-of-pocket expenses relating thereto, and any and all reasonable legal fees and expenses incurred by ACFS in so appearing or preparing for appearance.

S.	MISCELLANEOUS

Subsequent to any Transaction, ACFS shall have the right to use and disclose the name and logo of the Company, the services provided by ACFS under this Agreement and the size and description of the Transaction in ACFS’ marketing and promotional materials.

T.	NOTICES

All notices hereunder shall be in writing, postage prepaid, addressed to the parties at the addresses set forth below:
1.	IST ACQUISITIONS, INC. 100 IST Center Horseheads, New York 14845

Attn: Donald Hartman Facsimile: (607) 562-4300
2.	AMERICAN CAPITAL FINANCIAL SERVICES, INC. 461 Fifth Avenue, 26th Floor New York, NY 10017 Fax: (212) 213-2060 Attention: Robert Klein

     IN WITNESS WHEREOF, the parties below have caused this Investment Banking Services Agreement to be executed as of the day and year first written above.

AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:
Robert Klein
Authorized Signatory

IST ACQUISITIONS, INC.
By:
Donald Hartman
Chief Executive Officer

Signature page to Investment Banking Agreement

EXHIBIT H
Request for Borrowing

Form of Request For Borrowing

American Capital Financial Services, Inc.,
as Agent under the Purchase
Agreement referred to below
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attn: Compliance Officer
Facsimile: (301) 654-6714	[ ], 200[ ]
Attention:

Re:	IST Acquisitions, Inc., Imaging and Sensing Technology Corporation (“IST”) and certain of the subsidiaries of IST (collectively, the “Loan Parties”)
               Reference is made to the Note and Equity Purchase Agreement, dated as of May 24, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Loan Parties, the Purchasers party thereto and American Capital Financial Services, Inc., as Agent. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Purchase Agreement.
               The Loan Parties hereby give you notice, irrevocably, pursuant to Section 2.3(b) of the Purchase Agreement, that the undersigned hereby request to borrow such amount pursuant to the Revolving Loans under the Purchase Agreement as set forth on the Borrowing Base Certificate attached hereto as Exhibit A (the “Proposed Borrowing”).
               The date of the Proposed Borrowing is [  ], 200[  ] (the “Funding Date”).
               The undersigned hereby certifies that each of the conditions precedent in Section 4.2 of the Purchase Agreement have been satisfied in all respects.

IST ACQUISITIONS, INC.
By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
Name:
Title:

IST CONAX NUCLEAR, INC.
By:
Name:
Title:

I.S. TECHNOLOGY de PUERTO RICO, INC.
By:
Name:
Title:

IST INSTRUMENTS, INC.
By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP.
By:
Name:
Title:

QUADTEK, INC.
By:
Name:
Title:

EXHIBIT A
BORROWING BASE CERTIFICATE

EXHIBIT A
FORM OF BORROWING BASE CERTIFICATE

To:	American Capital Financial Services, Inc.
c/o American Capital Strategies, Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
	Attn: Compliance Officer	[ ], 200[ ]
Ladies and Gentlemen:
               Reference is made to the Note and Equity Purchase Agreement dated as of May 24, 2004 (as amended or otherwise modified from time to time, the “Purchase Agreement”) among the Loan Parties, American Capital Financial Services, Inc., as Agent, and the Purchasers named therein. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Purchase Agreement.
               The Loan Parties hereby certify and warrant to the Agent that at the close of business on                     ,       (the “Calculation Date”), the Borrowing Base was $                    , computed as set forth on the schedule attached hereto.

               IN WITNESS WHEREOF, each Loan Party has caused this Certificate to be executed and delivered by its respective officer thereunto duly authorized on                     .

IST ACQUISITIONS, INC.
By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:
Name:
Title:

IST CONAX NUCLEAR, INC.
By:
Name:
Title:

I.S. TECHNOLOGY de PUERTO RICO, INC.
By:
Name:
Title:

IST INSTRUMENTS, INC.
By:
Name:
Title:

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP.
By:
Name:
Title:

QUADTEK, INC.
By:
Name:
Title:

SCHEDULE TO BORROWING BASE CERTIFICATE
Dated as of [                                        ]
1.	Gross Receivables $

2.	Less ineligible Receivables
          [Describe type of deduct per definition of “Eligible Receivables” in Section 1.1 of the Purchase Agreement.]

-	$
-	$
-	$
-	$
-	$
-	$
-	$
- Total
$
3.	Eligible Receivables [Item 1 minus Item 2] $

4.	Item 3 times 85% $

5.	Inventory $

6.	Less ineligible Inventory
          [Describe type of deduct per definition of “Eligible Inventory” in Section 1.1 of the Purchase Agreement.]

-	$
-	$
-	$
-	$
-	$
-	$
-	$
- Total
$

7.	Eligible Inventory [Item 5 minus Item 6]

8.	Item 7 times 50% $

9.	Borrowing Base [Item 4 plus Item 8] $

10.	Lesser of Item 9 and the Revolving Loan Commitment $

11.	Revolving Notes Outstanding $

12.	Net Availability [Excess of Item 10 over Item 11] $

22